UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Federated Department Stores, Inc.
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FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street Cincinnati, Ohio 45202
and
151 West 34th Street New York, New York 10001

April 4, 2007

To the Stockholders:

It is my privilege to invite you to attend Federated’s 2007 annual meeting of stockholders. We are holding the annual meeting on Friday, May 18, 2007, at 11:00 a.m., Eastern Daylight Savings Time, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. We are enclosing the official notice of meeting, proxy statement and form of proxy with this letter. The matters listed in the notice of meeting are described in the attached proxy statement.

Your vote is important. Accordingly, we encourage you to read the proxy statement and cast your vote promptly by following the instructions on the enclosed proxy card.

Thank you for your cooperation and support of Federated.

Sincerely,

Terry J. Lundgren
Chairman of the Board, President
and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
PLEASE CAST YOUR VOTE PROMPTLY
BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Federated hereby gives notice that the annual meeting of its stockholders will be held at 11:00 a.m., Eastern Daylight Savings Time, on Friday, May 18, 2007, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The items on the agenda for the annual meeting are:

1.	To elect six members of Federated’s board of directors;

2.	To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 2, 2008;

3.	To approve an amendment to Federated’s Certificate of Incorporation changing Federated’s corporate name to “Macy’s, Inc.”;

4.	To approve Federated’s 1992 Incentive Bonus Plan, as amended;

5.	To approve the issuance of common stock under the Director Deferred Compensation Plan; and

6.	To act upon such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

Each of these matters is more fully described in the attached proxy statement. Stockholders of record at the close of business on March 23, 2007 are entitled to vote at the annual meeting or any postponements or adjournments of the annual meeting.

Dennis J. Broderick
Secretary

April 4, 2007

PLEASE VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOU MAY VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001

PROXY STATEMENT

Federated’s board of directors (the “Board”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of Federated’s stockholders. The annual meeting will be held at 11:00 a.m., Eastern Daylight Savings Time, on Friday, May 18, 2007, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The proxies received will be used at the annual meeting and at any postponement or adjournment of the annual meeting for the purposes set forth in the accompanying notice of meeting. We will begin mailing the proxy statement, the notice of meeting and accompanying proxy on April 12, 2007.

Except where the context requires otherwise, the term “Federated” includes Federated Department Stores, Inc. and its subsidiaries. All share and per share amounts in this proxy statement are adjusted to reflect a two-for-one stock split effected as a stock dividend on June 9, 2006.

GENERAL

The record date for the annual meeting is March 23, 2007. If you are a holder of record of shares of Federated’s common stock at the close of business on the record date you are entitled to vote those shares at the annual meeting. You are entitled to one vote for each share of common stock you own on each of the matters listed in the notice of meeting. As of the record date, 459,620,329 shares of common stock were outstanding. This number excludes shares held in the treasury of Federated.

The Board has adopted a policy under which all voting materials that identify the votes of specific stockholders will be kept confidential and will not be disclosed to Federated’s officers, directors or employees or to third parties except as described below. Voting materials may be disclosed in any of the following circumstances:

•	if required by applicable law;

•	to persons engaged in the receipt, counting, tabulation or solicitation of proxies who have agreed to maintain stockholder confidentiality as provided in the policy;

•	in those instances in which stockholders write comments on their proxy cards or otherwise consent to the disclosure of their vote to Federated’s management;

•	in the event of a proxy contest or a solicitation of proxies in opposition to the voting recommendations of the Board;

•	in respect of a stockholder proposal that Federated’s Nominating and Corporate Governance Committee of the Board, referred to as the NCG Committee, after having allowed the proponent of the proposal an opportunity to present its views, determines is not in the best interests of Federated and its stockholders; and

•	in the event that representatives of Federated determine in good faith that a bona fide dispute exists as to the authenticity or tabulation of voting materials.

The policy described above will apply to the annual meeting.

A quorum of stockholders is necessary to hold a valid annual meeting. The holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting for the transaction of business at the meeting. Federated will treat all shares of Federated common stock represented at the meeting, including abstentions and “broker non-votes,” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Federated will treat abstentions and broker non-votes as shares not voted for purposes of determining whether the requisite vote on a matter has been obtained. In order to obtain approval of any matter, the affirmative vote of the holders of a majority (or, in the case of the election of any nominee as a director, a plurality) of the shares of common stock represented at the annual meeting and actually voted is required. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on any such matter. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which the beneficial owner of such shares has not instructed the broker, bank or nominee on how to vote on a particular proposal, and with respect to which the broker, bank or nominee does not have discretionary voting power on such proposal.

All shares of common stock represented at the annual meeting by proxies properly submitted prior to or at the annual meeting will be voted at the annual meeting in accordance with the instructions on the proxies, unless such proxies previously have been revoked. If no instructions are indicated, such shares will be voted:

•	FOR the director nominees identified below;

•	FOR the ratification of the appointment of Federated’s independent registered public accounting firm;

•	FOR the approval of an amendment to Federated’s Certificate of Incorporation changing Federated’s corporate name to “Macy’s, Inc.”;

•	FOR the approval of Federated’s 1992 Incentive Bonus Plan, as amended; and

•	FOR the approval of the issuance of common stock under the Director Deferred Compensation Plan.

You may vote in person at the annual meeting or by proxy. Federated recommends that you vote by proxy even if you plan to attend the annual meeting. You have three options for voting by proxy:

•	Internet: You can vote over the Internet at the Web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote over the Internet, you should not return your proxy card.

•	Telephone: You can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. When you vote by telephone, you should not return your proxy card.

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. The Internet and telephone proxy procedures are designed to authenticate your identity, to allow you to give your proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed over the Internet or by telephone through such a program must be received by 5:00 p.m., Eastern Daylight Savings Time, on Thursday, May 17, 2007. Requesting a proxy prior to the deadline described above will automatically cancel any voting directions you have previously given over the Internet or by telephone with respect to your shares. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the annual meeting; however, you must first obtain a signed and properly executed proxy from your bank, broker or other nominee to vote your shares held in street name at the annual meeting.

If you participate in Federated’s Profit Sharing 401(k) Investment Plan or The May Department Stores Company’s (“May”) Profit Sharing Plan, you will receive a voting instruction card for the Federated common stock allocated to your account in the applicable plan. You may instruct the plan trustee on how to vote your proportional interest in any Federated shares held by the plan by signing, dating and mailing the enclosed voting instruction card, or by submitting your voting instructions by telephone or over the Internet. The applicable plan trustee will vote your proportional interest in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee for the applicable plan, subject to its fiduciary obligations under

ERISA, will vote your proportional interest in the same proportion as it votes the proportional interests for which it receives instructions from other plan participants. Under the terms of the two plans, the trustees must receive voting instructions from plan participants by 5:00 p.m., Eastern Daylight Savings Time, on Wednesday, May 16, 2007.

You may revoke your proxy at any time by:

•	submitting evidence of your revocation to the Corporate Secretary of Federated;

•	voting again over the Internet or by telephone;

•	signing another proxy card bearing a later date and mailing it so that it is received prior to the annual meeting; or

•	voting in person at the annual meeting, although attendance at the annual meeting will not, in itself, revoke a proxy.

STOCK OWNERSHIP

Certain Beneficial Owners.  The following table sets forth information as to the beneficial ownership of each person known to Federated to own more than 5% of Federated’s outstanding common stock as of December 31, 2006.

	Most Recent	Number of	Percent of
Name and Address	Schedule 13G	Shares	Class

FMR Corp. (“FMR”) 82 Devonshire Street Boston, MA 02109	February 14, 2007	29,300,976	5.6%

According to the FMR Schedule 13G, (a) 24,266,645 of the 29,300,976 shares beneficially owned by FMR (approximately 4.6% of the total number of shares of common stock outstanding) were beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR (“FMRC”), as a result of acting as investment advisor to various investment companies, (b) 14,500 of such shares (approximately 0.003% of the total number of shares of common stock outstanding) were beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR (“FMTC”), as a result of its serving as investment manager of institutional account(s), (c) 3,439,788 of such shares (approximately 0.7% of the total number of shares outstanding) were beneficially owned by Fidelity International Limited (“FIL”), (d) 2,928 of such shares were beneficially owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, (e) 212,500 of such shares (approximately 0.04% of the total number of shares outstanding) were beneficially owned by Pyramis Global Advisor, LLC, an indirect wholly-owned subsidiary of FMR (“PGALLC”), and (f) 1,364,615 of such shares (approximately 0.3% of the total number of shares outstanding) were beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR (“PGATC”). According to the FMR Schedule 13G:

•	Each of Edward C. Johnson 3d, Chairman of FMR and FMR, through its control of FMRC, has sole power to dispose of 24,266,645 shares described in clause (a) above. Neither Edward C. Johnson 3d nor FMR has sole voting power over such shares owned directly by the Fidelity Funds. The Fidelity Funds’ Boards of Trustees has the power to vote such shares.

•	Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole power to dispose of and vote the 14,500 shares described in clause (b) above.

•	FIL has sole power to dispose of the 3,439,788 shares described in clause (c) above, sole power to vote 3,128,968 of such shares and no power to vote 310,820 of such shares.

•	A partnership controlled predominantly by family members of Edward C. Johnson 3d or trusts for their benefit owns shares of FIL voting stock with the right to cast approximately 47% of the total votes that may be cast by all holders of FIL voting stock.

•	Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole power to dispose of and vote the 212,500 shares described in clause (e) above.

•	Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole power to dispose of the 1,364,615 shares described in clause (f) above and sole power to vote 1,350,015 of such shares.

According to the FMR Schedule 13G, Edward C. Johnson 3d and various Johnson family members are the predominant owners of the Series B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. According to the FMR Schedule 13G, through their ownership of FMR’s voting common stock and related agreements, members of the Johnson family may be deemed to form a controlling group with respect to FMR.

Stock Ownership of Directors and Executive Officers.  The following table sets forth the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission, referred to as the SEC), as of March 23, 2007 by each Federated director who is not an employee of Federated, referred to as a Non-Employee Director, by each executive named on the 2006 Summary Compensation Table, referred to as a Named Executive, and by Federated’s directors and executive officers as a group. The business address of each of the individuals named in the table is 7 West Seventh Street, Cincinnati, Ohio 45202.

	Number of Shares		Percent of
Name	(1)	(2)	Class

Meyer Feldberg	76,853	63,500	less than 1%
Sara Levinson	70,122	67,000	less than 1%
Joseph Neubauer	103,540	63,500	less than 1%
Joseph A. Pichler	71,300	63,500	less than 1%
Joyce M. Roché	4,492	2,500	less than 1%
William P. Stiritz(3)	570,174	2,918	less than 1%
Karl M. von der Heyden	80,900	63,500	less than 1%
Craig E. Weatherup	69,500	63,500	less than 1%
Marna C. Whittington	86,266	63,500	less than 1%
Terry J. Lundgren	2,638,210	2,432,564	less than 1%
Karen M. Hoguet	587,394	493,982	less than 1%
Thomas G. Cody	615,222	559,714	less than 1%
Thomas L. Cole	628,439	540,424	less than 1%
Janet E. Grove	612,057	560,342	less than 1%
Susan D. Kronick	624,369	539,726	less than 1%
Ronald W. Tysoe	594,696	593,750	less than 1%
All directors and executive officers as a group (17 persons)(4)	6,951,703	5,685,974	1.5%

(1)	Aggregate number of shares of common stock currently held or which may be acquired within 60 days after March 23, 2007 through the exercise of options granted under Federated’s 1995 Executive Equity Incentive Plan, referred to as the 1995 Equity Plan. Includes shares pledged as security in brokerage firm customary margin accounts, as follows: Stiritz, 407,256 shares; Whittington, 7,954 shares.

(2)	Number of shares of common stock which may be acquired within 60 days after March 23, 2007 through the exercise of options granted under the 1995 Equity Plan.

(3)	Includes 100,000 shares held by Mr. Stiritz’ spouse and 60,000 shares held by his son.

(4)	Mr. Tysoe ceased to be an executive officer in October 2006 when he resigned from his position as Vice Chair of Federated. Consequently, his holdings are not included.

Securities Authorized for Issuance Under Equity Compensation Plans.  The following table presents certain aggregate information, as of February 3, 2007, with respect to the 1995 Equity Plan and Federated’s 1994 Stock Incentive Plan, referred to as the 1994 Stock Plan (included on the line captioned “Equity compensation plans approved by security holders”).

			Number of securities
	Number of securities	Weighted-average	remaining available for
	to be issued upon	exercise price of	future issuance under
	exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities
	warrants and rights	and rights ($)	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	40,644,498	$26.99	27,420,704
Equity compensation plans not approved by security holders	0	0	0
Total	40,644,498	$26.99	27,420,704

The foregoing table does not reflect shares of restricted stock previously issued under the 1995 Equity Plan or the 1994 Stock Plan. As of February 3, 2007:

•	387,000 shares of restricted stock were outstanding and subject to possible forfeiture, and

•	3,808,000 shares of common stock were available for future issuance as restricted stock or restricted stock units under the 1995 Equity Plan and the 1994 Stock Plan.

The shares remaining available for future issuance as restricted stock or restricted stock units are included in the totals reflected in column (c). Under the 1995 Equity Plan and the 1994 Stock Plan, if these shares are not issued as restricted stock they may be made subject to grants of stock options.

The foregoing table does not reflect stock credits issued under Federated’s Executive Deferred Compensation Plan, the Director Deferred Compensation Plan, and the Associated Dry Goods Corporation Executives Deferred Compensation Plan (assumed by Federated in connection with its acquisition of May), which plans have not been approved by Federated’s stockholders. Pursuant to the Executive Deferred Compensation Plan, eligible executives may elect to receive a portion of their cash compensation in the form of stock credits. For a discussion of stock credits issued to Non-Employee Directors under the Director Deferred Compensation Plan, see “Further Information Concerning the Board of Directors — Director Compensation” and “Item 5. Approval of the Issuance of Common Stock Under the Director Deferred Compensation Plan.” Pursuant to the Associated Dry Goods Corporation Executives Deferred Compensation Plan, participants elected to receive a portion of their cash compensation in the form of stock credits.

Under the plans described in the immediately preceding paragraph, entitlements due to participants are expressed as dollar amounts and then converted to stock credits in amounts equal to the number of shares of common stock that could be purchased by the applicable plan at current market prices with the cash that otherwise would have been payable to the participant. Under the Executive Deferred Compensation Plan and the Associated Dry Goods Corporation Executives Deferred Compensation Plan, each stock credit, other than a stock credit payable in cash, entitles the holder to received one share of common stock upon the termination of the holder’s employment or service with Federated. Payments include dividend equivalents on the stock credits equal to any dividends paid to stockholders on shares of common stock. No specific numbers of shares are authorized for issuance under these plans.

ITEM 1. ELECTION OF DIRECTORS

Federated’s current Certificate of Incorporation and By-Laws provide that:

•	beginning at the 2006 annual meeting, as current terms expire, directors will be elected at each annual meeting of Federated stockholders for a one-year term;

•	directors elected prior to the 2006 annual meeting will continue to serve for their current terms; and

•	by 2008, all directors will be elected annually and would serve one-year terms.

In accordance with the recommendation of the NCG Committee, the Board has nominated Sara Levinson, Joseph Neubauer, Joseph Pichler, Joyce M. Roché, Karl von der Heyden and Craig E. Weatherup, each of whom is currently a member of the Board, for election as directors. If elected, such nominees will serve for a one-year term to expire at Federated’s annual meeting of stockholders in 2008 or until their successors are duly elected and qualified. Information regarding these nominees, as well as the other persons who are expected to serve on the Board following the annual meeting, is set forth below. Ages are as of March 23, 2007. William P. Stiritz has reached Federated’s mandatory retirement age for directors and is retiring effective as of the date of the annual meeting.

Each nominee has consented to being nominated and agreed to serve if elected. If any nominee becomes unavailable to serve as a director before the annual meeting, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote your shares for the substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.

The Board recommends that you vote FOR the election of the nominees named above, and your proxy will be so voted unless you specify otherwise.

Nominees for Election as Directors — Terms Expire at the 2008 Annual Meeting

Sara Levinson

Ms. Levinson, age 56, has been the Non-Executive Chairman of ClubMom, Inc. since October 2002 and was President of the Women’s Group of Rodale, Inc. from October 2002 until June 2005. Prior to October 2000, she was President of NFL Properties, Inc. since September 1994. Ms. Levinson is also a member of the board of directors of Harley Davidson, Inc. and KickApps Corporation. Ms. Levinson has been a director since May 1997.

Joseph Neubauer

Mr. Neubauer, age 65, has been Chairman and Chief Executive Officer of ARAMARK Holdings Corporation since January 2007. From September 2004 to January 2007, Mr. Neubauer served as Chairman and Chief Executive Officer of ARAMARK Corporation. From January 2004 to September 2004 he served as Executive Chairman of ARAMARK Corporation. Prior to that, he was Chief Executive Officer of ARAMARK Corporation from 1983 until December 2003 and Chairman from 1984 until December 2003. He is also a member of the boards of directors of ARAMARK Corporation, Verizon Communications, Inc. and Wachovia Corporation. Mr. Neubauer has been a director since September 1992.

Joseph A. Pichler

Mr. Pichler, age 67, was Chairman of The Kroger Co. from June 2003 until June 2004 and was Chairman and Chief Executive Officer of The Kroger Co. from September 1990 until June 2003. Mr. Pichler has been a director since December 1997.

Joyce M. Roché

Ms. Roché, age 60, is the President and Chief Executive Officer of Girls Incorporated, a national non-profit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roché was an independent marketing consultant from 1998 to August 2000. She served as President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions with Carson, Inc., Revlon, Inc. and Avon, Inc. Ms. Roché is also a member of the boards of directors of Anheuser-Busch Companies, Inc., AT&T, Inc. and Tupperware Corporation. Ms. Roché has been a director since February 2006.

Karl M. von der Heyden

Mr. von der Heyden, age 70, was Vice Chairman of the Board of Directors of PepsiCo, Inc. from September 1996 to January 2001. He is also a member of the board of directors of the New York Stock Exchange Group and Dreamworks Animation SKG, Inc. Mr. von der Heyden has been a director since February 1992.

Craig E. Weatherup

Mr. Weatherup, age 61, was Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. from November 1998 until January 2003. Mr. Weatherup is also a member of the board of directors of Starbucks Corporation. Mr. Weatherup has been a director since August 1996.

Continuing Directors — Terms Expire at the 2008 Annual Meeting

Meyer Feldberg

Professor Feldberg, age 65, has been Dean Emeritus and Sanford Bernstein Professor of Leadership and Ethics at Columbia Business School at Columbia University since June 2004. Prior to that time, he served as the Dean of the Columbia Business School at Columbia University from 1989 to June 2004. He is currently on leave of absence from Columbia University and is serving as a Senior Advisor at Morgan Stanley. He is also a member of the boards of directors of Revlon, Inc., Primedia, Inc., UBS Global Asset Management and SAPPI Limited. Professor Feldberg has been a director since May 1992.

Terry J. Lundgren

Mr. Lundgren, age 55, has been Chairman of Federated since January 15, 2004 and President and Chief Executive Officer of Federated since February 26, 2003. Prior to that time, he served as the President/Chief Operating Officer and Chief Merchandising Officer of Federated since April 15, 2002. From May 1997 until April 15, 2002, he was President and Chief Merchandising Officer of Federated. Mr. Lundgren has been a director since May 1997.

Marna C. Whittington

Dr. Whittington, age 59, has been President of Nicholas Applegate Capital Management since 2001 and Chief Operating Officer of Allianz Global Investors, the parent of Nicholas Applegate Capital Management, since 2002. Dr. Whittington is also a member of the board of directors of Rohm & Haas Company. Dr. Whittington has been a director since June 1993.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Attendance at Meetings

The Board held eight meetings during the fiscal year ended February 3, 2007, referred to as fiscal 2006. During fiscal 2006, no director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and Board Committees on which such director served.

Director Attendance at Annual Meetings

As a matter of policy, Federated expects its directors to make reasonable efforts to attend Federated’s annual meetings of stockholders. Nine of Federated’s directors attended its most recent annual meeting of stockholders.

Communications with the Board

You may communicate with the full Board, the Audit Committee, the Non-Employee Directors, or any individual director by communicating through Federated’s Internet website at www.fds.com/ir/corpgov or by mailing such communications to 7 West Seventh Street, Cincinnati, Ohio 45202, Attn: General Counsel. Such communications should indicate to whom they are addressed. We will refer any communications we receive that relate to accounting, internal accounting controls or auditing matters to members of the Audit Committee unless the communication is otherwise addressed. You may communicate anonymously and/or confidentially if you desire. Federated’s Office of the General Counsel will collect all communications and forward them to the appropriate director(s).

Director Independence

Federated’s Corporate Governance Principles require that a majority of the Board consist of directors who the Board has determined do not have any material relationship with Federated and are independent. The Board has adopted standards for director independence to assist the Board in determining if a director is independent. These standards are disclosed on Federated’s website at www.fds.com/ir/corpgov.

The Board has determined that each Non-Employee Director qualifies as independent under New York Stock Exchange (“NYSE”) rules and satisfies Federated’s standards for director independence. To assist the

Board in making that determination, the NCG Committee reviewed, among other things, each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the company.

During fiscal 2006, the NCG Committee specifically reviewed whether Mr. Neubauer’s service on the board of directors of Verizon Communications, Inc. impacted his independence since Federated purchases telecommunications network management services from Verizon. The committee focused on two of the independence standards:

•	whether the director or an immediate family member is affiliated with or employed in a professional capacity including as an executive officer, partner or principal, by any corporation or other entity that is or was a paid advisor, consultant or provider of professional services to, or a substantial supplier of, Federated; and

•	whether the director is an employee or executive officer, or any immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Federated for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues.

The NCG Committee determined that Mr. Neubauer’s service on the Verizon board did not result in a failure to meet either standard because serving as a director of Verizon does not make him affiliated with Verizon in a “professional capacity” and he is not an employee or executive officer of Verizon. The committee then recommended that the Board determine that Mr. Neubauer qualified as independent.

Non-Employee Directors’ Meetings

The Non-Employee Directors meet in executive session without management either before or after all regularly scheduled Board meetings. The chairpersons of the Board Committees preside at such sessions by rotation. Non-Employee Directors who are not independent under the NYSE listing standards may participate in these executive sessions, but the Board would then hold at least one executive session each year exclusively for Non-Employee Directors who are independent under the NYSE listing standards.

Committees of the Board

The following standing committees of the Board were in existence throughout fiscal 2006: the Audit Committee, the Compensation and Management Development Committee, referred to as the CMD Committee, the Finance Committee and the NCG Committee. The table below provides the current members of each Board committee and meeting information for fiscal 2006:

Name	Audit		CMD		Finance		NCG

Meyer Feldberg			X	**			X
Sara Levinson			X				X
Terry J. Lundgren
Joseph Neubauer	X	**	X				X	**
Joseph A. Pichler			X				X	*
Joyce M. Roché	X						X
William P. Stiritz	X				X
Karl M. von der Heyden			X		X	*
Craig E. Weatherup			X	*			X
Marna C. Whittington	X	*			X	**
2006 Meetings	5		8		8		5

*	Chair

**	Vice Chair

Audit Committee.  The Audit Committee was established in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the NYSE. Its charter is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the Audit Committee charter, the Board has determined that all members of the Audit Committee are independent under Federated’s standards for director independence and that Dr. Whittington qualifies as a “financial expert” because of her business experience, understanding of generally accepted accounting principals and financial statements, and educational background. In addition, the Board has determined that other members of the Audit Committee also qualify as “financial experts.”

The responsibilities of the Audit Committee include:

•	reviewing the professional services provided by Federated’s independent registered public accounting firm and the independence of such firm;

•	reviewing the scope of the audit by Federated’s independent registered public accounting firm;

•	reviewing any proposed non-audit services by Federated’s independent registered public accounting firm to determine if the provision of such services is compatible with the maintenance of their independence, and approval of same;

•	reviewing Federated’s annual financial statements, systems of internal accounting controls, material legal developments relating thereto, and legal compliance policies and procedures;

•	reviewing matters with respect to the legal, accounting, auditing and financial reporting practices and procedures of Federated as it may find appropriate or as may be brought to its attention, including Federated’s compliance with applicable laws and regulations;

•	reviewing with members of Federated’s internal audit staff the internal audit department’s staffing, responsibilities and performance, including its audit plans, audit results and actions taken with respect to those results; and

•	establishing procedures for the Audit Committee to receive, review and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as confidential, anonymous submissions by employees of concerns related to questionable accounting or auditing matters.

See “Report of the Audit Committee” for further information regarding the Audit Committee’s review.

Compensation and Management Development Committee.  The charter for the CMD Committee is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the CMD Committee charter, all current members of the CMD Committee are independent under Federated’s standards for director independence.

The responsibilities of the CMD Committee include:

•	reviewing the salaries of the chief executive officer and other executive officers of Federated and, either as a Committee or together with the independent directors (as directed by the Board), set compensation levels for these executives;

•	administering the bonus, incentive and stock option plans of Federated, including (i) establishing any annual or long-term performance goals and objectives and maximum annual or long-term incentive awards for the chief executive officer and the other executives, (ii) determining whether and the extent to which annual and/or long-term performance goals and objectives have been achieved, and (iii) determining related annual and/or long-term incentive awards for the chief executive officer and the other executives;

•	reviewing and approving the benefits of the chief executive officer and the other executive officers of Federated;

•	reviewing and approving any proposed employment agreement with, and any proposed severance, termination or retention plans, agreements or payments applicable to, any executive officer of Federated;

•	advising and consulting with Federated’s management regarding pension, benefit and compensation plans, policies and practices of Federated;

•	establishing chief executive officer and key executive succession plans, including plans in the event of an emergency, resignation or retirement; and

•	reviewing and monitoring executive development strategies and practices for senior level positions and executives to assure development of a pool of management and executive personnel for adequate and orderly management succession.

See “Report of the Compensation Committee” for further information regarding the CMD Committee’s responsibilities.

Finance Committee.  The charter for the Finance Committee is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the Finance Committee charter, a majority of the members of the Finance Committee are independent under Federated’s standards for director independence.

The responsibilities of the Finance Committee include:

•	reviewing capital projects and other financial commitments and approving such projects and commitments above $15 million and below $25 million, reviewing and tracking the actual progress of approved capital projects against planned projections and reporting to the Board on all such projects and commitments of $25 million and above;

•	reporting to the Board on potential transactions affecting Federated’s capital structure, such as financings, refinancings and the issuance, redemption or repurchase of Federated’s debt or equity securities;

•	reporting to the Board on potential changes in Federated’s financial policy or structure which could have a material financial impact on Federated;

•	reviewing the financial considerations relating to acquisitions and dispositions of businesses and operations involving projected costs or income above $15 million and below $25 million and approving all such transactions, and reporting to the Board on all such transactions involving projected costs or income of $25 million and above; and

•	reviewing the management and performance of the assets of Federated’s retirement plans.

Nominating and Corporate Governance Committee.  The charter for the NCG Committee is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the NCG Committee charter, all current members of the NCG Committee are independent under Federated’s standards for director independence.

The responsibilities of the NCG Committee include:

•	identifying and screening candidates for future Board membership;

•	proposing candidates to the Board to fill vacancies as they occur, and proposing nominees to the Board for election by the stockholders at annual meetings;

•	reviewing Federated’s Corporate Governance Principles and recommending to the Board any modifications that the NCG Committee deems appropriate;

•	overseeing the evaluation of and reporting to the Board on the performance and effectiveness of the Board and its committees and other issues of corporate governance, and recommending to the Board any changes concerning the composition, size, structure and activities of the Board and the committees of the Board as the NCG Committee deems appropriate based on its evaluations;

•	reviewing and reporting to the Board with respect to director compensation and benefits and make recommendations to the Board as the NCG Committee deems appropriate; and

•	considering possible conflicts of interest of Board members and management and making recommendations to prevent, minimize, or eliminate such conflicts of interest.

The NCG Committee reviews the director compensation program periodically. To help it perform its responsibilities, the NCG Committee makes use of company resources, including members of senior management in Federated’s human resources and legal departments. In addition, the NCG Committee engages the services of Mercer Human Resources Consulting as an independent outside compensation consultant to assist the NCG Committee in assessing the competitiveness and overall appropriateness of Federated’s director compensation program.

Identification and Selection of Nominees for the Board

Federated’s By-laws provide that director nominations may be made by or at the direction of the Board. The NCG Committee is charged with identifying individuals qualified to become Board members and recommending such individuals to the Board for its consideration. The NCG Committee is authorized, among other means of identifying potential candidates, to employ third-party search firms. In evaluating potential candidates, the NCG Committee considers, among other things, the following:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge of the communities in which Federated does business and Federated’s industry or other industries relevant to Federated’s business;

•	relevant experience and background that would benefit Federated;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Federated; and

•	diversity of viewpoints, background, experience and demographics.

The NCG Committee also takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE listing standards and Federated’s standards for director independence, together with any special criteria applicable to service on various standing committees of the Board. The full Board (a) considers candidates that the NCG Committee recommends, (b) considers the optimum size of the Board, (c) determines how to address any vacancies on the Board, and (d) determines the composition of all Board committees.

The NCG Committee will consider candidates for nomination recommended by stockholders of Federated and will evaluate such candidates using the same criteria discussed above that it uses to evaluate director candidates identified by the NCG Committee. Stockholders who wish to recommend a candidate for a director nomination should write to the Nominating and Corporate Governance Committee, c/o Dennis J. Broderick, Secretary, Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202. The recommendation should include the full name and address of the proposed candidate, a description of the proposed candidate’s qualifications and other relevant biographical information.

Director Nominations by Stockholders

Federated’s By-Laws also provide that director nominations may be made by the company’s stockholders. The By-Laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of Federated not less than 60 days prior to the meeting of stockholders. However, in the event that the date of the meeting is not publicly announced by Federated by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Federated not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things:

•	that the notice by the stockholder set forth certain information concerning such stockholder and the stockholder’s nominees, including their names and addresses;

•	a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of Federated’s stock owned or beneficially owned by such stockholder;

•	a description of all arrangements or understandings between the stockholder and each nominee;

•	such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and

•	the consent of each nominee to serve as a director of Federated if so elected.

The chairman of the Board may refuse to acknowledge the nomination of any person not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to bring any other business before an annual meeting of the stockholders. See “Submission of Future Stockholder Proposals.”

Corporate Governance Principles and Code of Business Conduct and Ethics

The Corporate Governance Principles and the Code of Business Conduct and Ethics approved by the Board for adoption by Federated are disclosed on Federated’s website at www.fds.com/ir/corpgov.

Director Compensation

Non-Employee Directors receive the following compensation:

Type of Compensation	Amount of Compensation

Board Retainer	$60,000 annually
Board or Board Committee Meeting Fee	$2,000 for each meeting attended and for each review session with one or more members of management
Committee Chairperson Retainer	$10,000 annually
Equity Grant	up to 10,000 stock options annually

Each Non-Employee Director, his or her spouse and eligible dependents also receive executive discounts on merchandise purchased at Federated stores. This benefit remains available to them following retirement from the Board. As described below, the retirement plan for Non-Employee Directors was terminated in 1997.

The following table reflects the compensation information for each Non-Employee Director for fiscal 2006. Mr. Lundgren does not receive separate compensation for his service as a Director; his compensation is reflected in the 2006 Summary Compensation Table in the section titled “Compensation of the Named Executives for 2006.”

2006 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE

				Change in Pension
				Value and
				Non-Qualified
	Fees Earned			Deferred	All Other
	or Paid in	Stock Awards	Option Awards	Compensation	Compensation (5)
Name	Cash (1)($)	(1)(3)($)	(2)(3)($)	Earnings (4)($)	($)	Total($)

Meyer Feldberg	51,000	189,183	102,438	6,666	20,575	369,862
Sara Levinson	48,000	181,746	102,438	0	27,246	359,430
Joseph Neubauer	57,000	220,782	330,780	6,920	15,866	631,348
Joseph A. Pichler	56,000	197,023	135,700	0	7,640	396,363
Joyce M. Roché	44,500	56,054	22,617	0	0	123,171
William P. Stiritz	52,000	75,883	135,700	0	105	263,688
Karl M. von der Heyden	58,000	238,411	135,700	10,918	12,734	455,763
Craig E. Weatherup	56,000	187,982	102,438	1,227	28,520	376,167
Marna C. Whittington	57,000	232,856	102,438	3,494	24,091	419,879

(1)	Under Federated’s Director Deferred Compensation Plan, 50% of the annual Board retainer (including the retainer payable to a committee chair) and 50% of the meeting fees payable to Non-Employee Directors (the “Mandatory Stock Compensation”) are paid in credits representing the right to receive shares of common stock (“Mandatory Stock Credits”), with the balance (“Elective Compensation”) paid in cash or deferred under the Director Deferred Compensation Plan. See “Item 5. Approval of the Issuance of Common Stock Under the Director Deferred Compensation Plan.” If a Non-Employee Director elects to defer all or a portion of the Elective Compensation into either stock credits or cash credits under the Director Deferred Compensation Plan, those amounts are not paid to him or her until service on the Board ends. Mandatory Stock Credits and stock credits relating to Elective Compensation that is deferred as stock credits are calculated monthly. Shares of Federated common stock associated with such stock credits are transferred quarterly to a rabbi trust for the benefit of the participating Non-Employee Director. Dividend equivalents on the amounts deferred as stock credits are “reinvested” in additional stock credits. Elective Compensation deferred as cash credits earn interest each year at a rate equal to the yield (percent per annum) on 30-Year Treasury Bonds as of December 31 of the prior plan year. Seven of the Non-Employee Directors elected to defer all or a portion of the Elective Compensation payable to them during fiscal 2006, as follows:

	Elective	Deferred
	Compensation	as Cash	Deferred as Stock
Name	Deferred($)	Credits($)	Credits(#)

Levinson	48,000	48,000
Neubauer	57,000		1,498
Pichler	56,000	56,000
Roché	33,375		894
Stiritz	52,000		1,368
Weatherup	56,000		1,474
Whittington	57,000		1,502

The amounts in the “Stock Awards” column reflect the variable accounting treatment and dollar amounts recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)”) for fiscal 2006 for Mandatory Stock Credits issued in fiscal 2006 and prior years. Non-Employee Directors received the following Mandatory Stock Credits with respect to the Mandatory Stock Compensation payable to them in fiscal 2006:

			2006 Additional
	Mandatory Stock	Mandatory Stock	Expense Relating to
Name	Credits(#)	Compensation($)	Variable Accounting($)	Total($)

Feldberg	1,345	51,000	138,183	189,183
Levinson	1,272	48,000	133,746	181,746
Neubauer	1,499	57,000	163,782	220,782
Pichler	1,480	56,000	141,023	197,023
Roché	1,144	44,500	11,554	56,054
Stiritz	1,368	52,000	23,883	75,883
von der Heyden	1,529	58,000	180,411	238,411
Weatherup	1,475	56,000	131,982	187,982
Whittington	1,502	57,000	175,856	232,856

(2)	The grant date fair value of the stock options granted to Non-Employee Directors in fiscal 2006 was $135,700. The amounts in the “Option Awards” column do not reflect compensation actually received by the Non-Employee Directors. The amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for fiscal 2006 for stock options issued pursuant to the 1995 Equity Plan. The table below shows that the amount recognized includes awards granted in fiscal 2006 and in as many as four prior years. Since Mr. Pichler, Mr. Stiritz and Mr. von der Heyden are over age 65, only the full grant date fair market value of their 2006 stock option awards were expensed in fiscal 2006. The fair value of their stock option awards prior to fiscal 2006 have already been fully expensed. Mr. Neubauer turned age 65 during fiscal 2006, so the full grant date fair market value of his 2006 stock option award was expensed in fiscal 2006. In addition, the fair value of the portions of his stock option awards prior to fiscal 2006 that had not yet been fully expensed were expensed in 2006. Assumptions and terms used in the calculation of the amounts expensed for fiscal 2006 are included in footnote 15 to Federated’s audited financial statements for fiscal 2006 included in Federated’s Annual Report on Form 10-K filed with the SEC on April 4, 2007 (the “2006 10-K”), in footnote 15 to Federated’s audited financial statements for the fiscal year ended January 28, 2006 included in Federated’s Annual Report on Form 10-K filed with the SEC on April 13, 2006, as amended (the “2005 10-K”) and in footnote 12 to Federated’s audited financial statements for the fiscal year ended January 29, 2005 included in Federated’s Annual Report on Form 10-K filed with the SEC on March 28, 2005 (the “2004 10-K”).

	2006 Grants			2005 Grants			2004 Grants
			2006			2006			2006
	Options	FMV	Expense	Options	FMV	Expense	Options	FMV	Expense
Name	(#)	($)	($)	(#)	($)	($)	(#)	($)	($)

Over Age 65 in Fiscal 2006:
Pichler	10,000	13.57	135,700	10,000	13.12	0	10,000	9.30	0
Stiritz	10,000	13.57	135,700	1,666	11.08	0
von der Heyden	10,000	13.57	135,700	10,000	13.12	0	10,000	9.30	0
Turned Age 65 During Fiscal 2006:
Neubauer	10,000	13.57	135,700	10,000	13.12	112,067	10,000	9.30	54,250
Under Age 65 during Fiscal 2006:
Feldberg	10,000	13.57	22,617	10,000	13.12	32,800	10,000	9.30	23,250
Levinson	10,000	13.57	22,617	10,000	13.12	32,800	10,000	9.30	23,250
Roché	10,000	13.57	22,617
Weatherup	10,000	13.57	22,617	10,000	13.12	32,800	10,000	9.30	23,250
Whittington	10,000	13.57	22,617	10,000	13.12	32,800	10,000	9.30	23,250

	2003 Grants			2002 Grants
			2006			2006
	Options	FMV	Expense	Options	FMV	Expense
Name	(#)	($)	($)	(#)	($)	($)

Over Age 65 in Fiscal 2006:
Pichler	10,000	5.99	0	10,000	10.56	0
Stiritz
von der Heyden	10,000	5.99	0	10,000	10.56	0
Turned Age 65 During Fiscal 2006:
Neubauer	10,000	5.99	19,967	10,000	10.56	8,796
Under Age 65 During Fiscal 2006:
Feldberg	10,000	5.99	14,975	10,000	10.56	8,796
Levinson	10,000	5.99	14,975	10,000	10.56	8,796
Roché
Weatherup	10,000	5.99	14,975	10,000	10.56	8,796
Whittington	10,000	5.99	14,975	10,000	10.56	8,796

(3)	The Non-Employee Directors held the following stock options and stock credits as of the end of fiscal 2006 (values are based on a closing price at fiscal year-end of $41.88):

	Stock Options		Stock Credits
	Number of Securities Underlying
	Unexercised Options		Number of Stock	Market Value of
	(#)		Credits	Stock Credits
Name	Exercisable	Unexercisable	(#)	($)

Feldberg	56,000	25,000	4,787	200,480
Levinson	63,000	25,000	15,229	637,791
Neubauer	63,000	25,000	56,483	2,365,508
Pichler	56,000	25,000	13,371	559,977
Roché	0	10,000	1,926	80,661
Stiritz	418	11,248	3,279	137,325
von der Heyden	56,000	25,000	43,942	1,840,291
Weatherup	63,000	25,000	30,891	1,293,715
Whittington	63,000	25,000	21,665	907,330

(4)	The present value of benefits under the Non-Employee Director retirement plan for each individual was determined as a deferred temporary life annuity based on years of Board service prior to May 16, 1997. The present value basis includes a discount rate of 5.85% and mortality rates under the RP2000CH table projected to January 1, 2006 using scale AA. The calculations assume that the annual retainer remains at $60,000 and a retirement at age 72, the mandatory retirement age for Directors.

(5)	“All Other Compensation” includes the items shown below. Merchandise discounts are credited to the Directors’ charge accounts. Gross-up on taxes on the merchandise discount and spousal travel are paid in cash after the end of the year, so the amounts shown reflect the gross up on the prior fiscal year amounts.

	Merchandise		Spousal
	Discount	Gross-Up	Travel
Name	($)	($)	($)

Feldberg	13,475	7,099	0
Levinson	17,137	10,109	0
Neubauer	9,925	5,941	0
Pichler	2,814	1,263	3,563
Roché	0	0	0
Stiritz	0	105	0
von der Heyden	6,654	3,471	2,609
Weatherup	14,423	14,097	0
Whittington	16,583	6,204	1,304

Director Retirement Plan

Federated’s retirement plan for Non-Employee Directors was terminated on a prospective basis effective May 16, 1997 (the “Plan Termination Date”). As a result of such termination, persons who first become Non-Employee Directors after the Plan Termination Date will not be entitled to receive any benefit from the plan. Persons who were Non-Employee Directors as of the Plan Termination Date will be entitled to receive retirement benefits accrued as of the Plan Termination Date. Subject to an overall limit in an amount equal to the aggregate retirement benefit accrued as of the Plan Termination Date (i.e., the product of the amount of the annual Board retainer earned immediately prior to retirement and the years of Board service prior to the Plan Termination Date), and the vesting requirements described below, persons who retire from service as Non-Employee Directors after the Plan Termination Date will be entitled to receive an annual payment equal to the amount of the annual Board retainer earned immediately prior to retirement, payable in monthly installments, commencing at the later of retirement or age 60 and continuing for the lesser of such person’s remaining life or a number of years equal to such person’s years of Board service prior to the Plan Termination Date. Full vesting will occur for Non-Employee Directors who reach age 60 while serving on the Board, irrespective of such person’s years of Board service. Vesting will occur as follows for Non-Employee Directors whose Board service terminates before the director reaches age 60: 50% vesting after five years of Board service and an additional 10% vesting for each year of Board service after five years. Board service following the Plan Termination Date will be given effect for purposes of the foregoing vesting requirements. There are no survivor benefits under the terms of the retirement plan. Five of the current Non-Employee Directors participate in the plan. If they had retired on December 31, 2006, each would have been entitled to a $60,000 annual payment for the following maximum number of years:

Name	Years

Feldberg	5
Neubauer	5
von der Heyden	5
Weatherup	1
Whittington	4

Director Stock Ownership Guidelines

In fiscal year 2005, the NCG Committee recommended, and the Board adopted, stock ownership guidelines for Non-Employee Directors. Under these guidelines, Non-Employee Directors are required to accumulate over time shares of Federated common stock equal in value to at least five times the annual Board retainer. Currently, the annual Board retainer is $60,000, so the guideline currently is $300,000 worth of Federated common stock. Shares counted toward this requirement include:

•	any shares beneficially owned by the director;

•	restricted stock before the restrictions have lapsed; and

•	stock credits or other stock units credited to a director’s account.

Federated common stock subject to unvested or unexercised stock options granted to Non-Employee Directors does not count toward the ownership requirement. Non-Employee Directors must comply with these guidelines by December 9, 2010 or within five years from the date the director’s Board service commenced, whichever is later. As of the end of the last fiscal year, all Non-Employee Directors that have served as Directors for five or more years owned sufficient shares to satisfy the ownership guidelines.

Matching Gift Program

Non-Employee Directors may participate in the matching gift program of the Federated Department Stores Foundation on the same terms as all company employees. Under this program, the Federated

Department Stores Foundation will match up to a total of $22,500 in gifts made by the director to approved charities in any calendar year. For fiscal 2006, the Foundation matched the following gifts:

Matching Gift Amount
Name	($)

Feldberg	5,500
Levinson	11,500
Neubauer	22,500
Pichler	22,500
Roché	6,150
Stiritz	22,500
von der Heyden	22,500
Weatherup	22,500
Whittington	22,500

ITEM 2.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the books, records and accounts of Federated for the fiscal year ending February 2, 2008. The Audit Committee’s appointment is subject to ratification by Federated’s stockholders. KPMG LLP and its predecessors have served as the independent registered public accounting firm for Federated since 1988, and the Board considers them well qualified. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The table below summarizes the fees paid to KPMG LLP during fiscal 2006 and fiscal year 2005:

		Audit-		All
Year	Audit Fees($)	Related Fees($)	Tax Fees($)	Other Fees($)	Total($)

2006	5,727,500	3,336,372	162,974	0	9,226,846
2005	6,700,000	3,842,700	163,665	0	10,706,365

Audit fees represent fees for professional services rendered for the audit of Federated’s annual financial statements, the audit of Federated’s internal controls over financial reporting and the reviews of the interim financial statements included in Federated’s Forms 10-Q.

Audit-related fees represent professional services principally related to the audits of financial statements of employee benefit plans, audits of financial statements of certain subsidiaries and certain agreed upon procedures reports.

Tax fees represent professional services related to tax compliance and consulting services, provided, however, that such tax consulting services did not involve the provision of advice regarding tax strategy or planning.

All other fees represent professional services other than those covered above.

The Audit Committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by Federated’s independent registered public accounting firm. A description of such policies and procedures is attached as Appendix A to this proxy statement and incorporated herein by reference.

The Board recommends that you vote FOR ratification of the appointment of KPMG LLP, and your proxy will be so voted unless you specify otherwise.

ITEM 3.  AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME

The Board of Directors has adopted resolutions approving, declaring advisable and recommending that the company’s stockholders approve an amendment to Federated’s Second Restated Certificate of Incorporation to change its corporate name from “Federated Department Stores, Inc.” to “Macy’s, Inc.” If approved, the change in corporate name will become effective on June 1, 2007 upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. The company currently plans to file the certificate of amendment as soon as reasonably practicable after receiving approval of the amendment from its stockholders.

If this proposal is approved, Article First of the certificate of incorporation will be amended to read in its entirety as follows:

“The name of the corporation is Macy’s, Inc. (the “Company”).”

Purpose and Rationale for the Proposed Amendment

The Board is recommending the approval of the company name change to reflect the transformation that the company has experienced in recent years. Effective February 1, 2006, Federated realigned its store operations into eight retail operating divisions — seven Macy’s and one Bloomingdale’s. At the same time, it began to market and advertise the Macy’s retail operations on a nationwide basis as a nationwide department store. The Board believes that changing the company’s name to reflect one of its primary trade names will further promote the national awareness of the company in the minds of consumers, vendors, stockholders and the investment community.

Effect of the Proposed Amendment

If approved by stockholders, the change in corporate name will not affect the validity or transferability of any existing stock certificates that bear the name “Federated Department Stores, Inc.” If the proposed name change is approved, stockholders with certificated shares should continue to hold their existing stock certificates. The rights of stockholders holding certificated shares under existing stock certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “Macy’s, Inc.”

Currently Federated’s stock is quoted on the New York Stock Exchange under the symbol “FD.” If the proposed name change is approved, the stock will trade under the symbol “M.” A new CUSIP number will also be assigned to the common stock following the name change.

If the proposal to change the corporate name is not approved, the proposed amendment to Federated’s certificate of incorporation will not be made and its corporate name and ticker symbol will remain unchanged.

Required Approvals

The affirmative vote of the holders of a majority of the total number of shares of common stock outstanding as of the record date will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The Board recommends that you vote FOR the amendment to the certificate of incorporation, and your proxy will be so voted unless you specify otherwise.

ITEM 4.  APPROVAL OF THE 1992 INCENTIVE BONUS PLAN, AS AMENDED

The 1992 Incentive Bonus Plan, referred to as the 1992 Bonus Plan, was approved by Federated’s stockholders at the 1997 and 2002 annual meetings. In order to preserve the deductibility of compensation awarded under the plan, Federated again is seeking approval of the 1992 Bonus Plan at this year’s annual meeting. The purpose of the 1992 Bonus Plan is to promote the attainment of Federated’s performance goals by providing incentive compensation for certain key executives of Federated and its subsidiaries.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million accrued with respect to the chief executive officer and the four most highly compensated executive officers in addition to the chief executive officer employed by Federated at the end of the applicable year. Performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the case of the 1992 Bonus Plan, one such requirement is that Federated’s stockholders approve the plan at least once every five (5) years.

The Board has amended the 1992 Bonus Plan, subject to stockholder approval at the 2007 annual meeting, as follows:

•	to provide that the only form of payment under the 1992 Bonus Plan will be cash;

•	to permit the 1992 Bonus Plan to use the same “performance measures” that the stockholders approved last year under Federated’s equity incentive plans;

•	to add a definition of “change in control”; and

•	to update the administrative provisions of the 1992 Bonus Plan.

The CMD Committee administers the 1992 Bonus Plan; however, the Board has retained the power to amend or terminate this plan. Each member of the CMD Committee is independent under Federated’s standards for director independence and NYSE rules. The CMD Committee may delegate its authority to executive employees of Federated from time to time, and may revoke any such delegation from time to time (references to the CMD Committee throughout this discussion also include any executive employee to whom the CMD Committee has delegated authority).

Executives of Federated or its subsidiaries (including store principals, general merchandise managers, store managers, vice presidents and other elected officers) may participate in the 1992 Bonus Plan if the CMD Committee designates them as a Participant for one or more performance periods. The 1992 Bonus Plan provides for both annual incentive awards and long-term incentive awards. Annual incentive awards are based upon the achievement of specified performance goals for the applicable fiscal year. Long-term incentive awards are based on the achievement of specified performance goals over a specified period, not to exceed five consecutive fiscal years. However, the CMD Committee stopped granting new long-term incentive awards under the 1992 Bonus Plan in 2002. The CMD Committee has no current plans to make long-term incentive awards, but believes it is in the best interests of Federated to have the flexibility to make long-term incentive awards under the 1992 Bonus Plan in the future. As of the date of this proxy statement, approximately 1,900 executive and management participants in the 1992 Bonus Plan are eligible for annual incentive awards, and no participants in the 1992 Bonus Plan have outstanding long-term incentive awards.

Before or shortly after the beginning of each performance period, the CMD Committee approves the applicable performance goals for the performance period for Federated and each other covered business unit and, in certain cases, for individual participants. The performance goals are based upon Federated’s business plan for the performance period. In the case of a participant who is, or is determined to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, the performance goals will be based solely upon one or more of the following measures of performance:

•	total sales;

•	comparable store sales;

•	gross margin;

•	operating or other expenses;

•	earnings before interest and taxes (“EBIT”);

•	earnings before interest, taxes, depreciation and amortization;

•	net income;

•	earnings per share (either basic or diluted);

•	cash flow;

•	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

•	stock price appreciation;

•	operating income;

•	net cash provided by operations;

•	total stockholder return; and

•	customer satisfaction.

The performance goals may be expressed with respect to Federated or with respect to one or more of its business units and may be expressed in terms of absolute levels or percentages or ratios expressing relationships between two or more of the foregoing measures of performance (e.g., EBIT as a percentage of total sales), period-to-period changes, performance relative to business plans or budgets, or performance relative to one or more other companies or one or more indices. For participants who are not “covered employees” the performance goals may also include individual performance ratings or other performance measures, as determined by the CMD Committee.

Each business unit’s actual performance during a particular performance period is measured against the applicable performance goals. If the business unit’s performance for the performance period:

(i) is below the threshold performance goal, no annual or long-term incentive awards are paid to participants;

(ii) is equal to the threshold performance goal, the threshold levels of annual and long-term incentive awards, as applicable, are paid to participants;

(iii) is equal to the target performance goal, the target levels of annual and long-term incentive awards, as applicable, are paid to participants;

(iv) is equal to or greater than the maximum performance goal, the maximum level of annual and long-term incentive awards, as applicable, are paid to participants; and

(v) is in between any two of the performance goal levels described in the immediately preceding clauses (ii), (iii) and (iv), the levels of the annual and long-term incentive awards, as applicable, paid to participants are determined through interpolation.

If a performance goal has no threshold level of performance, target performance must be achieved in order for any annual incentive award to be paid to participants. If a performance goal has no maximum level of performance and performance exceeds the target level of performance, the annual incentive will be calculated at a rate established by the CMD Committee for above target performance. No annual incentive award paid to any participant may exceed $7.0 million, and no long-term incentive award paid to any participant for any long-term performance period may exceed $3.0 million.

The 1992 Bonus Plan provides that all annual and long-term incentive awards will be paid to participants:

(i) in cash;

(ii) in a lump sum and/or in deferred payments; and

(iii) on the date(s) and other terms, including any premium in respect of any deferred payments,

in each case as determined by the CMD Committee at the time that performance goals are established for a particular performance period.

In connection with a change in control, the CMD Committee will take all actions that it deems necessary or appropriate to treat participants equitably, including the modification or waiver of applicable performance formulas, performance goals, performance measures, performance periods or awards, and including potentially establishing or funding a trust or other arrangement intended to secure the payment of awards. Under the 1992 Bonus Plan, a “change in control” occurs if:

•	Federated is merged, consolidated or reorganized into or with another corporation and, as a result of or immediately following such merger, consolidation or reorganization, less than a majority of the voting power of the other corporation immediately after the transaction is held in the aggregate by the holders of the voting stock of Federated immediately prior to the transaction; or

•	Federated sells or otherwise transfers all or substantially all of its assets to another corporation and, as a result of or immediately following such sale or transfer, less than a majority of the voting power of the then-outstanding securities of the other corporation immediately after such sale or transfer is held in the aggregate by the holders of voting stock of Federated immediately before the transaction; or

•	a person discloses that the person has become the beneficial owner of securities representing 30% or more of the combined voting power of Federated; or

•	if, in any two-year period, individuals who, at the beginning of the period, constitute the directors of Federated cease for any reason to constitute at least a majority of the board.

A change in control will not occur under the third bullet point above if Federated, an entity controlled by Federated or an employee benefit plan of Federated or any entity controlled by Federated discloses that it beneficially owns securities, whether more than 30% or otherwise.

The foregoing discussion of the material provisions of the 1992 Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the plan, which is attached as Appendix B to this proxy statement and incorporated herein by reference. The 1992 Bonus Plan is subject to amendment from time to time by the Board.

Awards under the 1992 Bonus Plan are determined based on future performance, so future actual awards, if any, cannot now be determined. The following table sets forth the annual bonus opportunities for fiscal 2007 depending on the extent to which the performance goals established by the CMD Committee are achieved. There is no assurance that performance goals will actually be achieved, and therefore there is no assurance that any awards actually will be paid for fiscal 2007 or any future performance period.

NEW PLAN BENEFITS
1992 Incentive Bonus Plan

Name	Threshold($)	Target($)	Maximum ($)(1)

T. Lundgren	600,000	2,250,000	4,500,000
K. Hoguet	160,000	600,000	1,200,000
T. Cody	170,000	637,500	1,275,000
T. Cole	195,000	731,250	1,462,500
J. Grove	195,000	731,250	1,462,500
S. Kronick	220,000	825,000	1,650,000
R. Tysoe(2)	0	0	0
All executive officers as a group (8 persons)	1,678,000	6,311,250	12,622,500
All non-executive officers (approximately 1,892 persons)	20,235,326	78,696,695	157,393,390

(1)	If corporate EBIT performance exceeds plan by more than a predetermined amount, the executives may receive a bonus in excess of the “maximum” amount reflected in the table. In no event, however, will an award exceed the $7 million plan maximum for annual bonus awards.

(2)	Mr. Tysoe ceased to be an executive officer of the company when he resigned his position as Vice Chair of Federated. He is not eligible for an annual bonus in fiscal 2007.

Under present federal income tax law, a participant in the 1992 Bonus Plan will be taxed at ordinary income rates on the amount of any award received pursuant to the 1992 Bonus Plan. Generally and subject to the provisions of Section 162(m), Federated will receive a federal income tax deduction corresponding to the amount of income recognized by a 1992 Bonus Plan participant.

If the holders of a majority of the shares of common stock that are actually voted on the matter at the annual meeting vote for the approval of the 1992 Bonus Plan, the 1992 Bonus Plan will be deemed to have been approved by Federated’s stockholders. If such approval by Federated’s stockholders is not obtained at the annual meeting, Federated will not receive a federal income tax deduction for any annual incentive awards payable to the executives subject to Section 162(m) of the Internal Revenue Code for any performance period commencing after February 3, 2007.

The Board recommends that you vote FOR the approval of the 1992 Bonus Plan, as amended, and your proxy will be so voted unless you specify otherwise.

ITEM 5.  APPROVAL OF THE ISSUANCE OF COMMON STOCK UNDER THE DIRECTOR DEFERRED COMPENSATION PLAN

On February 23, 2007, upon the recommendation of the NCG Committee, the Board approved and adopted the Director Deferred Compensation Plan (the “Director Plan”), subject to stockholder approval. In order for some elements of compensation that must be deferred under the Director Plan to be paid out in the form of Federated common stock, the NYSE requires that the issuance of Federated common stock with respect to Mandatory Stock Compensation (as defined below) be approved by stockholders. If stockholders approve the issuance of Federated common stock with respect to Mandatory Stock Compensation under the Director Plan, the effective date of the Director Plan is May 18, 2007, and it will cover compensation amounts earned after the date of the annual meeting. The Director Plan aligns the interests of Non-Employee Directors with the interests of other Federated stockholders by offering long-term stock incentives in addition to current cash compensation.

The following is a summary of the principal provisions of the Director Plan, a copy of which is set forth as Appendix C to this proxy statement.

Summary of the Director Plan

Shares Subject to the Director Plan.  The maximum number of shares of Federated common stock that may be credited to accounts and issued as Mandatory Stock Compensation pursuant to the Director Plan will be 250,000 shares, subject to adjustment in accordance with the Director Plan.

Participants.  Each member of the Board who is not a full-time employee of Federated or any subsidiary of Federated (“Non-Employee Director”) is a participant in the Director Plan. As of January 1, 2007, Federated had nine Non-Employee Directors eligible to participate in the Director Plan.

Administration.  The Board shall administer the Director Plan. The Board may delegate the administration of the Director Plan to the NCG Committee.

Mandatory Stock Compensation.  The Director Plan requires that 50% of the annual base retainer fee (including the fee payable to a committee chair) and 50% of the fees payable to Non-Employee Directors for attending Board and committee meetings (“Mandatory Stock Compensation”) be paid in credits representing the right to receive shares of common stock (“Mandatory Stock Credits”). The Mandatory Stock Compensation is subject to a three-year deferral period. Each month, a Non-Employee Director is credited with Mandatory Stock Credits equal to the number of shares of Federated common stock that could be purchased with the amount of Mandatory Stock Compensation payable to the Non-Employee Director for the month in accordance with the Director Plan. Mandatory Stock Credits are credited monthly to a bookkeeping account in the name of the Non-Employee Director. The dollar amount of any Mandatory Stock Compensation that is not credited as Mandatory Stock Credits (because the amount is less than the value of a share of common stock) is also credited to the account.

A Non-Employee Director’s account is credited on the last day of each calendar quarter with a number of additional stock credits equal to the amount of dividends paid by Federated during the calendar quarter in cash or property on the number of shares of common stock equivalent to the number of Mandatory Stock Credits in the Non-Employee Director’s account from time to time during such quarter (combined with other amounts of Mandatory Stock Compensation credited to the Non-Employee Director’s account other than as Mandatory Stock Credits) divided by the closing price of one share of common stock on the last trading day of such quarter. For purposes of the Director Plan, the stock credits described in the preceding sentence are treated as additional Mandatory Stock Credits. At the end of each calendar quarter, a number of shares of common stock equal to the amount of Mandatory Stock Credits credited to the Non-Employee Director’s account during the calendar quarter are credited to a rabbi trust.

Distributions will be made three years after the end of the calendar quarter in which Mandatory Stock Credits are credited to a Non-Employee Director’s account. Alternatively, the Non-Employee Director may elect to further defer distribution of the Mandatory Stock Compensation under the elective deferred compensation feature of the Director Plan until the Director’s service on the Board ends, at which time the Mandatory Stock Compensation will be distributed in shares of common stock in accordance with the distribution schedule elected by the Non-Employee Director. Distributions of shares of Federated common stock may be made directly from the trust.

Elective Compensation.  The 50% of fees payable to Non-Employee Directors that is not Mandatory Stock Compensation (“Elective Compensation”) is paid currently in cash or, at the election of the Non-Employee Director, may be deferred until the Non-Employee Director’s service on the Board ends.

If the Non-Employee Director elects to defer the Elective Compensation, the Elective Compensation may be deferred in the form of cash or in the form of common stock. Elective Compensation that is deferred in the form of cash is credited to the Non-Employee Director’s bookkeeping account at the end of each month. All amounts credited to the account as cash will accrue interest in accordance with the terms of the Director Plan. The amounts in the account will be distributed in cash in annual installments commencing on or about the first Tuesday following the end of the calendar quarter in which the Director’s service on the Board ends pursuant to the distribution schedule elected by the Non-Employee Director.

Elective Compensation that is deferred in the form of common stock is credited to the Non-Employee Director’s account as stock credits (“Elective Stock Credits”) at the end of each month. Each month, a Non-Employee Director is credited with Elective Stock Credits equal to the number of shares of Federated common stock that could be purchased with the amount of Elective Compensation payable for the month to the Non-Employee Director that is deferred in the form of common stock. Such dollar amounts that are not credited as Elective Stock Credits (because the amount is less than the value of a share of common stock) are also credited to the Non-Employee Director’s account. A Non-Employee Director’s account is credited on the last day of each calendar quarter with a number of additional stock credits equal to the amount of dividends paid by Federated in cash or property during the calendar quarter on the number of shares of common stock equivalent to the number of Elective Stock Credits in the Non-Employee Director’s account from time to time during such quarter (combined with other amounts of Elective Compensation that are deferred in the form of common stock and credited to the Non-Employee Director’s account other than as Elective Stock Credits) divided by the closing price of one share of common stock on the last trading day of such quarter. For purposes of the Director Plan, the stock credits described in the preceding sentence are treated as additional

Elective Stock Credits. At the end of each calendar quarter, a number of shares of common stock equal to the number of Elective Stock Credits credited to a Non-Employee Director’s account during the calendar quarter are credited to the trust. Elective Compensation that is deferred in the form of common stock will be distributed in shares of common stock in accordance with the distribution schedule elected by the Non-Employee Director. Distributions of shares of Federated common stock may be made directly from the trust.

Adjustments.  In the event there is any change in the outstanding shares of Federated common stock as a result of (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, Mandatory Stock Credits, Elective Stock Credits and the number of shares of common stock available for issuance under the Director Plan shall be adjusted accordingly.

Amendment and Termination.  The Board may at any time amend or terminate the Director Plan to the extent permitted by law. However, no such action may adversely affect a Director’s rights with respect to any fees already earned but not yet paid in cash, Mandatory Stock Credits, Elective Stock Credits or common stock without the Non-Employee Director’s written consent.

Compliance with Section 409A of the Internal Revenue Code.  To the extent applicable, it is intended that the Director Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Director Plan shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Internal Revenue Code may be retroactive to the extent permitted by Section 409A and may be made by Federated without the consent of the Non-Employee Directors. Any reference in this Director Plan to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Federal Income Tax Consequences.  The following discussion summarizes the federal income tax consequences to participants in the Director Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

Taxes Related to the Receipt of Stock Credits.  The recipient of the Mandatory Stock Credits and Elective Stock Credits will generally be subject to tax at ordinary income rates on the fair market value of the common stock received in satisfaction of the Mandatory Stock Credits or Elective Stock Credits at the time of distribution. Federated will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Non-Employee Director at that time.

Taxes Related to the Deferral of Cash.  Cash received under the Director Plan will generally be subject to tax as ordinary income in the year received. Accordingly, if a Non-Employee Director elects to defer receipt of Elective Compensation to be paid in cash, he or she will not be taxed currently, but will be taxed in the future when the cash is actually received. The cash will be taxed as ordinary income and Federated will be entitled to a tax deduction equal to the amount of ordinary income recognized.

If the holders of a majority of the shares of common stock that are actually voted on the matter at the annual meeting vote for the approval of issuance of common stock under the Director Plan, the issuance of common stock under the Director Plan will be deemed to have been approved by Federated’s stockholders. See footnote 1 to the 2006 Non-Employee Director Summary Compensation Table for a table showing the number of Mandatory Stock Credits credited to the Non-Employee Directors’ accounts in fiscal 2006 under the Director Plan.

The Board recommends that you vote FOR the approval of the issuance of common stock under the Director Plan, and your proxy will be so voted unless you specify otherwise.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Federated is one of the nation’s premier retailers, with fiscal 2006 sales of $27 billion. In August 2005, Federated completed the acquisition of The May Department Stores Company, nearly doubling the size of the company. The acquisition included over 400 store locations operated by May under 11 regional nameplates. During fiscal 2006, Federated converted the May regional nameplates to the Macy’s nameplate and the May stores to either Macy’s or Bloomingdale’s stores, strengthening the reach of both of the national retailing brands. At the end of fiscal 2006, Federated operated more than 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s. Federated also operates “macys.com,” “bloomingdales.com” and Bloomingdale’s By Mail. The company employs about 188,000 regular full-time and part-time employees.

The retailing industry is intensely competitive. Federated’s stores and direct-to-customer business operations compete with many retailing formats in the geographic areas in which they operate, including department stores, specialty stores, general merchandise stores, off-price and discount stores, new and established forms of home shopping (including the Internet, mail order catalogs and television) and manufacturers’ outlets, among others. In addition to competing for customers, Federated also must compete very aggressively for executive talent.

Successfully integrating two retailers of the size and scope of Federated and May is a significant undertaking, requiring a tremendous amount of time and effort from Federated’s executive team during fiscal 2006 in addition to their ongoing responsibilities for Federated’s core business. Through the integration process, Federated identified many talented people from the May organization that Federated wanted to retain for the integrated business. Federated’s compensation programs are designed to compete with the compensation programs of other retailers and, as appropriate, general industry in order to attract and retain the best executives and keep them motivated to drive stockholder value.

Compensation Philosophy

Federated’s overall compensation program is performance-driven and designed to support the needs of the business by:

•	Providing Competitive and Reasonable Compensation Opportunities.

Federated’s compensation levels and individual compensation programs are assessed against market norms periodically by the CMD Committee with input from independent outside compensation consultants as needed. Under ordinary circumstances, the CMD Committee undertakes a comprehensive review of the program approximately every three years. Pay data is validated against several benchmarks, including specific pay levels of other large retail and vendor organizations and information from published surveys of the retail industry and general industry. In addition, compensation of individual executives or specific plans or practices are reviewed more frequently, depending on business needs.

•	Focusing on Results and Strategic Initiatives.

Federated’s compensation programs are based on measures of business success. They reflect a combination of specific internal measurements of success (such as EBIT, sales and cash flow) and external measurements of success (such as customer satisfaction and stock price performance). A portion of the compensation program focuses on the strategic initiatives that will help continue to differentiate Federated from other retailers and that are important in making Macy’s and Bloomingdale’s stores the customer’s first choice in shopping.

•	Fostering a Pay for Performance Culture.

A significant portion of an executive’s compensation program is linked to variable compensation components, such as short-term cash incentives, stock options, stock credits and restricted stock. As a result, an individual’s compensation level is dependent on individual and company performance, including stock price appreciation. The mix of components and the proportion of each as a percentage of total compensation may vary from year to year, but the total mix is designed to maximize performance.

•	Attracting and Retaining Key Executives.

Federated’s executives are recognized as some of the most talented people in the retail industry, and Federated’s training and development programs have earned national recognition. The compensation programs are designed to attract and retain high caliber executives who are key to the continued success of the business, who can provide consistent leadership and whose talents support strong succession planning.

•	Providing a Strong Link to our Stockholders’ Interests.

The combination of the core principles above appropriately ties Federated’s performance with compensation and thereby aligns the interests of key executives with the interests of the stockholders.

Operation of the CMD Committee

The CMD Committee of the Board administers the compensation program for corporate officers and division principals, oversees the company’s benefit plans and policies, including its incentive and equity plans, and also ensures that appropriate succession plans are in place for the chief executive officer and other key executive positions. For a more complete description of the responsibilities of the CMD Committee, see “Further Information Concerning the Board of Directors — Committees of the Board” and the charter for the CMD Committee posted on Federated’s website at www.fds.com/ir/corpgov.

The Compensation Program

Key components of Federated’s current compensation program are:

•	base pay;

•	annual performance-based bonus (under Federated’s short-term performance-based non-equity incentive plan);

•	long-term performance-based and other equity incentives, including stock options, restricted stock and/or stock credits; and

•	benefits.

With respect to Named Executives, the CMD Committee annually reviews base pay, annual bonus payments and equity awards at its March committee meeting, at which time all financial results for the prior fiscal year for the company are available and individual and company performance against financial targets can be measured. Generally, total compensation for this group is targeted between the 50th and 75th percentiles of market practice.

The CMD Committee periodically benchmarks the ongoing competitiveness of Federated’s compensation program to test how well actual compensation levels reflect the targeted market position and promote Federated’s compensation philosophy. As a general rule, the CMD Committee reviews a comprehensive benchmarking analysis by its independent compensation consultant for the chief executive officer every year and for the other Named Executives every three years. In addition, in evaluating the compensation of the Named Executives, the CMD Committee reviews the compensation of other senior Federated executives for internal pay equity.

For the chief executive officer and the vice chairs, the CMD Committee compares executive compensation levels with proxy data reported by a group of major retailers and vendors. In fiscal 2006, as a secondary test against the market, the chief executive officer’s compensation was also compared to the proxy data reported by a peer group of consumer products companies that manage national brands and have revenues ranging from $10 to $60 billion. The component companies of both peer groups are listed below.

Retailer and Vendor Peer Group
Abercrombie & Fitch	Jones Apparel Group	Polo Ralph Lauren
Ann Taylor Stores	Kohl’s	Sears Holdings
Best Buy	Kroger	SuperValu
Burberry Ltd.	Limited Brands	Talbot’s
Dillards	Liz Claiborne	Target
Gap	LVMH	TJX Companies
Gucci Group	Neiman Marcus Group	VF Corp
J.C. Penney	Nordstrom	Wal-Mart

Consumer Products Peer Group
3M	General Mills	PepsiCo
Anheuser Busch	Johnson & Johnson	Procter & Gamble
Colgate Palmolive	Kimberly Clark	Sara Lee
Coca-Cola	Kraft

For the chief financial officer, the CMD Committee compares compensation to retail and general industry surveys published by various survey providers, including Hay, Hewitt, Mercer and Towers Perrin. These surveys contain compensation data for dozens, and in some cases hundreds, of companies.

The results of the benchmarking conducted in fiscal 2006 indicated that the compensation levels of the Named Executives were within the targeted pay positions. Federated’s chief executive officer’s compensation was between the 50th and 75th percentiles of the peer group of retailers and vendors, but below the median of the consumer products peer group. The compensation of the other Named Executives was between the 50th and 75th percentile of either the retail and vendor proxy data or the retail and general industry survey data, as applicable.

Compensation Mix

The components of compensation for the Named Executives are the same as for the rest of Federated’s executive group — base salary, annual performance-based bonus, long-term performance-based and other equity incentives and benefits. The CMD Committee has established guidelines for annual performance-based bonuses and for long-term incentive awards. The chart below shows the mix of compensation that would be payable to the Named Executives on average over time at these award guideline levels, factoring in current salary rates as well as the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” and “All Other Compensation” amounts from the 2006 Summary Compensation Table. While the values in the chart may change from year to year, depending on how the CMD Committee administers the programs, as well as other factors, they broadly reflect how the CMD Committee structures Federated’s compensation program over time to support the performance elements of the company’s compensation philosophy.

Based on the combination of the annual performance-based bonus and long-term award guidelines, 75% of the chief executive officer’s total compensation is tied to financial performance and/or stock price performance. For the other Named Executives, more than 50% of total compensation is tied to financial performance and/or stock price performance. These ratios are consistent with Federated’s compensation philosophy of focusing on results and strategic initiatives and fostering a pay-for-performance culture.

As the chart below shows, the value of the long-term award guideline for the chief executive officer is almost three times the value of the annual performance-based bonus at “target.” For the Named Executives other than Mr. Tysoe, the value of the long-term award guidelines is almost two times the value of the annual performance-based bonus at “target.” These ratios encourage the Named Executives to focus on Federated’s long-term performance.

	Not Tied to Financial Performance and/or				Tied to Financial Performance and/or
	Stock Price Performance				Stock Price Performance
		Changes in				Long-Term and
		Pension and	All Other		Annual Bonus at	Equity
	Salary	Deferred	Compensation	Subtotal	Target	Compensation	Subtotal	Total

Chief Executive Officer	13%	11%	1%	25%	20%	55%	75%	100%
Average of the other Named Executives	26%	14%	2%	42%	19%	39%	58%	100%

For fiscal 2006, the compensation guidelines shown above were supplemented by the grant of merger stock credits to the Named Executives and by the special 2006 retention grants made on July 11, 2006 to the Named Executives other than Mr. Lundgren, Mr. Cody and Mr. Tysoe. Both of these awards provide additional long-term incentives intended to support the merger integration process and retain key members of Federated’s executive team during the most critical post-merger period.

Base Pay

Base pay is a significant retention tool when managed properly. Base pay is designed to compensate an individual for his or her level of responsibility and performance. The CMD Committee decisions regarding an individual’s base pay take into account many factors, including:

•	division and/or company performance;

•	the individual’s current and historical performance and contribution to Federated;

•	the individual’s future potential with Federated;

•	the individual’s role and unique skills; and

•	consideration of external market data for similar positions, adjusted for Federated’s size, the scope of responsibilities and the uniqueness of the role.

Federated utilizes base pay ranges for the chief financial officer and executive levels below that position, based upon position and responsibilities and market and competitive data, as described above. The CMD Committee periodically reviews base pay ranges, most recently in fiscal 2006. The CMD Committee adopted new base pay ranges for fiscal 2007 to reflect the integration of the May acquisition. Base pay of the other Named Executives is managed individually without using a base pay range.

Following the close of the fiscal year, the CMD Committee, with input from the full Board, conducts an annual performance review for the chief executive officer. The chief executive officer conducts an annual performance review for the other Named Executives. The CMD Committee bases its decisions about whether to increase base pay and, if so, by how much, on a number of factors, including those listed above and, for the chief financial officer, the individual’s salary within the base pay range established for that position. The CMD Committee reviews preliminary recommendations for annual increases at its February meeting and final recommendations at its March meeting. Annual increases in base pay normally take effect on April 1st of each year.

Fiscal 2006 Action:  In fiscal 2006, the Named Executives received the following annual base pay rate increases:

	Annual Increase in
	Base Pay Rate
	$	% of Base Pay

T. Lundgren	100,000	7.7
K. Hoguet	50,000	7.1
T. Cody	45,000	6.0
T. Cole	100,000	12.5
J. Grove	100,000	12.5
S. Kronick	45,000	4.5
R. Tysoe	0	n/a

Annual Performance-Based Bonus

The Named Executives participate in the 1992 Bonus Plan. The 1992 Bonus Plan is a “non-equity incentive plan” under current SEC rules. It is designed to align a significant portion of the pay of Federated’s senior executives with Federated’s annual performance. The actual amount of annual cash bonus earned each year is based on Federated’s performance results against performance measures set by the CMD Committee at the beginning of the fiscal year. No bonus will be paid if Federated does not achieve a net profit, excluding restructuring charges and extraordinary items for the fiscal year.

For fiscal 2006, the performance measures were EBIT, sales, and cash flow dollars. The performance measures may not be adjusted for the Named Executives during the performance period except to prevent dilution or enlargement of any award as a result of extraordinary events or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions or divestitures and material restructuring charges. Federated has not disclosed the specific performance targets for each of the performance measures because they constitute confidential business information that could damage Federated’s ability to compete effectively in the retail market place. However, the CMD Committee believes that the company’s business plan is such that achieving target levels of performance requires the executives to stretch. Over the last five years, the company has achieved performance below the “threshold” level of performance once, between “threshold” and “target” once, and in excess of “target” three times. The Named Executives would be entitled to the following percentages of base pay for achieving the following “threshold,” “target” and “maximum” levels of performance.

		Annual Bonus as a % of Base Pay
Position	Component	Threshold	Target	Maximum

Chief Executive Officer	EBIT $	18%	90%	No maximum
	Sales $	0%	30%	60%
	Cash Flow $	12%	30%	60%

	Total	30%	150%	No maximum

Other Named Executives	EBIT $	9%	45%	No maximum
	Sales $	0%	15%	30%
	Cash Flow $	6%	15%	30%

	Total	15%	75%	No maximum

For the 2007 fiscal year, in order to encourage more aggressive sales plan strategies, the CMD Committee approved a change in the “threshold” level of performance for the “sales” performance measure, to 10% for the Chief Executive Officer and 5% for the other Named Executives.

Fiscal 2006 Action:  The CMD Committee reviewed performance data at the end of fiscal 2006 with management at its March 2007 meeting and determined that Federated achieved a net profit for fiscal 2006, excluding restructuring charges and extraordinary items, and determined the extent to which the targeted levels of performance measures were achieved. The annual bonuses for the Named Executives for fiscal 2006 were as follows:

		Bonus Payout for fiscal 2006 as a % of Base Pay
Bonus Component	2006 Performance	Chief Executive Officer	Other Named Executives

EBIT $	Above Target	133.2%	66.6%
Sales $	Below Target	0.0%	0.0%
Cash Flow $	Maximum	60.0%	30.0%

Total		193.2%	96.6%

The maximum permitted annual bonus payment for any year under the 1992 Bonus Plan is $7.0 million. For fiscal 2006, the chief executive officer’s annual bonus was 38.6% of the maximum bonus payment under the 1992 Bonus Plan. The amount of annual incentive bonus paid for fiscal 2006 to each Named Executive is reflected in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table.

Annual incentive bonuses are determined as a percentage of the executive’s base salary as of the last day of the fiscal year. Bonus percentages are interpolated for performance results falling between “threshold” and “target” and between “target” and “maximum” for the applicable performance component, as measured against the company’s business plan for those components. If a performance component does not have a threshold level of performance, bonus percentages are interpolated for performance results falling between target and maximum. If a performance component has no maximum level of performance and performance exceeds the target level of performance, the annual bonus will be calculated at a rate established by the CMD Committee for above-target performance. Annual bonuses are submitted to the CMD Committee for approval at its March meeting.

For a more complete description of the 1992 Bonus Plan, see the discussion under “Item 4. Approval of the 1992 Incentive Bonus Plan, as Amended.”

Special 2006 Bonuses.  To reflect the strong performance of the company during the year despite the many challenges associated with the merger integration activities throughout the year, the CMD Committee approved an additional $25,000 special bonus for fiscal 2006 for each of Mrs. Hoguet, Mr. Cody, Mr. Cole, Ms. Grove and Ms Kronick. In addition, the CMD Committee approved a $200,000 special bonus for Mr. Cody to recognize his handling of the unique legal and human resources aspects of the May integration process. (For additional information concerning special, merger related retention arrangements for Mrs. Hoguet, Mr. Cole, Ms. Grove and Ms. Kronick, see “Special 2006 Retention Grants” below.)

Long-Term Performance-Based and Other Equity Incentives

Each year the CMD Committee reviews the use of long-term incentives under three long-term plans:

•	the 1995 Equity Incentive Plan, referred to as the 1995 Equity Plan;

•	the 1994 Stock Incentive Plan, referred to as the 1994 Stock Plan; and

•	stock credit plans adopted from time to time, referred to as the stock credit plans.

Federated’s stockholders have approved the 1995 Equity Plan and the 1994 Stock Plan. Approximately 1,900 executives are eligible for equity grants, including stock options and restricted stock, under these plans.

Stock Options.  The 1995 Equity Plan and the 1994 Stock Plan reflect Federated’s commitment to effective management of equity-based compensation. Stock option grants are discretionary. The CMD Committee determines grant types and grant levels based on market data (as described above), emerging trends and other financial considerations, including the impact on stockholder dilution. Options granted under the plans incorporate the following terms:

•	the term of the option grants does not exceed 10 years;

•	the exercise price is not less than the market price of the underlying Federated common stock on the date of grant (which, for purposes of these grants, is defined as the closing price of Federated common stock on the trading date prior to the grant date);

•	grants do not include “reload” provisions; and

•	repricing of options is prohibited, unless approved by the stockholders.

Despite the accounting changes resulting in the expensing of stock options, Federated has continued to use stock options as a long-term incentive vehicle because:

•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders.

•	Stock options are performance based. All the value received by the recipient from a stock option is based on the growth of the stock price above the option price.

•	Stock options offer a balance to the overall compensation program: the annual incentive plan focuses on financial objectives; the performance period of the stock credit plan focuses on longer-term financial and operational performance, while the holding period applicable to stock credits focuses on increases in stockholder value; and stock options focus on increases in stockholder value.

•	Stock options have retentive value and provide a long-term focus.

The CMD Committee’s use of stock options has evolved in recent years:

•	For years prior to fiscal 2004, the CMD Committee relied almost exclusively on stock options, and determined grants based on guidelines that specified numbers of option shares for each position.

•	In fiscal 2004, the CMD Committee determined to shift from such a heavy reliance on stock options, and took other actions to reduce the impact of stock options on stockholder dilution.

•	For fiscal years 2004 and 2005, the CMD Committee reduced option grant levels for the Named Executives by 50%. The CMD Committee replaced one-half of the stock option grant levels with stock credits under the 2004-2005 stock credit plan described below in the Stock Credits section, replacing three stock options with one stock credit. Stock credits are cash awards that track the value of Federated common stock. In addition, a portion of the stock credits is performance-based.

•	For fiscal years 2006 and 2007, the CMD Committee re-evaluated how it should determine the numbers of options and stock credits to grant to the Named Executives, concluding that Federated should:

•	determine levels of options and stock credits based on grant date dollar values rather than on numbers of shares; and

•	emphasize stock credits more by shifting the ratio of stock credits to stock options from 50/50 to 60/40.

The CMD Committee approves annual stock option grants at its March meeting. The March meeting occurs after financial results for the company are available — at least four weeks after Federated releases its year-end earnings and at least ten days after February sales are announced. In fiscal 2006, the date of the CMD Committee meeting was March 24th. Under the terms of the equity plans, the exercise price for these stock options was set at the closing price of Federated common stock on the NYSE on the trading day prior to the grant date. The options vest 25% per year over four years beginning with the first anniversary of the grant date. In addition to the annual option grants, the CMD Committee may approve options grants on a limited basis on other dates in special circumstances, such as to newly hired executives, or to executives promoted into option eligible positions or to retain executives important to the success of the company.

Fiscal 2006 Action:  The CMD Committee based the number of stock options granted in fiscal 2006 to each Named Executive other than Mr. Tysoe on a specific dollar value. Since he had announced his intention to resign from his position as a Vice Chair of Federated in fiscal 2006, Mr. Tysoe did not receive a stock option grant in fiscal 2006. The CMD Committee determined the grant date dollar value of the options granted to each Named Executive in fiscal 2004 using the Black-Scholes option valuation method and the grant date value of stock credits granted to each Named Executive in fiscal 2004, and then calculated the number of option shares and stock credits needed to provide the Named Executive with the same dollar value in fiscal 2006. The CMD Committee then awarded 60% of that dollar amount as “core” stock credits under the 2006-2007 stock credit plan (described below) and 40% of that dollar amount as stock options under the 1995 Equity Plan. The options have a 10-year term, vest 25% on each of the four anniversaries following the March 24, 2006 grant date and are priced at the closing price of Federated common stock on the NYSE on March 23, 2006. The 2006 stock option grants to the Named Executives are reflected in the 2006 Grants of Plan-Based Awards table under “Compensation of the Named Executives for 2006.”

For information concerning special retention stock option grants made to certain Named Executives in fiscal 2006, see “Special 2006 Retention Grants” below.

Stock Credits.  In March 2004, Federated implemented a two-year stock credit plan covering, among other personnel, the Named Executives. The plan was designed to accomplish several important objectives established by the CMD Committee, including:

•	provide an incentive to drive the achievement of the Four Priorities (as discussed below);

•	shift a portion of long-term compensation out of stock options and into stock credits to reduce dilution and share usage;

•	offer a form of compensation that remains connected to stock price performance; and

•	retain key executives.

After Mr. Lundgren’s appointment as chief executive officer in 2003, he outlined four key strategic initiatives to reinvent the company and drive profitable top-line growth for 2004 and 2005, referred to as the Four Priorities:

•	Merchandise Assortments — differentiated and better edited assortments;

•	Price Simplification — simplify pricing and highlight value;

•	Improving the Shopping Experience — make it easy, efficient and comfortable; and

•	Marketing — create a brand strategy.

To achieve those objectives, management executives would have to change the way they managed their businesses, often with steps that could have had a short-term negative impact on division and corporate performance and, consequently, on annual incentive compensation. The CMD Committee determined that the stock credit plan would be an effective tool to retain executives and keep them focused on the long-term significant changes needed to achieve the Four Priorities. The CMD Committee, with input from Mr. Lundgren, determines the extent to which the objectives relating to the Four Priorities have been achieved.

As described above, the 2004-2005 stock credit plan replaced 50% of the option grants to the Named Executives and, as a result, the number of options that normally would have been granted to participants in fiscal years 2004 and 2005 were reduced by 50%. The number of stock credits was determined by converting the replaced options with stock credits at a ratio of three stock options to one stock credit. One-third of the stock credits granted in 2004 were subject to performance criteria over 2004 and 2005, based on Federated’s Four Priorities.

At the end of fiscal 2005, the CMD Committee evaluated the performance results for the 33% of the stock credits granted in 2004 that were subject to performance criteria. Based on that evaluation, the CMD Committee concluded that 95% of those stock credits were earned. The remaining 5% of those stock credits were forfeited. The stock credits are subject to a two-year and three-year holding period and their ultimate value to the participants will be based on Federated’s stock price performance at the end of the applicable holding period. The value of one-half of the stock credit balance will be paid in cash in Spring 2008 and the value of the other half will be paid in Spring 2009. In each case, the value will be determined on the basis of the average closing price of Federated common stock as reported on the NYSE for the 20 business days preceding the payment date. During the holding period, participants receive additional credits on their stock credits equivalent to the dividends paid to stockholders on Federated common stock.

Two-thirds of the stock credits granted in 2004 were time-based. The stock credits are subject to holding periods and their ultimate value to the participants will be based on Federated’s stock price performance at the end of the applicable holding period. The value of one-half of the stock credit balance will be paid in cash in Spring 2008 and the value of the other half will be paid in Spring 2009. In each case, the value will be determined on the basis of the average closing price of Federated common stock as reported on the NYSE for the 20 business days preceding the payment date.

During 2005, the CMD Committee reviewed the elements of the total compensation program for the Named Executives and determined that stock credits continue to provide the link it seeks to align management’s compensation to Federated’s performance and stockholder interests and to drive implementation of the Four Priorities, including the introduction and implementation of the Four Priorities at the 400 plus stores acquired in the May transaction.

On March 24, 2006, the CMD Committee authorized a new stock credit plan for the 2006-2007 performance period. Stock credits issued under the 2006-2007 stock credit plan for the Named Executives other than Mr. Tysoe consist of core stock credits, 50% of which are time based and 50% of which have performance objectives tied to the Four Priorities, and merger stock credits, 100% of which have performance objectives tied to the achievement of synergies relating to the May acquisition, as follows:

		Performance	Payout of Earned Benefit
Stock Credit	Earning Criteria	Period	2010	2011

Core	50% based on performance against the Four Priorities	2006-2007	50%	50%
	50% time based	2006-2007	50%	50%
Merger	100% based on performance against financial measurements of merger synergies	2006-2007	50%	50%

At the end of fiscal 2007, the CMD Committee will evaluate performance against the performance criteria applicable to the stock credits to determine the percent (from 0% to 100%) of performance-based stock credits earned by the Named Executives. The performance-based stock credits earned by the Named Executives and the time-based stock credits held by them will then be subject to the two-year and three-year holding periods. The value of one-half of the stock credits will be paid in cash in Spring 2010 and the value of the other half will be paid in Spring 2011. In each case, the value will be determined on the basis of the average closing price of Federated common stock as reported on the NYSE for the 20 business days preceding the payment date.

The performance portion of the stock credits granted to Mr. Tysoe in fiscal 2006 are based on goals specific to his responsibilities for merger-related asset and real estate transactions. His stock credits are 75% performance-based and 25% time-based. Mr. Tysoe’s performance period is 2006-2007. In accordance with his separation arrangements with Federated, Mr. Tysoe will be paid his time-based and any earned performance-based stock credits in 2008. Mr. Tysoe’s separation arrangements are discussed in further detail under the heading “Compensation of the Named Executives for 2006 — Potential Payments Upon Termination or Change In Control.”

Participants who leave the company during the performance period will forfeit their core and merger stock credits unless they retire at or after age 62 with at least 10 years of vesting service or if they are terminated by Federated other than for cause, in which case their payments will be prorated for the number of months of completed service during the performance period divided by 24. Their payments will be made at the same time and in the same manner as payments to actively employed participants. In the event that a participant dies or becomes totally and permanently disabled during the performance period, the participant (in the event of disability) or the participant’s estate (in the event of death) will receive a lump sum payment of 50% of the participant’s core stock credit balance, discounted to present value.

Participants who leave the company during a holding period will:

•	forfeit their core and merger stock credit balances if they leave the company voluntarily or if their employment is terminated for cause;

•	receive the core and merger stock credits they have earned if they retire at or after age 62 with at least 10 years of vesting service or if they are terminated by Federated for other than cause, payable at the same time and in the same manner as payments to actively employed participants;

•	receive a pro-rata payment of their core and merger stock credit balance if they retire between the ages of 55 and 62 with at least 10 years of vesting service, payable at the same time and in the same manner as payments to actively employed participants; and

•	receive a lump sum payment of the discounted present value of the total account in case of death or total and permanent disability.

All stock credit balances in the 2006-2007 stock credit plan vest and become immediately payable upon a change in control of the company.

Fiscal 2006 Action:  The CMD Committee granted core stock credits and merger stock credits to the Named Executives on March 24, 2006. The grant value of the core stock credits was based on 60% of the grant date dollar value of the combined 2004 stock option and stock credit grants to these executives, as described above. Fifty percent of the core stock credits granted to the Named Executives other than Mr. Tysoe are time-based and 50% are performance-based, with performance measures tied to the Four Priorities. The value of the merger stock credits was approximately 33.3% of the value of the core stock credit grants. The merger stock credits are 100% performance-based, with performance measures tied to company-wide objectives related to achieving certain financial merger synergies during fiscal 2006 and 2007. The Named Executives other than Mr. Tysoe each received the following number of stock credits:

	Core Stock Credits		Merger Stock Credits
	Performance-Based	Time Based	Performance-Based

T. Lundgren	99,780	99,778	66,520
Other Named Executives	21,926	21,924	14,616

The CMD Committee will evaluate performance against the performance criteria applicable to the stock credits to determine the percent of performance-based stock credits earned by the Named Executives. The CMD Committee will award between 0 and 100% of the core performance-based stock credits depending upon execution of the strategic plan objectives relating to the Four Priorities. The CMD Committee will award between 0 and 100% of the merger stock credits depending upon meeting the objectives relating to merger synergies. Each Named Executive will receive the same percentage of their performance-based stock credits. All stock credits are subject to the holding periods described above. Mr. Tysoe received 18,274 time-based stock credits and 54,824 performance-based stock credits. The CMD Committee will award between 0 and 100% of his performance-based stock credits depending upon the level of achievement for his objectives relating to merger-related asset and real estate transactions.

Restricted Stock.  The CMD Committee also may grant restricted stock under the 1995 Equity Plan and the 1994 Stock Plan for retention and performance reasons. Restricted stock grants under the two plans can be either time-based or performance-based. Time-based restricted stock will generally be forfeited by the executive if the executive’s employment with Federated ends prior to the vesting date. Shares may vest 100% on the third anniversary of the grant date or in installments over a number of years following the first anniversary of the grant date. Time-based restricted stock may not fully vest in under three years. Performance-based restricted stock is subject to forfeiture if performance criteria applicable to the shares are not satisfied and/or if the executive’s employment ends prior to the vesting date. Performance-based restricted stock may not fully vest in less than one year. Depending upon satisfaction of the performance criteria, shares may vest up to 100% on the first anniversary of the grant date or in installments over a number of years following the first anniversary of the grant date. To the extent performance criteria are not satisfied, shares are forfeited. Restricted stock grants typically are approved by the CMD Committee at its March meeting and are granted as of that day. In addition, the CMD Committee may approve special restricted stock grants on other dates in special circumstances, such as to retain executives important to the success of the company.

Restricted stock can complement stock options. Stock options work well (that is, they provide incentives) when the fair market value of the stock is above or slightly below the exercise price of the options. However, stock options do not work as well (that is, they provide little or no incentive) if the fair market value of the stock underlying the options falls significantly below the exercise price of the options. On the other hand, restricted stock can continue to work well even if the fair market value of the stock falls significantly below the value on the grant date.

Fiscal 2006 Action:  Since the CMD Committee does not make “annual grants” of restricted stock, there were no “annual grants” in fiscal 2006. However, for information concerning a special retention restricted stock grant to certain of the Named Executives, see “Special 2006 Retention Grants” below.

Special 2006 Retention Grants.

In addition to the annual stock option grants, on July 11, 2006, the CMD Committee approved special grants under the 1995 Equity Plan of stock options and time-based restricted stock to Mrs. Hoguet, Mr. Cole, Ms. Grove and Ms. Kronick. Each of these executives is deemed by Mr. Lundgren and the CMD Committee as an essential member of the Federated-May integration team. The special grants were awarded as a tool to retain these executives and keep the integration team intact and the integration efforts on track. The CMD Committee determined July 11th to be an appropriate date to award the special grants because the date was sufficiently after the date on which Federated released its June, 2006 sales information (July 6, 2006) and sufficiently before the next financial release date. Pursuant to the terms of the 1995 Equity Plan, the exercise price for these stock options was set at the closing price of Federated common stock on the NYSE on

July 10th, the trading date prior to the grant date. These options vest 100% on the third anniversary of the grant date. The shares of restricted stock granted will vest 100% on the third anniversary of the grant date, if the Named Executives remain employed through that date. The CMD Committee determined the numbers of shares of restricted stock and options for the July 11, 2006 grant so that the shares and options would have an aggregate value of approximately 4.0 to 4.5 times the executive’s base salary.

	Options	Restricted Stock

K. Hoguet	125,000	42,000
T. Cole	150,000	50,000
J. Grove	150,000	50,000
S. Kronick	200,000	50,000

Benefits

Benefits are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. Federated’s primary benefits for executives include participation in the company’s broad-based plans: the cash account pension plan, the 401(k) profit sharing plan, the company’s health and dental plans and various insurance plans, including disability and life insurance and Federated’s matching gift program.

Federated also provides the following benefits to the Named Executives:

•	Supplementary Retirement Plan — Federated provides a supplementary retirement plan to eligible executives described under “Compensation of the Named Executives for 2006 — Post Retirement Compensation.” The Supplementary Retirement Plan supplements the pension benefits provided under the cash account pension plan, and takes into account compensation that the tax rules do not permit the cash account pension plan to take into account. In addition, it supports Federated’s pay-for-performance culture by rewarding better performance with increased retirement benefits payable to eligible executives whose bonus compensation would otherwise not be taken into account under the broad based cash account pension plan. The Named Executives are taxed on supplementary retirement benefits when those benefits are paid.

•	Deferred Compensation Plan — Federated provides executives the opportunity to defer receiving income until after they terminate their employment. This benefit offers tax advantages to eligible executives, permitting them to defer payment of their compensation and defer taxation on that compensation until after termination. The deferred compensation plan is described under the heading “Compensation of the Named Executives for 2006 — Post Retirement Compensation — Non-qualified Deferred Compensation Plans.”

•	Financial Counseling — Federated pays for financial counseling services, the cost of which depends upon the compensation level of the executive. The Named Executives receive imputed income for fees paid for the services. This benefit provides the Named Executives with access to an independent financial advisor who is familiar with the Federated compensation and benefits programs and can provide the services efficiently and at the convenience of the executives, helping them focus more of their time on the company’s business.

•	Automobile Program — Federated provides the Named Executives a choice of a car lease or an automobile allowance. The car lease option includes insurance, maintenance and fuel. This benefit provides the Named Executives with an opportunity to use a company-provided car for both business and personal use. Where Federated facilities do not have free parking, they also receive a parking allowance. This benefit helps put the Named Executives on an even level with executives in the car program who work in locations with free parking. The company reports imputed income for income tax purposes for all company-paid expenses.

•	Business Luncheon Club — The Named Executives are entitled to company-paid memberships at business luncheon clubs for the purpose of conducting business on behalf of Federated. Any meal or other expenses incurred at the clubs that are not business-related are the responsibility of the Named Executive. This benefit provides the Named Executives with access to congenial and helpful settings for business lunches and encourages them to use those locations for business lunches with vendors and other business related meetings.

•	Additional Executive Discount — All regular employees are eligible for a base merchandise discount. The Named Executives are eligible for an additional discount on top of the base discount for a total discount of 40%. They are reimbursed for estimated taxes on imputed income associated with the additional discount. This benefit provides the company with a competitive advantage in attracting, retaining and motivating executive talent.

•	Company Airplane — Mr. Lundgren is permitted to use company-owned aircraft for personal flights as well as business flights. This benefit increases the level of safety and security for Mr. Lundgren and his family. In addition, making the aircraft available to Mr. Lundgren allows him to efficiently and securely conduct business during both business and personal flights. Furthermore, given the delays today associated with early check-in requirements, security clearances, baggage claim and the need for additional time to avoid missing a flight due to possible delays at any point in the process, commercial travel has become even more inefficient in recent years, and making the aircraft available to Mr. Lundgren maximizes his availability to conduct business both before and after his flights. Finally, Federated believes that the value to Mr. Lundgren of making the aircraft available for Mr. Lundgren and his family, in terms of convenience and saving of time, is greater than the incremental cost that Federated incurs to make the aircraft available and therefore is an efficient form of compensation for him. Mr. Cody (and Mr. Tysoe prior to his resignation as a Vice Chair of Federated) is permitted to use company-owned aircraft for personal flights for up to a total of 25 hours of in-flight time per six month period under a former corporate aircraft usage policy that continues to apply to him. The company reports imputed income for income tax purposes for the value of any personal use based on the Standard Industry Fair Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations.

Deductibility

The CMD Committee considers the deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code in the design of Federated’s compensation programs. Section 162(m) places a limit of $1 million on the amount of compensation that Federated may deduct in any one year with respect to the Named Executives. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements defined by the IRS. Annual non-equity incentive plan compensation, stock option awards and performance-based restricted stock awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. The CMD Committee has taken the necessary actions to maximize the deductibility of payments under Federated’s 1992 Bonus Plan and of awards under its two equity plans. However, to maintain flexibility in compensating the Named Executives in a manner designed to promote Federated’s business goals, the CMD Committee does not require all compensation to be deductible.

Consequently, portions of the total compensation program may not be deductible under Section 162(m), including the portion of base pay of some of the Named Executives in excess of $1 million, time based restricted stock and stock credit awards.

Change-in-Control Agreements

Federated entered into change-in-control arrangements with certain senior executives initially in 1992. The CMD Committee reviews and evaluates these arrangements periodically. In fiscal 2006, the CMD Committee reviewed the change in control arrangements, referred to as the Change-in-Control Agreements, with each of the Named Executives other than Mr. Tysoe, all of which were due to expire November 1, 2006. The CMD Committee determined that the arrangements help to attract, retain and motivate the caliber and quality of executive that Federated needs in its most senior positions, and that the arrangements help provide for continuity of management in the event of a change in control of Federated.

The CMD Committee determined that Federated should offer to extend the Change-in-Control Agreements for terms of one year, to November 1, 2007, and not change the other terms of the agreements. The CMD Committee wanted the benefit of another year’s experience to monitor trends in market practices for Change-in-Control Agreements and the guidance to be provided in final 409A Treasury Regulations before deciding whether to offer additional changes in the terms of the agreements.

The arrangements for the Named Executives provide that if, following a change in control, the executive is terminated for any reason, other than death, disability or for cause, or if the executive terminates his or her employment for “good reason,” then the executive is entitled to benefits described under the heading “Compensation of the Named Executives for 2006 — Potential Payments upon Termination or Change in Control.”

In addition, Federated’s equity programs and deferred compensation programs provide for accelerated benefits in the event of a change in control, which affect all participants in those programs as well as the Named Executives.

As part of its review in fiscal 2006, the CMD Committee determined that the Change-in-Control Agreements continued to fit into its overall compensation objectives because they address compensation issues that arise because of a very specific circumstance — that is, in the event of a change in control of Federated — and that are not otherwise addressed by other elements of the compensation program. The Change-in-Control Agreements:

•	provide reasonable compensation opportunities in the specific circumstance of a change in control of Federated, which is a circumstance that requires special and unique provisions;

•	help the executives focus on results and strategic initiatives in the unique circumstance of a change in control;

•	help Federated attract and retain the highest caliber and quality of executives during the transition period associated with a change in control; and

•	help provide a strong link to our stockholders’ interests by helping put the executive in a position to make decisions in the best interests of the stockholders, minimizing the executive’s concerns about his or her own job and position.

The Change-in-Control Agreements define “change in control” and “good reason” as described under “Compensation of the Named Executives for 2006 — Potential Payments upon Termination or Change in Control” below.

Stock Ownership Guidelines For Executives

During fiscal 2006, the Board adopted stock ownership guidelines for certain executives of Federated, including the Named Executives. Under the guidelines, each corporate officer at the level of Senior Vice President and above and each division principal is required to own Federated stock, as follows:

Position	Ownership Guideline

Chief Executive Officer	5 x base salary
Vice Chair and Executive Vice President	3 x base salary
Senior Vice President and Division Principal	1 x base salary

Shares counted toward the ownership requirement include:

•	any shares beneficially owned by the executive;

•	stock credits or other stock units credited to an executive’s account through deferrals under the company’s deferred compensation program;

•	restricted stock before the restrictions have lapsed;

•	time-based stock credits issued under the stock credit plans during performance and holding periods;

•	performance-based stock credits issued under the stock credit plans during holding periods; and

•	the executive’s proportionate share of the Federated common stock fund under the company’s 401(k) plan.

Federated common stock subject to unvested or unexercised stock options does not count toward the ownership requirement. An executive must comply with these guidelines by the later of August 1, 2011 or within five years from the date the executive is employed in one of the positions listed above. As of the end of fiscal 2006, each of the Named Executives owned sufficient shares to satisfy the stock ownership guidelines.

COMPENSATION COMMITTEE REPORT

The CMD Committee establishes and administers the compensation practices related to the senior executive officers of Federated and also ensures appropriate succession plans for the CEO and key executive positions. All members of the CMD Committee qualify:

•	as “independent” under the applicable listing standards of the NYSE;

•	as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934; and

•	as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986.

The CMD Committee met eight times in fiscal 2006. The CMD Committee regularly meets in executive session without the presence of management.

To help it perform its responsibilities, the CMD Committee makes use of company resources, including members of senior management in Federated’s human resources, legal and finance departments. The CMD Committee reviews tally sheets for the Named Executives that includes all elements of compensation and termination benefits.

The CMD Committee engages the services of Mercer Human Resources Consulting as an independent outside compensation consultant to assist the CMD Committee in assessing the competitiveness and overall appropriateness of Federated’s executive compensation program. In 2006, Mercer provided support to the CMD Committee in its annual evaluation of the chief executive officer’s compensation. Mercer benchmarked the chief executive officer’s compensation against the peer groups of companies described in the Compensation Discussion and Analysis. This analysis also considered Federated’s performance relative to the performance of retail peer companies during the chief executive officer’s tenure, as well as historical compensation and market trends. In addition, Mercer benchmarked the compensation of the other Named Executives and advised on market trends.

The compensation consultant works at the direction of the CMD Committee and maintains regular contact with the CMD Committee. The chief executive officer does not participate in the review process and has no knowledge of recommendations that impact his personal compensation prior to review by the CMD Committee. Periodically the CMD Committee meets with the compensation consultant without the presence of management, as well as in executive session.

The CMD Committee has reviewed and discussed the Compensation Discussion & Analysis with Federated’s management. Based on the review and discussions referred to above, the CMD Committee recommended to the Board that the Compensation Discussion & Analysis be included in Federated’s annual report on Form 10-K and proxy statement.

The foregoing report was submitted by the CMD Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Respectfully submitted,

Craig E. Weatherup, Chairperson
Meyer Feldberg
Sara Levinson
Joseph Neubauer
Joseph A. Pichler
Karl M. von der Heyden

COMPENSATION OF THE NAMED EXECUTIVES FOR 2006

The following table summarizes the compensation for fiscal 2006 of Federated’s principal executive officer, principal financial officer, the four other most highly compensated executive officers of Federated as of the end of fiscal 2006, and a former executive officer, collectively referred to as the “Named Executives.” Because of the magnitude of the changes in compensation disclosure requirements under the rules adopted by the SEC in 2006, the SEC is not requiring companies to recalculate or restate the compensation information for 2004 and 2005 included in last year’s proxy statement. Consequently, only compensation information for fiscal 2006 is reflected in the following tables.

2006 SUMMARY COMPENSATION TABLE

							Changes in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
				Stock	Option	Plan	Compensation	Compen-
Name and Principal		Salary	Bonus	Awards(1)	Awards (2)	Compensation	Earnings (3)	sation (4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

T. Lundgren	2006	1,383,333		6,651,653	3,464,675	2,704,800	1,199,550	243,106	15,647,117
Chairman, President and
Chief Executive Officer
K. Hoguet	2006	741,667	25,000	1,235,294	877,552	724,500	296,471	79,848	3,980,332
Executive Vice President
and CFO
T. Cody	2006	792,500	225,000	2,256,147	529,213	772,800	694,345	211,405	5,481,410
Vice Chair
T. Cole	2006	883,333	25,000	1,691,762	1,023,142	869,400	444,407	58,045	4,995,089
Vice Chair
J. Grove	2006	883,333	25,000	1,702,317	1,023,142	869,400	348,355	57,026	4,908,573
Vice Chair
S. Kronick	2006	1,042,500	25,000	1,978,004	1,146,552	1,014,300	475,305	58,535	5,740,196
Vice Chair
R. Tysoe	2006	830,000		3,275,056	554,758	801,800	299,029	285,682	6,046,325
Former Vice Chair

(1)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for fiscal 2006, in accordance with FAS 123(R), for restricted stock awarded under the 1995 Equity Plan and for stock credits awarded under Federated’s stock credit plans, and thus include amounts with respect to awards granted in and prior to fiscal 2006. In addition, with respect to stock credits, the amounts also reflect variable accounting treatment. Assumptions used in the calculation of these amounts are included in footnotes 1 and 15 to Federated’s audited financial statements included in the 2006 10-K and in footnotes 1 and 15 to Federated’s audited financial statements included in the 2005 10-K. In all cases, the amounts assume that the Named Executive remains with Federated until all time-based restrictions have lapsed and that 100% of performance-based stock credits are earned.

Restricted Stock:

	July 11, 2006 Award			March 26, 2004 Award			February 24, 2003 Award
		Grant Date			Grant Date			Grant Date
		Market	2006		Market	2006		Market	2006
	Shares	Value	Expense	Shares	Value	Expense	Shares	Value	Expense
Name	(#)	($)	($)	(#)	($)	($)	(#)	($)	($)

Lundgren							100,000	12.79	319,750
Hoguet	42,000	36.44	255,080
Cody
Cole	50,000	36.44	303,655
Grove	50,000	36.44	303,655	2,000	25.25	10,555
Kronick	50,000	36.44	303,655

March 26, 2004 Stock Credit Grants:

		2006	Dividend	Total Expense
		Expense	Expense	for 2006
Name	Shares (#)	($)	($)	($)

Lundgren	114,744	1,807,108	58,542	1,865,649
Hoguet	36,062	410,890	18,398	429,289
Cody	42,620	186,676	21,744	208,419
Cole	42,620	384,982	21,744	406,725
Grove	42,620	384,982	21,744	406,725
Kronick	42,620	671,223	21,744	692,967
Tysoe	42,620	693,110	21,744	714,854

March 24, 2006 Stock Credit Grants:

		2006	Dividend	Total Expense
		Expense	Expense	for 2006
Name	Shares (#)	($)	($)	($)

Lundgren	266,078	4,466,254	0	4,466,254
Hoguet	58,466	550,925	0	550,925
Cody	58,466	2,047,728	0	2,047,728
Cole	58,466	981,382	0	981,382
Grove	58,466	981,382	0	981,382
Kronick	58,466	981,382	0	981,382
Tysoe	73,098	2,560,202	0	2,560,202

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for fiscal 2006 for stock options issued pursuant to the 1995 Equity Plan, and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 15 to Federated’s audited financial statements included in the 2006 10-K, in footnote 15 to Federated’s audited financial statements included in the 2005 10-K and in footnote 12 to Federated’s audited financial statements included in the 2004 10-K.

	7/11/06 Grants			3/24/06 Grants			2005 Grants
			2006			2006			2006
	Options	FMV	Expense	Options	FMV	Expense	Options	FMV	Expense
Name	(#)	($)	($)	(#)	($)	($)	(#)	($)	($)

Lundgren				177,352	13.58	501,758	550,000	10.50	1,443,750
Hoguet	125,000	13.67	308,524	38,970	13.58	110,253	55,000	10.50	144,375
Cody				38,970	13.58	529,213	65,000	10.50	0
Cole	150,000	13.67	370,229	38,970	13.58	110,253	65,000	10.50	170,625
Grove	150,000	13.67	370,229	38,970	13.28	110,253	65,000	10.50	170,625
Kronick	200,000	13.67	493,639	38,970	13.58	110,253	65,000	10.50	170,625
Tysoe							65,000	10.50	170,625

	2004 Grants			2003 Grants			2002 Grants
			2006			2006			2006
	Options	FMV	Expense	Options	FMV	Expense	Options	FMV	Expense
Name	(#)	($)	($)	(#)	($)	($)	(#)	($)	($)

Lundgren	275,000	10.10	694,375	500,000	4.87	608,750	500,000	10.37	216,042
Hoguet	55,000	10.10	138,875	110,000	5.44	149,600	60,000	10.37	25,925
Cody	65,000	10.10	0	130,000	5.44	0	100,000	10.37	0
Cole	65,000	10.10	164,125	130,000	5.44	176,800	72,000	10.37	31,110
Grove	65,000	10.10	164,125	130,000	5.44	176,800	72,000	10.37	31,110
Kronick	65,000	10.10	164,125	130,000	5.44	176,800	72,000	10.37	31,110
Tysoe	65,000	10.10	164,125	130,000	5.44	176,800	100,000	10.37	43,208

(3)	The amounts reflected represent the change in fiscal 2006 in the actuarial present value of accumulated pension benefits under the company’s cash balance pension plan and supplementary executive retirement plan. Federated does not pay above-market interest under its deferred compensation plan. The assumptions used in determining the present value of benefits are the same assumptions used for financial reporting purposes. The present value of benefits was determined using a unit credit cost method and 5.85% discount rate. The assumed retirement age used for these calculations was the normal retirement age of 65, as defined by the plans and each Named Executive was assumed to live to and retire at the normal retirement age.

(4)	Included in “All Other Compensation” is the incremental cost to Federated of the following perquisites for the Named Executives:

				Additional
				Executive		401(k) Matching
	Aircraft	Financial	Car	Merchandise		Contribution/
	Usage(a)	Counseling	Usage (b)	Discount	Gross up (c)	Insurance Premiums
Name	($)	($)	($)	($)	($)	($)

Lundgren	141,894	15,200	9,984	48,382	21,219	6,427
Hoguet	0	15,200	10,213	31,423	16,585	6,427
Cody	124,733	15,200	10,134	41,481	13,430	6,427
Cole	0	15,200	12,820	15,973	7,625	6,427
Grove	0	15,200	10,536	16,379	8,484	6,427
Kronick	0	15,200	11,264	14,959	12,410	4,702
Tysoe	82,729	15,200	10,328	124,635	46,363	6,427

(a)	The amount shown for aircraft usage represents a ratio of personal flights divided by total flight hours on all company planes. The ratio was applied against total airplane cost (excluding depreciation, real estate taxes, insurance, rent and other fixed operating costs).

•	Total flight hours equals the total number of hours for every flight flown.

•	Flights were deemed business or personal based on the primary purpose for the flight.

•	If a trip was deemed personal, ferry flight hours, if any, were included as personal.

•	If a trip included an intermediary personal stop, only the difference between a direct flight and the indirect flight was considered personal.

•	If a trip was exclusively personal except for a one-day business stop, all miles were treated as personal less an adjustment for the flight hours to and from the originating airport to the business location.

For a more detailed description of Federated’s policies with respect to personal use of company airplanes, see the “Benefits” discussion in the “Compensation Discussion and Analysis.”

(b)	The amount shown reflects the product of (i) the percentage of miles the Named Executive used the vehicle for non-business reasons multiplied by (ii) the actual costs incurred to provide the vehicle, including the costs of the lease, fuel, parking and insurance, reduced by any personal contributions made by the Named Executive.

(c)	The amount shown reflects gross up payments made in December 2006 on the executive discount for the period from November 2005 through October 2006.

Plan-Based Awards

The following table sets forth certain information regarding the annual incentive plan and stock options and other equity awards granted during fiscal 2006 to each of the Named Executives.

2006 GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
								Number of	Number of	or Base	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	of Stock
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			Stock or	Underlying	Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#) (2)	(#)	(3)	(#) (4)	($/sh)	($)(5)

Lundgren	3/24/06	420,000	2,100,000	4,200,000
	3/24/06								177,352	36.26	2,408,440
	3/24/06					166,300		99,778			9,532,244

Hoguet	3/24/06	112,500	562,500	1,125,000
	3/24/06								38,970	36.26	529,213
	3/24/06					36,542		21,924			2,094,544
	7/11/06								125,000	36.51	1,708,750
	7/11/06							42,000			1,530,480

Cody	3/24/06	120,000	600,000	1,200,000
	3/24/06								38,970	36.26	529,213
	3/24/06					36,542		21,924			2,094,544

Cole	3/24/06	135,000	675,000	1,350,000
	3/24/06								38,970	36.26	529,213
	3/24/06					36,542		21,924			2,094,544
	7/11/06								150,000	36.51	2,050,500
	7/11/06							50,000			1,822,000

Grove	3/24/06	135,000	675,000	1,350,000
	3/24/06								38,970	36.26	529,213
	3/24/06					36,542		21,924			2,094,544
	7/11/06								150,000	36.51	2,050,500
	7/11/06							50,000			1,822,000

Kronick	3/24/06	157,500	787,500	1,575,000
	3/24/06								38,970	36.26	529,213
	3/24/06					36,542		21,924			2,094,544
	7/11/06								200,000	36.51	2,734,000
	7/11/06							50,000			1,822,000

Tysoe	3/24/06	124,500	622,500	1,245,000
	3/24/06					54,824		18,274			2,618,736

(1)	The Named Executives are eligible for an annual cash incentive award under Federated’s 1992 Bonus Plan, which is deemed a “non-equity incentive plan” under SEC rules. Bonus awards are interpolated for performance that falls between “Threshold” and “Target” and between “Target” and “Maximum.” If corporate EBIT performance exceeds plan by more than a predetermined amount, the Named Executives may receive a bonus in excess of the “maximum” amount reflected in the table. In no event, however, will a Named Executive receive an award that exceeds the $7 million plan maximum for annual bonus awards. The actual amount earned for fiscal 2006 under the 1992 Bonus Plan is reported in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table. For a more detailed discussion of the 1992 Bonus Plan, see the “Annual Performance-Based Bonus” discussion in the “Compensation Discussion and Analysis” and “Item 4. Approval of the 1992 Incentive Bonus Plan, as Amended.”

(2)	The numbers in this column represent performance-based stock credits awarded to the Named Executives under Federated’s 2006-2007 stock credit plan. For a detailed description of these stock credits see the “Stock Credits” discussion in the “Compensation Discussion and Analysis.”

(3)	The numbers in this column for the March 24, 2006 grant date represent time-based stock credits awarded to the Named Executives under Federated’s 2006-2007 stock credit plan. The numbers in this column for the July 11, 2006 grant date represent time-based restricted stock granted to the Named Executives under Federated’s 1995 Equity Plan.

(4)	The numbers reflected in this column represent the number of stock options granted to the Named Executives under Federated’s 1995 Equity Plan.

(5)	Stock options were valued as of the grant date using the Black-Scholes option pricing model, using the following assumptions:

	3/24/06 Grant	7/11/06 Grant

Dividend yield:	1.50%	1.50%
Expected volatility:	39.80%	39.80%
Risk-free interest rate:	4.60%	4.60%
Expected life:	5.3 years	5.3 years
Black-Scholes value:	$13.58	$13.67

Restricted stock and stock credits were valued for purposes of this table based on the closing price of Federated common stock on the grant date.

Stock Options.  All stock options granted to the Named Executives in fiscal 2006 were granted from the stockholder-approved 1995 Equity Plan. The options granted on March 24, 2006 vest 25% per year over four years beginning with the first anniversary of the date of grant. Therefore, in order to exercise all options in this grant, the recipient generally must remain with Federated for four years after the grant. The options granted on July 11, 2006 vest fully on July 11, 2009. For a more detailed description of Federated’s stock option plans, see the “Stock Options” discussion in the “Compensation Discussion and Analysis.”

Restricted Stock.  The shares of restricted stock granted to the Named Executives are time-based restricted shares and were granted from the 1995 Equity Plan. The shares were granted on July 11, 2006 and vest fully on July 11, 2009 if the Named Executive remains employed by Federated through that date. If any Named Executive’s employment ends prior to July 11, 2009, then the unvested shares of restricted stock held by that executive are forfeited. The Named Executives receive dividends on these shares at the same rate and on the same payment date as other Federated stockholders receive dividends on the Federated common stock they own. For a more detailed description of the restricted stock grants, see the “Special 2006 Retention Grants” discussion in the “Compensation Discussion and Analysis.”

Stock Credits.  The CMD Committee authorized a new stock credit plan for the 2006-2007 performance period for senior management, including the Named Executives. For the Named Executives other than Mr. Tysoe, the stock credits consist of both core stock credits with performance objectives relating to the Four Priorities and merger stock credits with performance objectives relating to attainment of certain Federated-May merger synergies. These stock credits were awarded on March 24, 2006. At the end of fiscal 2007, the CMD Committee will evaluate the performance results for the stock credits granted in fiscal 2006 that are subject to performance criteria and may reduce the number of performance-based stock credits held by participants based on the attainment of the performance criteria. The stock credits will then be subject to a two-year and three-year holding period, with the value of the stock credits being paid out in cash in Spring 2010 and Spring 2011. For a more detailed description of the 2006-2007 stock credit plan and the terms of the stock credits awarded to Mr. Tysoe, see the “Stock Credits” discussion in the “Compensation Discussion and Analysis.”

Outstanding Equity Interests

The following table sets forth certain information regarding the total number and aggregate value of options, stock credits and restricted stock held by each of the Named Executives at February 3, 2007. The dollar amount shown for stock credits and restricted stock is calculated by multiplying the number of stock credits or shares of restricted stock, as applicable, by the closing price of Federated common stock ($41.88) on the last trading day of the fiscal year.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive Plan	Market or
								Market	Awards:	Payout
	Number of		Number of					Value of	Number of	Value of
	Securities		Securities					Shares or	Unearned	Unearned
	Underlying		Underlying			Number of		Units of	Shares, Units	Shares,
	Unexercised		Unexercised			Shares or		Stock	or Other	Units or
	Options		Options	Option		Units of Stock		That Have	Rights That	Other Rights
	(#)		(#)	Exercise	Option	That Have		Not	Have Not	That Have
	Exercisable		Unexercisable	Price	Expiration	Not Vested		Vested	Vested	Not Vested
Name	(1)		(1)	($)	Date	(#)		($)	(#)(2)	($)

Lundgren	225,000		0	25.6250	3/27/08
	600,000		0	16.2187	2/25/10
	306,976	(3)	0	21.5000	6/08/11
	500,000		0	21.3400	3/22/12
	375,000		125,000	12.7900	2/24/13
	137,500		137,500	25.0050	3/26/14
	137,500		412,500	30.5350	3/25/15
	0		177,352	36.2600	3/24/16
						100,000	(8)	4,188,000
						214,522	(9)	8,984,181	166,300	6,964,644

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
										Equity	Awards:
										Incentive Plan	Market or
									Market	Awards:	Payout
	Number of		Number of						Value of	Number of	Value of
	Securities		Securities						Shares or	Unearned	Unearned
	Underlying		Underlying				Number of		Units of	Shares, Units	Shares,
	Unexercised		Unexercised				Shares or		Stock	or Other	Units or
	Options		Options		Option		Units of Stock		That Have	Rights That	Other Rights
	(#)		(#)		Exercise	Option	That Have		Not	Have Not	That Have
	Exercisable		Unexercisable		Price	Expiration	Not Vested		Vested	Vested	Not Vested
Name	(1)		(1)		($)	Date	(#)		($)	(#)(2)	($)

Hoguet	84,000		0		25.6250	3/27/08
	46,000		0		16.2187	2/25/10
	46,000		0		21.4250	3/23/11
	153,488	(3)	0		21.5000	6/08/11
	60,000		0		21.3400	3/22/12
	82,500		27,500		14.2850	3/28/13
	27,500		27,500		25.0050	3/26/14
	13,750		41,250		30.5350	3/25/15
	0		38,970		36.2600	3/24/16
	0		125,000	(4)	36.5100	7/11/16
							42,000	(8)	1,758,960
							57,986	(9)	2,428,454	36,542	1,530,379
Cody	120,000		0		25.6250	3/27/08
	100,000		0		21.4250	3/23/11
	203,720	(3)	0		21.5000	6/08/11
	100,000		0		21.3400	3/22/12
	32,500		32,500		14.2850	3/28/13
	32,500		32,500		25.0050	3/26/14
	16,250		48,750		30.5350	3/25/15
	0		38,970		36.2600	3/24/16
							64,544	(9)	2,703,103	36,542	1,530,379
Cole	72,000		0		16.2187	2/25/10
	72,000	(5)	0		16.2187	2/25/10
	36,000		0		21.4250	3/23/11
	164,930	(3)	0		21.5000	6/08/11
	72,000		0		21.3400	3/22/12
	0		32,500		14.2850	3/28/13
	32,500		32,500		25.0050	3/26/14
	16,250		48,750		30.5350	3/25/15
	0		38,970		36.2600	3/24/16
	0		150,000	(4)	36.5100	7/11/16
							50,000	(8)	2,094,000
							64,544	(9)	2,703,103	36,542	1,530,379

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
										Equity	Awards:
										Incentive Plan	Market or
									Market	Awards:	Payout
	Number of		Number of						Value of	Number of	Value of
	Securities		Securities						Shares or	Unearned	Unearned
	Underlying		Underlying				Number of		Units of	Shares, Units	Shares,
	Unexercised		Unexercised				Shares or		Stock	or Other	Units or
	Options		Options		Option		Units of Stock		That Have	Rights That	Other Rights
	(#)		(#)		Exercise	Option	That Have		Not	Have Not	That Have
	Exercisable		Unexercisable		Price	Expiration	Not Vested		Vested	Vested	Not Vested
Name	(1)		(1)		($)	Date	(#)		($)	(#)(2)	($)

Grove	42,000		0		25.6250	3/27/08
	30,000	(6)	0		19.0312	3/26/09
	72,000		0		16.2187	2/25/10
	36,000		0		21.4250	3/23/11
	159,348	(3)	0		21.5000	6/08/11
	72,000		0		21.3400	3/22/12
	97,500		32,500		14.2850	3/28/13
	32,500		32,500		25.0050	3/26/14
	16,250		48,750		30.5350	3/25/15
	0		38,970		36.2600	3/24/16
	0		150,000	(4)	36.5100	7/11/16
							51,000	(8)	2,135,880
							64,544	(9)	2,703,103	36,542	1,530,379
Kronick	50,000	(6)	0		19.0312	3/26/09
	32,000	(5)	0		16.2187	2/25/10
	72,000		0		21.4250	3/23/11
	207,232	(3)	0		21.5000	6/08/11
	72,000		0		21.3400	3/22/12
	97,500		32,500		14.2850	3/28/13
	32,500		32,500		25.0050	3/26/14
	16,250		48,750		30.5350	3/25/15
	0		38,970		36.2600	3/24/16
	0		200,000	(4)	36.5100	7/11/16
							50,000	(8)	2,094,000
							64,544	(9)	2,703,103	36,542	1,530,379
Tysoe	240,000	(7)			32.0312	3/27/08
	240,000	(7)			35.8750	3/27/08
	240,000	(7)			39.7187	3/27/08
	100,000				21.4250	3/23/11
	230,232	(3)			21.5000	6/8/11
	100,000				21.3400	3/22/12
	0		32,500		14.2850	3/28/13
	32,500		32,500		25.0050	3/26/14
	16,250		48,750		30.5350	3/25/15
							60,894	(9)	2,550,241	54,824	2,296,029

(1)	Unless otherwise noted, all options vest at a rate of 25% per year over the first four years of the ten-year option term.

(2)	Performance-based stock credits vest at the end of fiscal 2007, subject to the satisfaction of performance criteria. Shares that vest will then be subject to the holding periods described in the “Stock Credits” discussion in the “Compensation Discussion and Analysis.”

(3)	Stock options vested 100% on 6/1/05.

(4)	Stock options vest 100% on 7/11/09.

(5)	Stock options vested 100% on 2/25/04.

(6)	Stock options vested 100% on 3/26/03.

(7)	Stock options vested 100% on 3/27/02.

(8)	Time-based restricted stock. For Mr. Lundgren, the shares vested on 2/28/07. For Mrs. Hoguet, Mr. Cole and Ms. Kronick, the shares vest on 7/11/09. For Ms. Grove, 500 of the shares vested on 3/26/07, 500 of the shares vest on 3/26/08 and the remaining 50,000 shares vest on 7/11/09.

(9)	Time-based and vested performance-based stock credits, subject to satisfaction of holding periods that expire as follows:

	Holding Period Expiration Date
	2/4/08	2/2/09	2/1/10	1/31/11

Lundgren	57,372	57,372	49,889	49,889
Hoguet	18,031	18,031	10,962	10,962
Cody	21,310	21,310	10,962	10,962
Cole	21,310	21,310	10,962	10,962
Grove	21,310	21,310	10,962	10,962
Kronick	21,310	21,310	10,962	10,962
Tysoe	39,584	21,310	0	0

The following table sets forth certain information regarding the value realized by each of the Named Executives during fiscal 2006 upon the exercise of stock options and vesting of restricted stock.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
		Value Realized	Number of Shares	Value Realized on
	Number of Shares	Upon Exercise(1)	Acquired on Vesting	Vesting
Name	Acquired on Exercise (#)	($)	(#)	($)

Lundgren	262,500	4,880,469	0	0
Hoguet	44,000	687,251	0	0
Cody	185,000	2,506,644	0	0
Cole	269,500	4,777,399	0	0
Grove	126,000	2,407,401	500	17,788
Kronick	232,000	3,305,408	0	0
Tysoe	197,500	4,460,013	0	0

(1)	The amounts “realized” from option exercises reflect the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the Named Executives may keep the shares they acquire upon the exercise of the option (or sell them at different prices), these amounts do not necessarily reflect cash actually realized upon the exercise of those options.

Post Retirement Compensation

Retirement Plans

Federated’s retirement program, referred to as the Retirement Program, consists of defined benefit plans and a defined contribution plan. As of January 1, 2006, approximately 127,000 employees, including the Named Executives, participated in the Retirement Program.

Defined Benefit Plans.  Federated has two defined benefit plans covering the Named Executives — a cash account pension plan, referred to as the CAPP, and a supplementary executive retirement plan, referred to as the SERP. The following table shows the actuarial present value of the Named Executives’ accumulated benefit under each plan, calculated as of the end of fiscal 2006. Federated determined the present value using the same assumptions used for financial reporting purposes — a unit credit cost method, a 5.85% discount interest rate, and a normal retirement age of 65 (as defined by the plans).

2006 PENSION BENEFITS

		Number of Years of	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)

Lundgren	CAPP	25	114,324
	SERP	25	6,157,303
Hoguet	CAPP	24	152,216
	SERP	24	1,643,087
Cody	CAPP	24	393,872
	SERP	24	4,478,557
Cole	CAPP	34	363,711
	SERP	34	4,402,809
Grove	CAPP	33	306,940
	SERP	33	4,133,003
Kronick	CAPP	33	261,384
	SERP	33	4,433,678
R. Tysoe(1)	CAPP	19	127,688
	SERP	19	2,163,383

(1)	Mr. Tysoe’s employment with Federated commenced on March 1, 1987. However, pursuant to an arrangement with Federated entered into at the time his employment commenced, Mr. Tysoe is deemed to have commenced employment on February 19, 1981 for purposes of calculating years of vesting service for benefits accrual under the CAPP and SERP. The present value of the total amount of additional benefits due to Mr. Tysoe under his contractual arrangement is estimated to be approximately $626,573 as of February 3, 2007.

Cash Account Pension Plan.  Under the CAPP, a participant retiring at normal retirement age is eligible to receive the amount credited to his or her pension account or the monthly benefit payments determined actuarially based on the amount credited to his or her pension account. Amounts credited to a participant’s account consist of:

•	an opening cash balance for participants in the plan at December 31, 1996, equal to the single sum present value, using stated actuarial assumptions, of the participant’s accrued normal retirement benefit earned at December 31, 1996, under the applicable predecessor pension plan;

•	pay credits (generally, a percentage of eligible compensation credited annually based on length of service); and

•	interest credits (credited quarterly, based on the 30-Year Treasury Bond rate for the November prior to each calendar year).

In addition, if a participant had attained at least age 55 by December 31, 1996 and had completed ten or more years of vesting service by December 31, 2001, the pension benefit payable in an annuity form, other than a single life annuity, will not be less than that which would have been payable from the predecessor pension plan under which such participant was covered on December 31, 1996.

Supplementary Executive Retirement Plan.  To allow the Retirement Program to provide benefits based on a participant’s total compensation, Federated adopted the SERP, which is a nonqualified unfunded plan. All benefits under the SERP are payable out of the general corporate assets of Federated. It provides retirement benefits to eligible executives based on all eligible compensation, including compensation in excess of Internal Revenue Code maximums, as well as on amounts deferred under Federated’s Executive Deferred Compensation Plan, referred to as the EDCP, in each case employing a formula that is based on the participant’s years of vesting service and final average compensation, taking into consideration the participant’s balance in the CAPP, the participant’s Prior Plan Credits (defined below) and Social Security benefits. As of January 1, 2007, approximately 850 employees were eligible to receive benefits under the terms of the SERP. Federated has reserved the right to suspend or terminate supplemental payments as to any category of employee or former employee, or to modify or terminate any other element of the Retirement Program, in accordance with applicable law.

Eligible compensation for this purpose includes amounts reflected in the 2006 Summary Compensation Table under the headings “Salary” and “Non-Equity Incentive Plan Compensation” but excludes amounts reflected in other columns of such table and excludes bonus amounts that exceed 100% (160% for Mr. Lundgren) of salary.

In addition to the CAAP and SERP, Federated’s Retirement Program includes a Profit Sharing Investment 401(k) Plan. The 401(k) Plan permits executives to contribute up to 8% of compensation (up to maximum amounts established from time to time by the Internal Revenue Code) each year. Federated matches contributions of up to 5% of eligible compensation each year. The matching rate is discretionary, but not less that 33 1/3% of matchable contributions. The executive may choose any of several investment funds for investment of the executive’s balances, and may change those elections daily. Benefits may be paid out at termination of employment. Executives may borrow portions of their investment balances while employed. Company contributions to the Named Executives under the 401(k) Plan are reported in the “All Other Compensation” column of the 2006 Summary Compensation Table.

Prior to the adoption of the 401(k) plan, Federated’s primary means of providing retirement benefits to employees was through defined contribution profit sharing plans. An employee’s accumulated retirement profit sharing interests in the profit sharing plans (the “Prior Plan Credits”) which accrued prior to the adoption of the 401(k) Plan, continue to be maintained and invested as a part of the 401(k) Plan until retirement, at which time they are distributed.

Non-qualified Deferred Compensation Plans

Federated provides the opportunity for executives to defer compensation through the Executive Deferred Compensation Plan, referred to as the EDCP. Under the EDCP, eligible executives may elect to defer a portion of their compensation each year as either stock credits or cash credits. Stock credit accounts reflect common stock equivalents and dividend equivalents. Common stock equivalents are the number of full shares of Federated common stock for each calendar quarter that could be purchased based on the dollars deferred, and dividend equivalents are determined by multiplying the dividends payable upon a share of common stock to a stockholder of record during such calendar quarter by the number of stock equivalents in the participant’s stock credit account at the beginning of each quarter, less the number of shares distributable or withdrawn during each quarter in which the credit is being made. Total value of the stock credits is determined at the end of each quarter based on the closing price of the Company’s common stock as of the last day of the quarter. Cash credit accounts reflect dollars deferred plus interest equivalents determined by applying to 100% of such participant’s cash credits at the beginning of each quarter, less amounts distributable or withdrawn during such quarter, an interest rate equal to one quarter of the percent per annum on US 5-year Treasury Notes as of the last day of each quarter. Deferred compensation is distributed in the fiscal year following the fiscal year in which termination of employment occurs.

2006 NONQUALIFIED DEFERRED COMPENSATION

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings in Last	Withdrawals/	Balance at Last
	Plan	in Last FY	in Last FY	FY	Distributions	FYE(1)
Name	Name	($)	($)	($)	($)	($)

Lundgren	EDCP	0	0	0	0	0
Hoguet	EDCP	0	0	0	0	0
Cody	EDCP	0	0	0	0	0
Cole	EDCP	0	0	33,326	0	65,810
Grove	EDCP	0	0	241,897	0	477,349
Kronick	EDCP	0	0	0	0	0
Tysoe	EDCP	0	0	0	0	0

(1)	The compensation deferred by both Mr. Cole and Ms. Grove is deferred as stock credits.

Potential Payments Upon Termination or Change in Control

Termination Payments under Employment Agreements

Upon certain types of terminations of employment (other than a termination following a change in control of the company, which is addressed below) severance benefits may be paid to the Named Executives. The severance benefits payable to each of the Named Executives are addressed in their employment agreements, and they would receive the benefits provided under those agreements.

Mr. Terry Lundgren.  Upon his appointment as President, Chief Merchandising Officer and CEO in March 2003, Federated entered into an employment agreement with Mr. Lundgren with an expiration date of February 28, 2007. Pursuant to that initial agreement, Mr. Lundgren’s base salary was $1,200,000. He was granted 500,000 stock options at an exercise price of $12.79 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of February 24, 2003. The grant has a 10-year term and twenty-five percent of the option award vested or is scheduled to vest on each of the first four anniversaries of the grant beginning on February 24, 2004. He was granted 100,000 shares of restricted stock, with the restrictions on 100% of the award scheduled to lapse on February 28, 2007. He was also specifically designated as a participant in the annual incentive plan.

Mr. Lundgren’s 2003 agreement has been amended four times:

•	in January 2004, when he was promoted to Chairman and CEO, to increase his base salary to $1,250,000 and grant additional options to purchase 275,000 shares of common stock at an exercise price of $25.005 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of March 26, 2004;

•	in July 2004, to increase his base salary to $1,255,000, reflecting a compensatory payment made following the elimination by Federated of a supplemental medical plan;

•	in April 2005, to increase his base salary to $1,300,000; and

•	in March 2006, to increase his base salary to $1,400,000, effective April 1, 2006.

In March 2007, Federated entered into a new employment agreement with Mr. Lundgren with an expiration date of February 28, 2011. Pursuant to this agreement, Mr. Lundgren’s base salary increased to $1,500,000 on March 1, 2007. He was granted additional options to purchase 500,000 shares of common stock at an exercise price of $44.67 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of March 1, 2007. The grant has a 10-year term and 100% of the option award vests on February 28, 2011. He was also granted 75,000 shares of time-based restricted stock, which vest fully on February 28, 2011. The agreement also changed Mr. Lundgren’s “threshold” level of opportunity for the sales performance component under the 1992 Bonus Plan from 0% to 10%.

Mr. Lundgren’s employment agreement provides that if he is terminated by Federated for other than “cause” or by Mr. Lundgren for “good reason” he would be entitled to receive all salary and target annual bonuses until the expiration of the employment agreement. Under the terms of his agreement, “cause” is defined generally to include:

•	willful and material breaches of duties;

•	habitual neglect of duties; or

•	the final conviction of a felony.

Generally “cause” does not include bad judgment or negligence, any act or omission believed by Mr. Lundgren in good faith to have been in or not opposed to the interests of Federated or any act or omission in respect of which a determination could properly have been made by the Board that Mr. Lundgren met the applicable standard of conduct prescribed for indemnification or reimbursement under the By-Laws or the laws of the State of Delaware.

Under the terms of his employment agreement, “good reason” is defined generally to include:

•	assignment to Mr. Lundgren of any duties materially inconsistent with his position, authority, duties or responsibilities as contemplated in the agreement, or any other action by Federated which results in a material diminution in such position, authority, duties or responsibilities;

•	any material failure by Federated to comply with any of the provisions of the agreement;

•	failure of Mr. Lundgren to be reelected Chairman of the Board of Federated or to be reelected to membership on the Board; or

•	any purported termination by Federated of Mr. Lundgren’s employment otherwise than as expressly permitted by the agreement.

In addition, Mr. Lundgren’s agreement contains non-compete, non-solicitation and mitigation clauses.

Other Named Executives.  Federated has also entered into employment agreements with the following Named Executives. The agreements presently specify the following annual base salary rates effective as of April 1, 2007 and contract terms:

Name	Annual Base Salary($)	Term

K. Hoguet	800,000	June 30, 2008
T. Cody	850,000	June 30, 2008
T. Cole	975,000	June 30, 2008
J. Grove	975,000	June 30, 2008
S. Kronick	1,100,000	June 30, 2008

The agreements with these executives contain provisions that in the event of termination of the executive by Federated other than for “cause” the executive would be entitled to receive base salary until the end of the term of the agreement. The term “cause” has the same definition as previously described above in the discussion of Mr. Lundgren’s agreement. In addition, the agreements contain similar non-compete, non-solicitation and mitigation clauses.

Separation Arrangements for Mr. Tysoe.  When Mr. Tysoe resigned from his position as Vice Chair of Federated effective October 5, 2006, Federated entered into an agreement with Mr. Tysoe which set forth certain benefits to be received by, and certain obligations of, Mr. Tysoe, as part of his retirement and separation package. This agreement replaced any obligations of Federated or Mr. Tysoe under his employment agreement, the term of which was set to expire on June 30, 2007. Pursuant to the agreement, Mr. Tysoe is considered to have continued employment status through his June 30, 2007 retirement date for certain purposes (including continuation of salary, annual bonus, vesting of equity-based awards and other benefits). Mr. Tysoe agreed to cooperate with and be available to Federated until June 30, 2007 in connection with any matters relating to Mr. Tysoe’s employment or responsibilities with Federated, including, but not limited to, post-closing matters involving the sale of the Lord & Taylor and David’s Bridal divisions. Mr. Tysoe also released Federated from any claims arising in connection with his employment. The agreement provided for the following:

•	salary, at $69,166.67 per month, through May 15, 2007, with a lump sum payment of $103,750 on or before May 15, 2007;

•	fiscal 2006 annual bonus, as earned;

•	continued ability to earn stock credits for the 2006-2007 performance period;

•	continued vesting in stock options through June 30, 2007 and ability to exercise vested stock options through September 28, 2007;

•	continued medical and dental plan coverage, financial counseling, participation in executive car program and executive discount (and related gross up) through May 15, 2007;

•	continued life and accidental death and dismemberment insurance benefits through June 30, 2007; and

•	a $101,500 payment by May 15, 2007 representing the estimated difference between (i) the benefits Mr. Tysoe would have received under the CAPP and SERP had he received service credit under those plans through June 30, 2007 and (ii) the retirement benefits he will actually be entitled to receive under those plans.

Termination Payments under Change-in-Control Agreements

Federated entered into a change-in-control agreement, referred to collectively as the Change-in-Control Agreements, with Mr. Lundgren, Mrs. Hoguet, Mr. Cody and Mr. Tysoe on March 22, 2002 and with Mr. Cole, Ms. Grove and Ms. Kronick on March 22, 2003. The term of each Change-In-Control Agreement ended November 1, 2006. On November 1, 2006, each of the Named Executives, other than Mr. Tysoe, and the company extended the term of each applicable Change-in-Control Agreement one year, to November 1, 2007.

These agreements are intended to provide for continuity of management in the event of a change in control of Federated. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of Federated. If, following a change in control, the executive officer is terminated for any reason, other than death, disability or for cause, or if the executive officer terminates his or her employment for “good reason,” then the executive is entitled to:

•	a cash severance payment (generally paid in the form of a lump sum) that will be equal to three times

•	the executive officer’s base pay (at the higher of the rate in effect at the change in control or the average rate over the last three years), and

•	the higher of target annual bonus for the year of termination or the highest annual bonus received for any year in the three full calendar years immediately preceding the change in control; plus

•	a lump sum payment of any performance based stock credit awards under Federated’s stock credit plans, at target, prorated to the date of termination; plus

•	a lump sum payment of an annual bonus for the year of termination, at target, prorated to the date of termination (this feature applies to all executives in the annual bonus plan); plus

•	release of any restrictions on restricted stock, including performance restricted stock upon the change in control (this feature applies to all participants with restricted stock); plus

•	acceleration of any unvested stock options upon the change in control (this feature applies to all participants with stock options); plus

•	a lump sum payment of all deferred compensation (this feature applies to all participants in the deferred compensation plan); plus

•	a lump sum payment of all retirement, supplementary retirement and 401(k) benefits upon termination or retirement (this feature applies to all participants in the retirement, supplementary retirement and 401(k) plans); plus

•	a lump sum payment of retirement, supplementary retirement and 401(k) benefits the executive would have earned over the three years after termination; plus

•	continuation of certain fringe benefits for 36 months after termination, including:

•	life insurance coverage,

•	medical, vision and dental coverage, and

•	use of a company car; plus

•	retiree discount for life if at least 55 years of age with 10 years of service at termination (this feature applies generally to all associates).

All of the above severance benefits would be paid to the executive in accordance with, and at times permitted by Section 409A of the Internal Revenue Code.

A “change in control” occurs in any of the following events:

•	Federated is merged, consolidated or reorganized into or with another corporation and, as a result of or immediately following such merger, consolidation or reorganization, less than a majority of the voting power of the other corporation immediately after the transaction is held in the aggregate by the holders of the voting stock of Federated immediately prior to the transaction; or

•	Federated sells or otherwise transfers all or substantially all of its assets to another corporation and, as a result of or immediately following such sale or transfer, less than a majority of the voting power of the then-outstanding securities of the other corporation immediately after such sale or transfer is held in the aggregate by the holders of voting stock of Federated immediately before the transaction; or

•	a person discloses that the person has become the beneficial owner of securities representing 25% or more of the combined voting power of Federated; or

•	Federated discloses that a change in control of the company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

•	if, in any two-year period, individuals who, at the beginning of the period, constitute the directors of Federated cease for any reason to constitute at least a majority of the board.

A change in control will not occur under either the third or fourth bullet point above if Federated, an entity controlled by Federated or an employee benefit plan of Federated or any entity controlled by Federated discloses that it beneficially owns securities, whether more than 25% or otherwise.

“Good reason” under the Change-in-Control Agreements means:

•	the failure to elect or reelect the executive in the office or the position, or a substantially equivalent office or position, of or with Federated which the executive held immediately prior to the change in control; or

•	a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position which the executive held immediately prior to the change in control; or

•	a reduction in the aggregate amount of the executive’s combined base pay and incentive pay receivable from the company, taken as a whole; or

•	the termination or denial of the executive’s rights to employee benefits or a reduction in the scope or value thereof (except for any such termination or denial or reduction in the scope or value of any employee benefits applicable generally to all recipients of or participants in such employee benefits); or

•	a determination by the executive (which determination will be conclusive and binding upon the parties, provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by Federated by clear and convincing evidence) that a change in circumstances has occurred following a change-in-control, including without limitation a change in the scope of the business or other activities for which the executive was responsible immediately prior to the change in control, which has rendered the executive substantially unable to carry out, has substantially hindered the executive’s performance of, or has caused the executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to the position held by the executive immediately prior to the change in control, which situation is not remedied within 10 calendar days after written notice to the company from the executive; or

•	the liquidation, dissolution, merger, consolidation or reorganization of Federated or transfer of all or substantially all of its business and/or assets, unless the successor shall have assumed all duties and obligations of Federated under the Change-in-Control Agreement; or

•	Federated requires the executive to change the executive’s principal location of work to any location which is in excess of 25 miles from the location thereof immediately prior to the change in control or requires the executive to travel away from the executive’s office in the course of discharging the executive’s responsibilities or duties at least 20% more than was required in any of the three full calendar years immediately prior to the change in control; or

•	any material breach of the Change-in-Control Agreement by Federated.

The cash severance benefit payable under the Change-in-Control Agreements would be reduced by all amounts actually paid by Federated to the executive pursuant to any other employment or severance agreement or plan to which the executive and Federated are parties or in which the executive is a participant. In addition, the severance benefits under the Change-in-Control Agreements are subject to reduction in certain circumstances if the excise tax imposed under 280G of the Internal Revenue Code would reduce the net after-tax amount received by the executive.

The following tables summarize the amounts payable to the Named Executives (other than Mr. Tysoe) upon termination under certain circumstances, assuming that

•	the executive’s employment terminated February 3, 2007;

•	the executive’s salary continues as it existed on February 3, 2007; provided, however, that the salary for Mr. Lundgren reflects the salary in his March, 2007 employment contract;

•	the executive’s employment contract and term as of February 3, 2007 applies; provided, however, for Mr. Lundgren, the terms of his March, 2007 employment contract applies; and

•	the stock price for Federated common stock is $41.88 per share (the closing price as of the last business day of fiscal 2006).

Payments and Benefits upon Termination as of the end of Fiscal 2006 ($)

		Involuntary		Involuntary	After
		Without		With	Change in
T. Lundgren	Voluntary	Cause		Cause	Control		Death		Disability

Salary and target bonus (to the end of contract term)	0	15,312,500		0	15,312,500	(1)	0		0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	0	(1)	0		0
Non-equity based incentive awards (2006 bonus)	0	2,704,800	(2)	0	2,704,800	(2)	2,704,800		2,704,800
Equity Based incentive awards
a. Vesting of unvested stock options(3)	0	6,605,523	(4)	0	11,633,093	(4)	11,633,093	(4)	11,633,093	(4)
b. Vesting of time-based restricted stock	0	7,329,000	(5)	0	7,329,000	(5)	0		0
c. Vesting of unvested stock credits(6)	0	5,571,674		0	11,143,346		8,984,182		8,984,182
Cash balance pension lump sum equivalent payable by reason of termination(7)	0	0	(8)	0	79,771	(9)	0		0
401(k) plan equivalent payable by reason of termination(10)	0	0	(8)	0	18,000	(9)	0		0
Supplementary retirement plan lump sum equivalent payable by reason of termination(11)	0	0		0	3,685,991	(9)	0		0
Retiree benefits (medical, dental, financial counseling)	0	0		0	0	(9)	0		0
Continuation of benefits(12)	0	0		0	399,927	(9)	0		0

Total	0	37,523,497		0	52,306,429		23,322,075		23,322,075

(1)	Greater of what Federated owes under Mr. Lundgren’s employment agreement (salary + target bonus through the end of the term of the employment agreement) or Change-in-Control Agreement benefit (3 × salary + target bonus).

(2)	The 2006 annual bonus is payable after termination.

(3)	Mr. Lundgren would continue to have the ability to exercise stock options that are already vested but not yet exercised, for an additional $50,369,326 in value.

(4)	Options with vesting dates between 2/3/07 and 12/31/07 would vest upon an involuntary termination without cause; all unvested options vest in the event of death or disability or change in control.

(5)	Shares are scheduled to vest on 2/28/07.

(6)	2004-2005 performance-based and time-based stock credits are subject to a two- or three-year holding period and are payable during the holding period only upon death or disability. 2006-2007 performance-based stock credits are payable on a pro-rata basis for involuntary termination without cause; all are payable following a change in control. 2006-2007 time-based stock credits are payable on a pro-rata basis for involuntary termination without cause; all are payable upon death or disability and following a change in control.

(7)	In addition to any amounts shown here, Mr. Lundgren would also receive his cash balance pension that has already vested, in the amount of $114,324.

(8)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement.

(9)	The Change-in-Control Agreement provides for the value of benefits for three years following termination.

(10)	In addition to any amounts shown here, Mr. Lundgren would also receive his 401(k) balance that was earned as of the termination date, in the amount of $304,008.

(11)	In addition to any amounts shown here, Mr. Lundgren would also receive his supplementary retirement plan benefit that was earned as of the termination date, in the amount of $6,157,303.

(12)	Benefits include health and life insurance premiums, continued participation in certain perquisites, including senior executive discount (and gross up), automobile, financial counseling and matching gift.

		Involuntary		Involuntary	After
		Without		With	Change in
K. Hoguet	Voluntary	Cause		Cause	Control		Death		Disability

Salary and target bonus (to the end of contract term)	0	1,062,500		0	0	(1)	0		0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	4,840,800	(1)	0		0
Non-equity based incentive awards (2006 bonus)	0	724,500	(2)	0	724,500	(2)	724,500		724,500
Equity Based incentive awards
a. Vesting of unvested stock options(3)	0	1,201,738	(4)	0	2,581,557	(4)	2,581,557	(4)	2,581,557	(4)
b. Vesting of time-based restricted stock	0	1,758,960	(5)	0	1,758,960	(5)	0		0
c. Vesting of unvested stock credits(6)	0	1,351,810		0	2,448,556		2,187,727		2,187,727
Cash balance pension lump sum equivalent payable by reason of termination(7)	0	0	(8)	0	82,645	(9)	0		0
401(k) plan equivalent payable by reason of termination(10)	0	0	(8)	0	18,000	(9)	0		0
Supplementary retirement plan lump sum equivalent payable by reason of termination(11)	0	0		0	832,399	(9)	0		0
Retiree benefits (medical, dental, financial counseling)	0	0			0	(9)	0		0
Continuation of benefits(12)	0	0		0	326,643	(9)	0		0

Total	0	6,099,508		0	13,614,060		5,493,785		5,493,785

(1)	Greater of what Federated owes under Mrs. Hoguet’s employment agreement (salary through the end of the term of the employment agreement) or Change-in-Control Agreement benefit (3 × salary + target bonus).

(2)	The 2006 annual bonus is payable after termination.

(3)	Mrs. Hoguet would continue to have the ability to exercise stock options that are already vested but not yet exercised, for an additional $10,743,899 in value.

(4)	Options with vesting dates between 2/3/07 and 12/31/07 would vest upon an involuntary termination without cause; all unvested options vest in the event of death or disability or change in control.

(5)	Shares are scheduled to vest on 7/11/09.

(6)	2004-2005 performance-based and time-based stock credits are subject to a two- or three-year holding period and are payable during the holding period only upon death or disability. 2006-2007 performance-based stock credits are payable on a pro-rata basis for involuntary termination without cause; all are payable following a change in control. 2006-2007 time-based stock credits are payable on a pro-rata basis for involuntary termination without cause; all are payable upon death or disability and following a change in control.

(7)	In addition to any amounts shown here, Mrs. Hoguet would also receive her cash balance pension that has already vested, in the amount of $152,216.

(8)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement.

(9)	The Change-in-Control Agreement provides for the value of benefits for three years following termination.

(10)	In addition to any amounts shown here, Mrs. Hoguet would also receive her 401(k) balance that was earned as of the termination date, in the amount of $750,759.

(11)	In addition to any amounts shown here, Mrs. Hoguet would also receive her supplementary retirement plan benefit that was earned as of the termination date, in the amount of $1,643,087.

(12)	Benefits include health and life insurance premiums, continued participation in certain perquisites, including senior executive discount (and gross up), automobile, financial counseling and matching gift.

		Involuntary		Involuntary	After
		Without		With	Change in
T. Cody	Voluntary	Cause		Cause	Control		Death	Disability

Salary and target bonus (to the end of contract term)	0	1,133,333		0	0	(1)	0	0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	5,386,500	(1)	0	0
Non-equity based incentive awards (2006 bonus)	0	772,800	(2)	0	772,800	(2)	772,800	772,800
Equity Based incentive awards
a. Vesting of unvested stock options(3)	0	0		0	0		0	0
b. Vesting of unvested stock credits(4)	1,224,278	1,224,278		0	2,448,556		1,683,367	1,683,367
Cash balance pension lump sum equivalent payable by reason of termination(5)	0	0	(6)	0	124,165	(7)	0	0
401(k) plan equivalent payable by reason of termination(8)	0	0	(7)	0	18,000	(7)	0	0
Supplementary retirement plan lump sum equivalent payable by reason of termination(9)	0	0		0	427,421	(7)	0	0
Retiree benefits (medical, dental, financial counseling)(10)	0	0			0	(7)	0	0
Continuation of benefits(11)	0	0		0	356,019	(7)	0	0

Total	1,224,278	3,130,411		0	9,533,461		2,456,167	2,456,167

(1)	Greater of what Federated owes under Mr. Cody’s employment agreement (salary through the end of the term of the employment agreement) or Change-in-Control Agreement benefit (3 × salary + target bonus).

(2)	The 2006 annual bonus is payable after termination.

(3)	Mr. Cody would continue to have the ability to exercise stock options that are already vested but not yet exercised, for an additional $11,831,545 in value. Because Mr. Cody is over age 62, under the terms of the 1995 Equity Plan he would continue to vest in stock options following termination (other than a termination with cause) that have not yet vested, for an additional $1,998,344 in value.

(4)	Because Mr. Cody is over age 62, certain retirement provisions of the stock credit plans apply to him. 2004-2005 performance-based stock credits are subject to a two- or three-year holding period and are payable during the holding period upon a termination (other than a termination with cause). 2004-2005 time-based stock credits are fully payable upon a termination (other than a termination with cause). 2006-2007 performance-based stock credits are payable on a pro-rata basis upon all terminations other than a termination with cause or following a change in control; all are payable following a change in control. 2006-2007 time-based stock credits are payable on a pro-rata basis for retirement or involuntary termination without cause; all are payable upon death or disability and following a change in control.

(5)	In addition to any amounts shown here, Mr. Cody would also receive his cash balance pension that has already vested, in the amount of $393,872.

(6)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement.

(7)	The Change-in-Control Agreement provides for the value of benefits for three years following termination.

(8)	In addition to any amounts shown here, Mr. Cody would also receive his 401(k) balance that was earned as of the termination date, in the amount of $876,298.

(9)	In addition to any amounts shown here, Mr. Cody would also receive his supplementary retirement plan benefit that was earned as of the termination date, in the amount of $4,478,557.

(10)	In addition, Mr. Cody will be entitled to post-retirement medical, excess medical and life insurance benefits which were grandfathered under former plans, and which have already vested, the aggregate, accumulated actuarially — determined present value of which is $140,560.

(11)	Benefits include health and life insurance premiums, continued participation in certain perquisites, including senior executive discount (and gross up), automobile, financial counseling and matching gift.

		Involuntary		Involuntary	After
		Without		With	Change in
T. Cole	Voluntary	Cause		Cause	Control		Death		Disability

Salary and target bonus (to the end of contract term)	0	1,275,000		0	0	(1)	0		0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	5,686,500	(1)	0		0
Non-equity based incentive awards (2006 bonus)	0	869,400	(2)	0	869,400	(2)	869,400		869,400
Equity Based incentive awards
a. Vesting of unvested stock options(3)	0	1,410,165	(4)	0	3,022,855	(4)	3,022,855	(4)	3,022,855	(4)
b. Vesting of time-based restricted stock	0	2,094,000	(5)	0	2,094,000	(5)	0		0
c. Vesting of unvested stock credits(6)	1,204,825	2,429,103		0	3,653,381		2,703,103		2,703,103
Cash balance pension lump sum equivalent payable by reason of termination(7)	0	0	(8)	0	127,175	(9)	0		0
401(k) plan equivalent payable by reason of termination(10)	0	0	(8)	0	18,000	(9)	0		0
Supplementary retirement plan lump sum equivalent payable by reason of termination(11)	0	0		0	1,192,904	(9)	0		0
Retiree benefits (medical, dental, financial counseling)(12)	0	0		0	0	(9)	0		0
Continuation of benefits(13)	0	0		0	262,920	(9)	0		0

Total(14)	1,204,825	8,077,668		0	16,927,135		6,595,358		6,595,358

(1)	Greater of what Federated owes under Mr. Cole’s employment agreement (salary through the end of the term of the employment agreement) or Change-in-Control Agreement benefit (3 × salary + target bonus).

(2)	The 2006 annual bonus is payable after termination.

(3)	Mr. Cole would continue to have the ability to exercise stock options that are already vested but not yet exercised, for an additional $10,004,554 in value.

(4)	Options with vesting dates between 2/3/07 and 12/31/07 would vest upon an involuntary termination without cause; all unvested options vest in the event of death or disability or change in control.

(5)	Shares are scheduled to vest on 7/11/09.

(6)	Because Mr. Cole is over age 55, certain retirement provisions of the stock credit plans apply to him. 2004-2005 stock credits (time-based and performance-based) are subject to a two- or three-year holding period and are payable on a pro-rata basis upon retirement, termination without cause and a change in control; they are fully payable upon death or disability. 2006-2007 performance-based stock credits are payable on a pro-rata basis upon a termination without cause; all are payable following a change in control. 2006-2007 time-based stock credits are payable on a pro-rata basis for involuntary termination without cause; all are payable upon death or disability and following a change in control.

(7)	In addition to any amounts shown here, Mr. Cole would also receive his cash balance pension that has already vested, in the amount of $363,711.

(8)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement.

(9)	The Change-in-Control Agreement provides for the value of benefits for three years following termination.

(10)	In addition to any amounts shown here, Mr. Cole would also receive his 401(k) balance that was earned as of the termination date, in the amount of $1,033,771.

(11)	In addition to any amounts shown here, Mr. Cole would also receive his supplementary retirement plan benefit that was earned as of the termination date, in the amount of $4,402,809.

(12)	In addition, Mr. Cole will be entitled to post-retirement medical, excess medical and life insurance benefits which were grandfathered under former plans, and which have already vested, the aggregate, accumulated actuarially — determined present value of which is $152,934.

(13)	Benefits include health and life insurance premiums, continued participation in certain perquisites, including senior executive discount (and gross up), automobile, financial counseling and matching gift.

(14)	In addition to the amounts shown, upon any termination Mr. Cole would also receive the balance in his accounts under the deferred compensation plan (currently in the amount of $477,349) in accordance with the terms of the plan.

		Involuntary		Involuntary	After
		Without		With	Change in
J. Grove	Voluntary	Cause		Cause	Control		Death		Disability

Salary and target bonus (to the end of contract term)	0	1,275,000		0	0	(1)	0		0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	5,686,500	(1)	0		0
Non-equity based incentive awards (2006 bonus)	0	869,400	(2)	0	869,400	(2)	869,400		869,400
Equity Based incentive awards
a. Vesting of unvested stock options(3)	0	727,455	(4)	0	3,022,855	(4)	3,022,855	(4)	3,022,855	(4)
b. Vesting of time-based restricted stock	0	2,135,880	(5)	0	2,135,880	(5)	0		0
c. Vesting of unvested stock credits(6)	1,204,825	2,429,103		0	3,653,381		2,703,103		2,703,103
Cash balance pension lump sum equivalent payable by reason of termination(7)	0	0	(8)	0	116,543	(9)	0		0
401(k) plan equivalent payable by reason of termination(10)	0	0	(8)	0	18,000	(9)	0		0
Supplementary retirement plan lump sum equivalent payable by reason of termination(11)	0	0		0	956,948	(9)	0		0
Retiree benefits (medical, dental, financial counseling)(12)	0	0		0	0	(9)	0		0
Continuation of benefits(13)	0	0		0	255,756	(9)	0		0

Total(14)	1,204,825	7,436,838		0	16,715,263		6,595,358		6,595,358

(1)	Greater of what Federated owes under Ms. Grove’s employment agreement (salary through the end of the term of the employment agreement) or Change-in-Control Agreement benefit (3 × salary + target bonus).

(2)	The 2006 annual bonus is payable after termination.

(3)	Ms. Grove would continue to have the ability to exercise stock options that are already vested but not yet exercised, for an additional $12,101,866 in value.

(4)	Options with vesting dates between 2/3/07 and 12/31/07 would vest upon an involuntary termination without cause; all unvested options vest in the event of death or disability or change in control.

(5)	Shares are scheduled to vest on 7/11/09.

(6)	Because Ms. Grove is over age 55, certain retirement provisions of the stock credit plans apply to her. 2004-2005 stock credits (time-based and performance-based) are subject to a two- or three-year holding period and are payable on a pro-rata basis upon retirement, termination without cause and a change in control; they are fully payable upon death or disability. 2006-2007 performance-based stock credits are payable on a pro-rata basis upon a termination without cause; all are payable following a change in control. 2006-2007 time-based stock credits are payable on a pro-rata basis for involuntary termination without cause; all are payable upon death or disability and following a change in control.

(7)	In addition to any amounts shown here, Ms. Grove would also receive her cash balance pension that has already vested, in the amount of $306,940.

(8)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement.

(9)	The Change-in-Control Agreement provides for the value of benefits for three years following termination.

(10)	In addition to any amounts shown here, Ms. Grove would also receive her 401(k) balance that was earned as of the termination date, in the amount of $426,952.

(11)	In addition to any amounts shown here, Ms. Grove would also receive her supplementary retirement plan benefit that was earned as of the termination date, in the amount of $4,133,003.

(12)	In addition, Ms. Grove will be entitled to post-retirement medical, excess medical and life insurance benefits which were grandfathered under former plans, and which have already vested, the aggregate, accumulated actuarially — determined present value of which is $142,305.

(13)	Benefits include health and life insurance premiums, continued participation in certain perquisites, including senior executive discount (and gross up), automobile, financial counseling and matching gift.

(14)	In addition to the amounts shown, upon any termination Ms. Grove would also receive the balance in her accounts under the deferred compensation plan (currently in the amount of $65,810) in accordance with the terms of that plan.

		Involuntary		Involuntary	After
		Without		With	Change in
S. Kronick	Voluntary	Cause		Cause	Control		Death		Disability

Salary and target bonus (to the end of contract term)	0	1,487,500		0	0	(1)	0		0
Cash severance benefit (3 × salary plus target bonus)	0	0		0	7,125,300	(1)	0		0
Non-equity based incentive awards (2006 bonus)	0	1,014,300	(2)	0	1,014,300	(2)	1,014,300		1,014,300
Equity Based incentive awards
a. Vesting of unvested stock options(3)	0	1,410,165	(4)	0	3,291,355	(4)	3,291,355	(4)	3,291,355	(4)
b. Vesting of time-based restricted stock	0	2,094,000	(5)	0	2,094,000	(5)	0		0
c. Vesting of unvested stock credits(6)	1,204,825	2,429,103		0	3,653,381		2,703,103		2,703,103
Cash balance pension lump sum equivalent payable by reason of termination(7)	0	0	(8)	0	108,040	(9)	0		0
401(k) plan equivalent payable by reason of termination(10)	0	0	(8)	0	18,000	(9)	0		0
Supplementary retirement plan lump sum equivalent payable by reason of termination(11)	0	0		0	1,219,826	(9)	0		0
Retiree benefits (medical, dental, financial counseling)	0	0		0	0	(9)	0		0
Continuation of benefits(12)	0	0		0	262,029	(9)	0		0

Total	1,204,825	8,435,068		0	18,786,231		7,008,758		7,008,758

(1)	Greater of what Federated owes under Ms. Kronick’s employment agreement (salary through the end of the term of the employment agreement) or Change-in-Control Agreement benefit (3 × salary + target bonus).

(2)	The 2006 annual bonus is payable after termination.

(3)	Ms. Kronick would continue to have the ability to exercise stock options that are already vested but not yet exercised, for an additional $12,561,936 in value.

(4)	Options with vesting dates between 2/3/07 and 12/31/07 would vest upon an involuntary termination without cause; all unvested options vest in the event of death or disability or change in control.

(5)	Shares are scheduled to vest on 7/11/09.

(6)	Because Ms. Kronick is over age 55, certain retirement provisions of the stock credit plans apply to her. 2004-2005 stock credits (time-based and performance-based) are subject to a two- or three-year holding period and are payable on a pro-rata basis upon retirement, termination without cause and a change in control; they are fully payable upon death or disability. 2006-2007 performance-based stock credits are payable on a pro-rata basis upon a termination without cause; all are payable following a change in control. 2006-2007 time-based stock credits are payable on a pro-rata basis for involuntary termination without cause; all are payable upon death or disability and following a change in control.

(7)	In addition to any amounts shown here, Ms. Kronick would also receive her cash balance pension that has already vested, in the amount of $261,384.

(8)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement.

(9)	The Change-in-Control Agreement provides for the value of benefits for three years following termination.

(10)	In addition to any amounts shown here, Ms. Kronick would also receive her 401(k) balance that was earned as of the termination date, in the amount of $1,202,754.

(11)	In addition to any amounts shown here, Ms. Kronick would also receive her supplementary retirement plan benefit that was earned as of the termination date, in the amount of $4,433,678.

(12)	Benefits include health and life insurance premiums, continued participation in certain perquisites, including senior executive discount (and gross up), automobile, financial counseling and matching gift.

Matching Gift Program

All Federated employees, including the Named Executives, may participate in the matching gift program of the Federated Department Stores Foundation. Under this program, the Federated Department Stores Foundation will match up to a total of $22,500 in gifts made by the employee to approved charities in any calendar year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Federated’s directors and executive officers, and certain persons who beneficially own more than 10% of the common stock outstanding, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Federated with copies of all Section 16(a) reports they file.

To Federated’s knowledge, based solely on a review of the copies of reports furnished to Federated and written representations signed by all directors and executive officers that no other reports were required with respect to their beneficial ownership of common stock during fiscal 2006, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more than 10% of the common stock outstanding to report transactions in securities were timely filed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

POLICY ON RELATED PERSON TRANSACTIONS

Under its Code of Business Conduct and Ethics, Federated requires all employees, including its officers and Non-Employee Directors, to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion, including by having a financial interest in suppliers. Any circumstances that may compromise their ability to perform independently must be disclosed to Federated’s general counsel, or in the case of the Named Executives and the Non-Employee Directors, must be disclosed to the chair of the NCG Committee. Under Item 404(a) of Regulation S-K, Federated is required to disclose transactions involving an executive officer or a director and the company or its subsidiaries in excess of $120,000. Based upon records available to the company, there were no such transactions in fiscal 2006.

REPORT OF THE AUDIT COMMITTEE

The Board has adopted a written Audit Committee Charter. All members of the Audit Committee are independent, as defined in Sections 303A.06 and 303A.07 of the NYSE’s listing standards.

The Audit Committee has reviewed and discussed with Federated’s management and KPMG LLP, the audited financial statements of Federated contained in Federated’s Annual Report to stockholders for fiscal 2006. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communications with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committee’s”), and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Federated’s Annual Report on Form 10-K for fiscal 2006, filed with the United States Securities and Exchange Commission.

Respectfully submitted,

Marna C. Whittington, Chairperson
Joseph Neubauer
Joyce M. Roché
William P. Stiritz

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Proposals for 2008 Annual Meeting.  You may submit proposals on matters appropriate for stockholder action at Federated’s annual stockholders’ meetings in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in Federated’s proxy materials relating to its 2008 annual meeting of stockholders, you must satisfy all applicable requirements of Rule 14a-8 and Federated must receive such proposals no later than December 13, 2007.

Except in the case of proposals made in accordance with Rule 14a-8, the By-Laws require that stockholders intending to bring any business before an annual meeting of stockholders deliver written notice thereof to the Secretary of Federated not less than 60 days prior to the meeting. However, in the event that the date of the meeting is not publicly announced by Federated by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise at least 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Federated not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things, that the notice by the stockholder set forth a description of the business to be brought before the meeting and certain information concerning the stockholder proposing such business, including such stockholder’s name and address, the class and number of shares of Federated’s capital stock that are owned beneficially by such stockholder and any material interest of such stockholder in the business proposed to be brought before the meeting. The chairman of the meeting may refuse to permit to be brought before the meeting any stockholder proposal (other than a proposal made in accordance with Rule 14a-8) not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to nominate candidates for election as directors. See “Further Information Concerning the Board of Directors — Director Nomination Procedures.”

OTHER MATTERS

Paper Stock Certificates.  Evelyn Y. Davis, Editor, Highlights and Lowlights, submitted a proposal asking that the Board take the steps necessary to have stock certificates issued to stockholders who prefer to have paper stock certificates rather than book entry registration of their ownership of Federated common stock. Federated has implemented procedures with its stock transfer agent to have stock certificates issued to stockholders upon request and Mrs. Davis has withdrawn her proposal.

General.  The Board knows of no other business that will be presented for consideration at the annual meeting other than that described in this proxy statement. However, if any business shall properly come before the annual meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

The cost of preparing, assembling and mailing the proxy material will be borne by Federated. Federated’s Annual Report for fiscal 2006, which is being mailed to the stockholders with this proxy statement, is not to be regarded as proxy soliciting material. Federated may solicit proxies otherwise than by the use of the mails, in that certain officers and regular employees of Federated, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Federated will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. In addition, Federated has engaged the firm of Georgeson, Inc., of New York City, to assist in the solicitation of proxies on behalf of the Board. Georgeson will solicit proxies with respect to common stock held by brokers, bank nominees, other institutional holders and certain individuals, and will perform related services. It is anticipated that the cost of the solicitation service to Federated will not substantially exceed $9,000.

Dennis J. Broderick
Secretary

April 4, 2007

PLEASE CAST YOUR VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED
PROXY CARD. IF YOU CHOOSE TO CAST YOUR VOTE BY COMPLETING THE
ENCLOSED PROXY CARD, PLEASE RETURN IT PROMPTLY IN THE
ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES.

Appendix A

POLICY AND PROCEDURES FOR PRE-APPROVAL OF NON-AUDIT
SERVICES BY OUTSIDE AUDITORS

I.	Authority to Approve Non-Audit Services

Except as noted below, the Audit Committee (the “Committee”) will approve in advance all permitted non-audit services1 (the “Permitted NAS”).

A. The Committee may delegate to the Chair of the Committee the authority to pre-approve Permitted NAS; provided that any such pre-approval of Permitted NAS granted by any such delegee must be presented to the Committee at its meeting next following the approval.

B. Pre-approval is not required for any Permitted NAS if:

1. the aggregate amount of any such Permitted NAS constitutes no more than five percent (5%) of the total revenues paid by Federated to its auditors during the fiscal year in which the Permitted NAS are provided;

2. the Permitted NAS were not recognized at the time of the auditor’s engagement to be a Permitted NAS (i.e., either a service indicated as an audit service at the time of the engagement evolves over the course of the engagement to become a non-audit service, or a non-audit service not contemplated at all at the time of the engagement is performed by the outside auditor after the engagement is approved); and

3. the Permitted NAS are promptly brought to the attention of the Committee (or its delegee) by management and approved prior to the completion of the audit.

II.	Disclosure of Permitted Non-Audit Services in Outside Auditor’s Engagement Letter

A. The Committee is to receive an itemization in the outside auditor’s engagement letter of Permitted NAS that the outside auditors propose to deliver to Federated during the course of the year covered by the engagement and contemplated at the time of the engagement.

1. In its submissions to management covering its proposed engagement the outside auditors are to include a statement that the delivery of Permitted NAS during the preceding fiscal year did not impair the independence of the outside auditors.

B. Whether a Permitted NAS is set out in the auditor engagement letter or proposed by the outside auditors subsequent to the time the engagement letter is submitted, the Committee (or its delegee as described above) is to consider, with input from management, whether delivery of the Permitted NAS impairs independence of the outside auditors.

1. The Committee is to evaluate, in making such consideration, the non-audit factors and other related principles (the “Qualifying Factors”) set out below.

1 The nine categories of prohibited non-audit services are: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

A-1

•	Whether the service is being performed principally for the Audit Committee;

•	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Federated’s financial reporting process;

•	Whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;

•	Whether the service would be performed by outside audit personnel and, if so, whether it will enhance their knowledge of Federated’s business and operations;

•	Whether the role of those performing the service (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted) would be inconsistent with the outside auditor’s role;

•	Whether the outside audit firm’s personnel would be assuming a management role or creating a mutuality of interest with Federated’s management;

•	Whether the outside auditors, in effect, would be auditing their own numbers;

•	Whether the project must be started and completed very quickly;

•	Whether the outside audit firm has unique expertise in the service;

•	Whether the service entails the outside auditor serving in an advocacy role for Federated; and

•	The size of the fee(s) for the non-audit service(s).

III.	Annual Assessment of Policy

The Committee will determine on an annual basis whether to amend this policy.

A-2

Appendix B

FEDERATED DEPARTMENT STORES, INC.

1992 INCENTIVE BONUS PLAN

(As amended and restated as of February 3, 2007)

Federated Department Stores, Inc., a Delaware corporation (the “Company”), hereby amends and restates this 1992 Incentive Bonus Plan (this “Bonus Plan”) effective, subject to the provisions of Section 15 as of February 3, 2007.

1. Purpose.  The purpose of this Bonus Plan is to promote the attainment of the Company’s performance goals by providing incentive compensation for certain designated key executives and employees of the Company and its Subsidiaries.

2. Definitions.  As used in this Bonus Plan, the following terms have the following meanings when used herein with initial capital letters:

a. “Annual Incentive Award” means the incentive bonus earned by a Participant pursuant to Section 5.

b. “Award” means an Annual Incentive Award or a Long-Term Incentive Award.

c. “Board” means the Board of Directors of the Company.

d. “Change in Control” means the occurrence of any of the following events:

i. The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”) immediately prior to such transaction;

ii. The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

iii. There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;

iv. If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of Section 2(d)(iii), unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of Section 2(d)(iii) solely because (1) the Company, (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise.

e. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

f. “Compensation Committee” means a committee appointed by the Board in accordance with the By-Laws of the Company consisting of at least three Non-Employee Directors. To the extent that the authority of the Compensation Committee has been delegated to executive employee pursuant to Section 12, the term “Compensation Committee” includes any person to whom such authority has been delegated.

g. “Covered Employee” means a Participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

h. “Long-Term Incentive Award” means the incentive bonus, if any, earned by a Participant pursuant to Section 6.

i. “Non-Employee Director” means a director of the Company who is not a full-time employee of the Company or any Subsidiary.

j. “Operating Unit” means the Company as a whole and each other individual subsidiary, division, store, or other business unit of the Company in which individuals employed thereby or therein have been approved to participate in this Bonus Plan by the Compensation Committee.

k. “Participant” means a person who is designated as a participant in this Bonus Plan pursuant to Section 3.

l. “Performance Formula” means, for a Performance Period, one or more objective formulas established by the Compensation Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Measures. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

m. “Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Compensation Committee as the performance standard for a Performance Measure. Performance Goals may vary from Performance Period to Performance Period, and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

n. “Performance Measure” means one or more of the following measures selected by the Compensation Committee to measure Operating Unit performance for a Performance Period:

i. total sales;

ii. comparable store sales;

iii. gross margin;

iv. operating or other expenses;

v. earnings before interest and taxes (“EBIT”);

vi. earnings before interest, taxes, depreciation and amortization;

vii. net income;

viii. earnings per share (either basic or diluted); ix. cash flow;

x. return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

xi. stock price appreciation;

xii. operating income;

xiii. net cash provided by operations;

xiv. total shareowner return; and

xv. customer satisfaction.

Such Performance Goals may be expressed with respect to the Company or one or more other Operating Units and may be expressed in terms of absolute levels or percentages or ratios expressing relationships between two or more of the foregoing measures of performance (e.g., EBIT as a percentage of total sales), period-to-period changes, relative to business plans or budgets, or relative to one or more other companies or one or more indices. For Participants who are not Covered Employees, Performance Measures may also include individual performance ratings or other performance measures, as determined by the Compensation Committee.

o. “Performance Period” means, in the case of determining Annual Incentive Awards pursuant to Section 5, one fiscal year of the Company, and in the case of determining Long-Term Incentive Awards pursuant to Section 6, a period determined by the Compensation Committee not longer than five consecutive fiscal years of the Company. Any Performance Period will commence on the first day of each fiscal year of the Company.

p. “Retirement” means a Participant’s voluntary termination of employment with the Company on or after attainment of age 65, or such other age as may from time to time be established as the normal retirement date under the Company’s principal retirement benefit plan in which the Participant is a participant, and before being informed by the Company that his or her employment will be terminated.

q. “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule substantially to the same effect), as in effect from time to time.

r. “Subsidiary” has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or under any successor rule substantially to the same effect).

3. Eligibility.  Executives of the Company and its Subsidiaries (including without limitation a store principal, general merchandise manager, divisional merchandise manager, store manager, senior vice president or other vice president or elected officer of the Company or of an Operating Unit) may be eligible to participate in this Bonus Plan. The Compensation Committee may, in its sole discretion, designate any such executive as a Participant for one or more Performance Periods or portions thereof. Designation of an individual as a Participant for any Performance Period shall not require designation of such individual as a Participant in any other Performance Period, and designation of one individual as a Participant shall not require designation of any other individual as a Participant for such Performance Period or for any other Performance Period.

4. Performance Goals.

a. The Compensation Committee may

i. approve, for each Performance Period, the applicable Performance Formula, Performance Measures and Performance Goals for the Company and for each other Operating Unit, as well as for individual Participants in this Bonus Plan and

ii. adjust an Award, in its discretion,

(1) upward or downward to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances, as determined by the Compensation Committee, and

(2) downward (for a Covered Employee) or upward or downward (for a Participant who is not a Covered Employee), in the sole and absolute discretion of the Compensation Committee ;

provided, however, that, with respect to a Covered Employee, no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

b. No Award will be payable to any Covered Employee until the Compensation Committee certifies, in writing, that the requirements set forth in this Section 4 have been satisfied.

c. As soon as practicable after they have approved the Performance Formula, Performance Measures and Performances Goals for the Company and each other Operating Unit, the Compensation Committee will

i. notify each eligible employee who has been selected to participate in this Bonus Plan that he or she is a Participant under this Bonus Plan for such Performance Period and

ii. communicate in writing to each Participant the minimum, target and maximum Performance Goals applicable to such Participant for such Performance Period, and the corresponding minimum, target and maximum levels of Awards for performance by the Participant with respect to such Performance Goals.

5. Annual Incentive Awards.

a. Subject to Section 4, each executive designated as a Participant with respect to an Annual Performance Period may earn Annual Incentive Awards as hereinafter provided. Each Operating Unit’s actual performance during a particular Performance Period will be measured against the Performance

Goals established therefor by the Compensation Committee, in accordance with Section 4. In addition to target levels of performance set out in the Performance Goals, the Performance Goals may also have threshold levels of performance and maximum levels of performance. In the event such Operating Unit’s performance for the Performance Period

i. is below the minimum Performance Goal established therefor, no Annual Incentive Awards will be paid to Participants in respect thereof,

ii. is equal to the minimum Performance Goal established therefor, the minimum level of Annual Incentive Awards will be paid to Participants in respect thereof,

iii. is equal to the target Performance Goal established therefor, the target level of Annual Incentive Awards will be paid to Participants in respect thereof,

iv. is equal to or greater than the maximum Performance Goal established therefor, the maximum level of Annual Incentive Awards will be paid to Participants in respect thereof, and

v. is between any two of the Performance Goal levels described in the immediately preceding clauses (i), (ii), and (iii), the level of Annual Incentive Awards to be paid to Participants in respect thereof will be a level interpolated by the Compensation Committee , between the corresponding levels of Annual Incentive Awards paid in respect of such Performance Goal levels.

In the event of a Performance Goal with no threshold level of performance, target performance must be achieved in order for any Annual Incentive Award to be paid to Participants in respect thereof. In the event of a Performance Goal with no maximum level of performance and performance exceeds the target level of performance, subject to Section 5(c) hereof, Annual Incentive Awards to be paid to Participants in respect thereof will be calculated at a rate established (for Covered Employees, when the Performance Goal is initially approved; for other Participants, at any time) by the Compensation Committee, for above target performance.

b. The Annual Incentive Award determined pursuant to Section 5(a) may be adjusted pursuant to Section 4(a)(ii).

c. Notwithstanding any other provision of this Bonus Plan to the contrary, in no event will an Annual Incentive Award paid to any Participant for a fiscal year exceed $7.0 million.

6. Long-Term Incentive Awards.

a. Subject to Section 4, each executive designated as a Participant with respect to a Long-term Performance Period may earn Long-Term Incentive Awards as hereinafter provided. Each Operating Unit’s actual performance during a particular Performance Period will be measured against the Performance Goals established therefor by the Compensation Committee, in accordance with Section 4. In addition to target levels of performance set out in the Performance Goals, the Performance Goals may also have threshold levels of performance and maximum levels of performance. In the event such Operating Unit’s performance for such Performance Period

i. is below the minimum Performance Goal established therefor, no Long-Term Incentive Awards will be paid to Participants in respect thereof,

ii. is equal to the minimum Performance Goal established therefor, the minimum level of Long-Term Incentive Awards will be paid to Participants in respect thereof,

iii. is equal to the target Performance Goal established therefor, the target level of Long-Term Incentive Awards will be paid to Participants in respect thereof,

iv. is equal to or greater than the maximum Performance Goal established therefor, the maximum level of Long-Term Incentive Awards will be paid to Participants in respect thereof, and

v. is between any two of the Performance Goal levels described in the immediately preceding clauses (i), (ii), and (iii), the level of Long-Term Incentive Awards to be paid to Participants in respect thereof will be a level interpolated by the Compensation Committee between the corresponding levels of Long-Term Incentive Awards paid in respect of such Performance Goal levels.

In the event of a Performance Goal with no threshold level of performance, target performance must be achieved in order for any Long-Term Incentive Award to be paid to Participants in respect thereof. In the event of a Performance Goal with no maximum level of performance and performance exceeds the target level of performance, subject to Section 6(c) hereof, Long-Term Incentive Awards to be paid to Participants in respect thereof will be calculated at a rate established (for Covered Employees, when the Performance Goal is initially approved; for other Participants, at any time) by the Compensation Committee, for above target performance.

b. The Long-Term Incentive Award determined pursuant to Section 6(a) may be adjusted pursuant to Section 4(a)(ii).

c. Notwithstanding any other provision of this Bonus Plan to the contrary, in no event will a Long-Term Incentive Award paid to any Participant for a Performance Period exceed $3.0 million.

7. Payment of Awards.  Awards will be paid to Participants in respect of any particular Performance Period

i. in cash,

ii. in a lump sum and/or in deferred payments or grants, and

iii.	on the date(s) and other terms, including any premium in respect of any deferred payments or grants,

in each case as determined by the Compensation Committee at the time that Performance Goals are established for a particular Performance Period.

The Company may deduct from any payment such amounts as may be required to be withheld under any federal, state, or local tax laws.

8. Termination of Employment.

a. Death, Disability or Retirement. If a Participant terminates employment with the Company and its Subsidiaries before the last day of a Performance Period due to death, disability, or Retirement, the Participant’s Awards will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period.

b. Termination without Cause. If a Participant’s employment with the Company and its Subsidiaries is terminated by the Company or any such Subsidiary before the last day of a Performance Period for any reason other than for Cause (as hereinafter defined), the Participant’s Awards will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period.

c. Other Termination. Except as otherwise provided in this Section 8, if a Participant’s employment with the Company and its Subsidiaries is terminated before the day on which an Award with respect to a Performance Period is paid, for any reason, the Participant will not be entitled to any Award for such Performance Period unless otherwise determined by the Compensation Committee or unless otherwise required by law.

d. Cause. For purposes of this Agreement, “Cause” means any act of dishonesty, fraud, or willful misconduct by a Participant in the performance of the Participant’s duties as an employee of the Company, or any conviction of a Participant for any felony involving moral turpitude.

9. Change in Control.  In connection with any actual or potential Change in Control of the Company, then the Compensation Committee will take all such actions hereunder as it may determine to be necessary or appropriate to treat Participants equitably hereunder, including without limitation the modification or waiver of applicable Performance Formulas, Performance Goals, Performance Measures, Performance Periods, or Awards, notwithstanding the terms of any initial award, and whether to establish or fund a trust or other arrangement intended to secure the payment of such Awards.

10. Transfers and Changes in Responsibilities.

a. If a Participant’s responsibilities materially change or the Participant is transferred during a Performance Period to another Operating Unit or to a position that is not designated or eligible to participate in this Bonus Plan, the Company may, as determined by the Compensation Committee, either

i. continue the Participant’s participation in this Bonus Plan and, except in the case of a Covered Employee, as of the date of such change or transfer, establish new performance awards (as determined pursuant to Section 10(b)) in respect of Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, for the Participant with respect to his or her new position, in which case the Participant’s Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, will be prorated on the basis of the number of months of service by the Participant at each Operating Unit during the Performance Period and paid when and in the form otherwise payable, or

ii. terminate the Participant’s participation in this Bonus Plan in respect of Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, in which case the Participant’s Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, would be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period.

11. Security of Payment of Benefits.  Unless otherwise determined by the Board, all Annual Incentive Awards and Long-Term Incentive Awards will be paid from the Company’s general assets, and nothing contained in this Bonus Plan will require the Company to set aside or hold in trust any funds for the benefit of any Participant, who will have the status of a general unsecured creditor of the Company.

12. Administration of the Plan.

a. This Bonus Plan will be administered by the Compensation Committee. The Compensation Committee may from time to time delegate (or revoke the delegation of) all or any part of its authority under this Bonus Plan to (or from) an executive employee or executive employees of the Company or Subsidiary, who may in turn delegate (or revoke the delegation of) all or any part of their authority under this Bonus Plan to (of from) another executive employee or executive employees of the Company or Subsidiary; provided, however, that, with respect to a Covered Employee, no such authority shall be delegated if the effect of such delegation would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

b. The Compensation Committee will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Bonus Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Bonus Plan. All such actions will be in the sole discretion of the Compensation Committee, and, when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Compensation Committee of any provision of this Bonus Plan or of any agreement, notification, or document evidencing the grant of benefits payable to Participants and any determination by the Compensation Committee, in its sole discretion pursuant to any provision of this Bonus Plan or any provision of such agreement, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board or of the Compensation Committee will be liable for any action or determination made in good faith.

c. The provisions of Sections 5 and 6 will be interpreted as authorizing the Compensation Committee in taking any action under or pursuant to this Bonus Plan, to take any action it determines in its sole discretion to be appropriate, subject only to the express limitations therein contained, and no authorization in either such Section or any other provision of this Bonus Plan is intended or may be deemed to constitute a limitation on the authority of the Compensation Committee.

d. The existence of this Bonus Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Compensation Committee or the Company to take any other action, including in respect of the grant or award of any annual or long-term bonus or other right or benefit, whether or not authorized by this Bonus Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

13.	Compliance with Certain Sections of the Code.

a. Section 409A.  To the extent applicable, it is intended that this Bonus Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Bonus Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants. Any reference in this Bonus Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

b. Section 162(m).   Certain provisions of this plan are intended to comply with the exception from Section 162(m) of the Code for qualified performance-based compensation, and in those situations where the Compensation Committee intends for the Company to satisfy the requirements of Section 162(m), this plan will be construed, applied, and administered accordingly.

14. Miscellaneous.

a. This Bonus Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

b. Except as otherwise provided in this Bonus Plan, no right or benefit under this Bonus Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

c. This Bonus Plan may be amended or terminated from time to time by the Board. In the event this Bonus Plan is terminated before the last day of a Performance Period, Awards payable for such Performance Period will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period, which will be deemed to continue until the expiration thereof as if this Bonus Plan had not been terminated.

d. If any provision in this Bonus Plan is held to be invalid or unenforceable, no other provision of this Bonus Plan will be affected thereby.

e. This Bonus Plan will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

15. Effectiveness.  The amendment and restatement of this Bonus Plan set forth herein will become effective as of February 3, 2007; provided, however, that the amendment and restatement will not become effective with respect to Covered Employees unless the holders of a majority of the shares of common stock of the Company actually voting on the matter approve this Bonus Plan, as amended and restated hereby, at a meeting of the stockholders of the Company.

Appendix C

FEDERATED DEPARTMENT STORES, INC.

DIRECTOR DEFERRED COMPENSATION PLAN

1. Purpose of the Plan.  The purpose of this Plan is to encourage the highest level of performance of Directors by providing Directors with a proprietary interest in the Company’s success and progress by offering long-term incentives in addition to current cash compensation.

2. Definitions.  In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

Average Price means the average closing price of the Common Shares on the New York Stock Exchange for the last 20 trading days of the applicable calendar month (or, if there are less than 20 trading days in such month, for the full number of trading days in such month).

Board means the board of directors of the Company.

Change in Control means the occurrence of any of the following events:

(i) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”) immediately prior to such transaction;

(ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(iii) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;

(iv) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of clause (iii) above, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of clause (iii) solely because (1) the Company, (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise.

Common Shares means the common stock of Company.

Company means Federated Department Stores, Inc., a Delaware corporation.

Director means a member of the Board who is not a full-time employee of the Company or any Subsidiary.

Director Compensation means the Retainer and the Meeting Fees as established by the Board from time to time. The amounts of Director Compensation shall be denominated initially in dollars, subject to the other terms of this Plan and, during each Plan Year, shall be credited and paid in accordance with the provisions of this Plan.

Elective Compensation means Director Compensation that is not Mandatory Stock Compensation.

Elective Stock Credits means stock equivalents that are equal to the number of Common Shares that could be purchased with an amount of Elective Compensation as described in Section 5.

Mandatory Stock Compensation means an amount equal to fifty percent of the Director Compensation.

Mandatory Stock Credits means stock equivalents that are equal to the number of Common Shares that could be purchased with an amount of Mandatory Stock Compensation as described in Section 4.

Meeting Fees means the amounts, if any, payable to a Director for attendance at meetings of the Board or a committee of the Board during a Plan Year.

Plan Year means each calendar year during the term of this Plan.

Retainer means the amounts payable to a Director as an annual retainer fee, if any, for his or her service as a Director during a Plan Year and the fees, if any, for serving as chairperson of a committee of the Board during a Plan Year.

Subsidiary has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or in any successor rule substantially to the same effect).

Term means

(i) with respect to individuals who are Directors at the beginning of the 2007 Plan Year, the period of service commencing on the first day of the 2007 Plan Year and ending on the date upon which the Director ceases to be a member of the Board, including by reason of: (a) the Director fails to be reelected to the Board by the stockholders of the Company, (b) the Director’s voluntary resignation from the Board upon retirement or otherwise by notice duly given and accepted by the Board, or (c) the Director’s death or disability; and

(ii) with respect to individuals who become Directors after the first day of the 2007 Plan Year, the period of service commencing on the effective date upon which the Director is elected to the Board as a Director and ending on the date upon which the Director ceases to be a member of the Board, including by reason of: (a) the Director fails to be reelected to the Board by the stockholders of the Company,

(b) the Director’s voluntary resignation from the Board upon retirement or otherwise by notice duly given and accepted by the Board, or (c) the Director’s death or disability.

3. Shares Available Under the Plan.  Subject to adjustment as provided in Section 7, the maximum number of Common Shares that may be issued as Mandatory Stock Compensation under the Plan is 250,000 shares.

4. Mandatory Stock Compensation.

4.1. Terms of the Mandatory Stock Compensation.

(a) The Mandatory Stock Compensation shall be payable to the Director in Common Shares. The Mandatory Stock Compensation shall be credited as earned to a deferral account (the “Account”) maintained for the Director as provided in this Agreement.

(b) The Mandatory Stock Compensation shall be paid to the Director no sooner than three years after the end of the calendar quarter in which it is earned. The times at which the Mandatory Stock Compensation shall be paid to the Director shall be determined pursuant to the following provisions of the Plan.

(c) The Director may elect (prior to the Plan Year in which the Mandatory Stock Compensation is to be earned as provided in Section 6) to have his or her Mandatory Stock Compensation deferred until the later of

(i) the expiration of the Term, or

(ii) three years after the end of the calendar quarter in which the Mandatory Stock Compensation is earned.

4.2. Deferral of Mandatory Stock Compensation.

(a) On the last day of each month, the Director’s Account shall be credited with

(i) Mandatory Stock Credits equal to the number of Common Shares that could be purchased with the amount of the Mandatory Stock Compensation payable to the Director during such month based upon the Average Price of such Common Shares, and

(ii) the dollar amount of any part of such Mandatory Stock Compensation that is not convertible into a full Common Share.

(b) The Mandatory Stock Credits in the Account shall be credited, on the last day of each calendar quarter, with a dividend equivalent which shall be in an amount determined by multiplying the dividends paid, either in cash or property (other than Common Shares), on a Common Share to a stockholder of record during such quarter, by the number of Mandatory Stock Credits in the Account at the beginning of such calendar quarter (with appropriate adjustment to reflect any increase or decrease during the calendar quarter in the number of Mandatory Stock Credits in the Account as a result of the application of Section 7). In the case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Company. If, on the last day of any calendar quarter, the dollar amounts credited to the Director in the Account equal or exceed the closing price of a Common Share on the last trading day of such quarter, such amount shall be treated as if it were an allotment of Mandatory Stock Credits made on such date and such dollar amount shall be reduced accordingly.

(c) At the end of each calendar quarter, the Mandatory Stock Credits in the Account at the end of such calendar quarter (including any Mandatory Stock Credits credited to the Account for such calendar quarter as a result of the conversion of dividend equivalents and the operation of Section 4.2(b) above) shall be converted into actual Common Shares and credited to a Grantor (Rabbi) Trust, intended to meet the safe harbor provisions of RevProc 92-64 (the “Trust”). The Mandatory Stock Credits in the Account shall be converted to Common Shares through transfer to the Trust, or purchase by the Trust, of Common Shares, which shall be held for the benefit of the Director. Notwithstanding the conversion of Mandatory Stock Credits into Common Shares as described herein, the Mandatory Stock Credits shall continue to be tracked in the Director’s Account for purposes of determining the Director’s entitlements hereunder.

4.3. Payment and Distribution.

(a) With respect to Mandatory Stock Compensation for a calendar quarter that the Director has not elected to defer as provided in Section 4.1(c), the distribution of Common Shares relating to such Mandatory Stock Compensation shall be paid on the first Tuesday following the end of the calendar quarter that is three years from the date the Mandatory Stock Compensation was initially earned or as soon thereafter as practicable.

(b) With respect to Mandatory Stock Compensation for a calendar quarter that the Director has elected to defer as provided in Section 4.1(c), the distribution of Common Shares relating to such Mandatory Stock Compensation shall be made in such number of annual installments as the Director shall elect pursuant to Section 6, commencing on the first Tuesday following the end of the calendar quarter in which the Director’s Term ends or as soon thereafter as practicable.

(c) All distributions of the Mandatory Stock Compensation shall be made in Common Shares (except that cash described in Section 4.2(b) that has not been treated as an allotment of Mandatory Stock Credits shall be distributed in cash). The distribution of Common Shares may be made directly from the Trust. The Director’s Account shall be adjusted to reflect all distributions of Mandatory Stock Compensation to the Director.

5. Elective Compensation.

5.1. Terms of the Elective Compensation.  Elective Compensation may be, at the Director’s option,

(i) payable in cash as earned;

(ii) deferred in cash until expiration of the Term by the Company crediting dollar equivalents to the Account; or

(iii) deferred in Common Shares until expiration of the Term by the Company crediting Elective Stock Credits to the Account.

5.2. Deferral of Elective Compensation.

(1) Deferral in Cash.

(a) If any portion of the Elective Compensation is elected to be deferred in the form of cash, the Director’s Account shall be credited, at the end of each month, with the dollar amount of the Elective Compensation that is payable to the Director during such month.

(b) The Elective Compensation deferred in the form of cash in the Account shall be further credited, as of the end of each Plan Year, with an interest equivalent determined by applying to (i) 100 percent of the cash allotments in the Account at the end of the preceding Plan Year, and (ii) 50 percent of the cash allotments elected by the Director for the Plan Year just ended, an interest rate equal to the bond yield (percent per annum) on United States 30-year government bonds as of December 31 of the prior Plan Year, as published in the Federal Reserve Bulletin. The interest equivalent credited pursuant to this Section 5.2(b) shall be adjusted on a pro rata basis for partial years.

(2) Deferral in Common Shares.

(a) If any portion of the Elective Compensation is elected to be deferred in the form of Common Shares, the Director’s Account shall be credited, at the end of each month, with

(i) Elective Stock Credits equal to the number of such Common Shares that could be purchased with the Elective Compensation payable to the Director during such month based upon the Average Price of such Common Shares, and

(ii) the dollar amount of any part of such Elective Compensation that is not convertible into a full Common Share.

(b) The Elective Stock Credits in the Account shall be credited with a dividend equivalent which shall be in an amount determined by multiplying the dividends paid, either in cash or property (other than Common Shares), on a Common Share to a stockholder of record during such quarter, by the number of Elective Stock Credits in the Account at the beginning of such calendar quarter (with appropriate adjustment to reflect any increase or decrease during the calendar quarter in the number of Elective Stock Credits in the Account as a result of the application of Section 7). In the case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Company. If, on the last day of any calendar quarter, the dollar amounts credited to the Director in the Account equal or exceed the closing price of a Common Share on the last trading day of such quarter, such amount shall be treated as if it were an allotment of Elective Stock Credits made on such date and such dollar amount shall be reduced accordingly.

(c) At the end of each calendar quarter, the Elective Stock Credits in the Account at the end of such calendar quarter (including any Elective Stock Credits credited to the Account for such calendar quarter as a result of the conversion of dividend equivalents and the operation of Section 5.2(2)(b) above) shall be converted into actual Common Shares and credited to the Trust. The Elective Stock Credits in the Account shall be converted to Common Shares through transfer to the Trust, or purchase by the Trust, of Common Shares of the Company, which shall be held for the benefit of the Director. Notwithstanding the conversion of Elective Stock Credits as described herein, the Elective Stock Credits shall continue to be tracked in the Director’s Account for purposes of determining the Director’s entitlements hereunder.

5.3. Payment and Distribution.

(a) In the case of Elective Compensation for a calendar quarter that the Director has not elected to defer, the Director shall receive, in cash, the dollar amount of such Elective Compensation for the services provided by the Director to the Company during each month on the last day of such month or as soon thereafter as practicable.

(b) In the case of Elective Compensation that is deferred in the form of cash and/or Common Shares, the distribution of such cash and/or Common Shares relating to such Elective Compensation shall be made in the number of annual installments as the Director shall elect pursuant to Section 6, commencing on the first Tuesday following the end of the calendar quarter in which the Director’s Term ends or as soon thereafter as practicable.

(c) Distribution of Elective Compensation that is deferred in the form of cash in the Account shall be made in cash and distribution of Elective Compensation that is deferred as Common Shares shall be made in Common Shares (except that cash described in Section 5.2(2)(b) that has not been treated as an allotment of Elective Stock Credits shall be distributed in cash). Distribution of Common Shares may be made directly from the Trust. The Director’s Account shall be adjusted to reflect all distributions pursuant to this Section 5.3(c).

6.	Election.

(a) Each Director who was a Director during the prior Plan Year must elect by no later than December 31 of the prior Plan Year (i) whether he or she will defer the Elective Compensation payable in respect of the following Plan Year and, if he or she elects to defer the Elective Compensation, whether the deferral will be in the form of cash or in the form of stock; and (ii) whether he or she will elect to defer receipt of the Mandatory Stock Compensation for the following Plan Year as set forth in Section 4.1(c).

(b) Each Director who becomes a Director during the Plan Year must elect within 30 days after becoming a Director (i) whether he or she will defer the Elective Compensation payable in respect of that Plan Year and, if he or she elects to defer the Elective Compensation, whether the deferral will be in the form of cash or in the form of stock; and (ii) whether he or she will elect to defer receipt of the Mandatory Stock Compensation for that Plan Year as set forth in Section 4.1(c). Any deferral election made by the Director applies only to Elective Compensation earned following the date of such election.

(c) Each Director shall elect, at the time the Director becomes a Director, the number of annual installments following the expiration of the Term in which payments shall be made. That payment installment election shall remain in effect until such time as the Director submits a new payment installment election to the Company prior to the beginning of a Plan Year to be effective with respect to Director Compensation amounts payable in that Plan Year and subsequent Plan Years.

(d) Each election must be made by the Director by filing an election form with the secretary of the Company. If a Director does not file an election form for a Plan Year (or a portion thereof pursuant to Section 6(b)) by the specified date, the Director will be deemed to have elected to receive and defer the Director Compensation in the manner elected by the Director in his or her last valid election, or, if the Director has not made a prior valid election, will be deemed to have elected to have his or her Mandatory Stock Compensation distributed pursuant to Section 4.1(c)(ii) and to have his or her Elective Compensation paid pursuant to Section 5.1(i).

(e) When an election is made for a Plan Year, the Director may not revoke or change that election.

7. Adjustments.  The Board shall make or provide for such adjustments in the numbers of Mandatory Stock Credits, Elective Stock Credits and Common Shares related thereto hereunder, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Directors that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board shall also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 as the Board may determine is appropriate to reflect any transaction or event described in the preceding sentence. Notwithstanding the above, in the event of a Change in Control, there shall be credited to a Director’s Account, in lieu of the Mandatory Stock Credits, Elective Stock Credits or Common Shares of the Company then credited to the Director’s Account, the stock, securities or other consideration given in exchange for a Common Share of the Company upon such Change in Control, multiplied by the number of Mandatory Stock Credits, Elective Stock Credits or Common Shares then credited to the Director’s Account.

8. Distribution and Payment in General.

(a) Death of a Director.  Any cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares, or remaining undistributed installments thereof, which become distributable after the death of a Director, shall be distributed in installments as provided in Sections 6(a) and (b), to such person or persons, or the survivors thereof, including corporations, unincorporated associations or trusts, as the Director may have designated in writing delivered to the Company. A Director may also designate to his or her surviving spouse, if any, the absolute power to appoint by will one or more persons, including such individual’s estate, to receive the payments distributable to such individuals if such individual should die before all distributions have been received. All such designations shall be made in writing delivered to the Company. A Director may, from time to time, revoke or change any such designation by writing delivered to the Company. If there is no unrevoked designation on file with the Company at the time of a Director’s death, or if the person or persons designated therein shall have predeceased the Director or otherwise ceased to exist, such distributions shall be made to the Director’s estate. If the person or persons designated therein shall survive the Director but shall die before receiving all of such distributions, the balance thereof payable to such deceased distributee shall, unless the Director’s designation provides otherwise, be distributed to such deceased distributee’s estate.

(b) Immediate Distribution.  Notwithstanding the foregoing provisions, if, upon the commencement of distributions from a Director’s Account, the value of the Director’s Account is less than $500, the amount of such Director’s Account, at the discretion of the Board, may be immediately paid to the Director (or, if the Director is deceased, to the person or persons designated by the Director to receive the amount of such Director’s Account) in cash or Common Shares (as applicable to the Director’s Account pursuant to the Plan).

(c) Tax Matters.  The Company shall deduct from the amount of any distributions hereunder any taxes required to be withheld by the federal or any state or local government.

9. Assignment, Etc.

(a) Neither the Director nor any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of any cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares or interest or dividend Credits credited to the Director’s Account, nor the right to exercise any of the rights or privileges of a stockholder with respect to any Common Shares credited to the Director’s Account, nor any right to receive any distribution under this Plan, except as and to the extent expressly provided in this Plan.

(b) The Director shall not have the right to assign, pledge or otherwise dispose of (except as provided in Section 8(a) hereof) any cash, Mandatory Stock Credits, Elective Stock Credits or Common

Shares in his or her Account, nor shall the Director’s interest therein be subject to garnishment, attachment, transfer by operation of law, or any legal process.

(c) The Plan shall not be assignable by the Company without the written consent of the Director, except, that if the Company shall merge or consolidate with or into, or transfer substantially all of its assets, including good will, to another corporation or other form of business organization, this Plan shall bind and run to the benefit of the successor of the Company resulting from such merger, consolidation or transfer.

10. Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code. This Plan shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Directors. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

11. Administration.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Nominating and Corporate Governance Committee (or any successor committee to that committee) or any subcommittee thereof.

(b) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Board, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, election, notification, or document relating to the Plan, and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, election, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the certificate of incorporation of the Company, no member of the Board will be liable for any such action or determination made in good faith.

12. Amendment and Termination.  The Board may at any time amend or terminate the Plan to the extent permitted by law. However, no such action may adversely affect a Director’s rights with respect to Director Compensation already earned but not yet paid in cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares without the Director’s written consent.

13. Effective Date.  The effective date of this Plan shall be May 18, 2007; provided that no shares of Common Shares shall be issued hereunder until the Company’s stockholders have approved this Plan by the affirmative vote of a majority of the voting securities represented in person or by proxy at a duly convened meeting of the stockholders of the Company at which a quorum is present.

14. Governing Law.  This Plan and all questions arising in connection therewith shall be governed by the laws of the State of Ohio.

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE
MEANS OF GIVING THEIR VOTING INSTRUCTIONS
Your telephone or Internet vote authorizes the trustee to vote your shares as if you had returned your voting instruction card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 16, 2007.

Visit the Internet voting Web site at http://proxy.georgeson.com and have card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 16, 2007.

Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on May 16, 2007. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark your votes as indicated in this example.
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5.

1.	Election of Directors

	Nominees for a one-year term: Sara Levinson, Joseph Neubauer, Joseph Pichler, Joyce M. Roché, Karl von der Heyden and Craig E. Weatherup.	FOR all nominess listed below	WITHHOLD AUTHORITY to vote for all nominees listed below.	*EXCEPTIONS
		☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)

*Exceptions

2.	To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 2, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve an amendment to Federated’s Certificate of Incorporation to change the corporate name.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve Federated’s 1992 Incentive Bonus Plan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To approve the issuance of common stock under the Director Deferred Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

For purposes of the 2007 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.	☐	If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address box to the right.	☐

Dated:		, 2007

Signature	of Participant

Instructions
1.	Read the enclosed materials carefully.

2.	Unless voting by telephone or Internet, please complete and sign this instruction card, and return it promptly in the enclosed postage paid envelope.

3.	The tabulator is: Georgeson Inc.
Wall Street Station
P.O. Box 1102
New York, NY 10269-0667

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

FEDERATED DEPARTMENT STORES, INC.

To:	J.P. Morgan Chase Bank, as Trustee for the Federated Department Stores, Inc. Profit Sharing 401 (k) Investment Plan.

P R O X Y	I acknowledge receipt of this Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Federated Department Stores, Inc. to be held on May 18, 2007, and the related Proxy Instructions.

As to my proportional interest in any stock of Federated registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Federated.

I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted in accordance with the recommendations of the Board of Directors of Federated as to Items 1, 2, 3, 4 and 5.

If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED. IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE
MEANS OF VOTING PROXIES
Your telephone or Internet vote authorizes the named proxies to vote your shares as if you had returned your proxy card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 17, 2007.

Visit the Internet voting Web site at http://proxy.georgeson.com and have your proxy card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 17, 2007.

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on May 17, 2007. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark your votes as indicated in this example.
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5.

1.	Election of Directors

	Nominees for a one-year term: Sara Levinson, Joseph Neubauer, Joseph Pichler, Joyce M. Roché, Karl von der Heyden and Craig E. Weatherup.	FOR all nominess listed below	WITHHOLD AUTHORITY to vote for all nominees listed below.	*EXCEPTIONS
		☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)

*Exceptions

2.	To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 2, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve an amendment to Federated’s Certificate of Incorporation to change the corporate name.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve Federated’s 1992 Incentive Bonus Plan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To approve the issuance of common stock under the Director Deferred Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

For purposes of the 2007 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.	☐	If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address box to the right.	☐

Unless voting by telephone or Internet, this proxy should be dated, signed by the stockholder as his or her name appears hereon, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Date	2007

Signature of Stockholder

Signature of Stockholder

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

FEDERATED DEPARTMENT STORES, INC.
Proxies Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders on May 18, 2007

P R O X Y
The undersigned holder of shares of Common Stock of Federated hereby appoints Marna C. Whittington and Meyer Feldberg, and each of them, as proxies of the undersigned, with full power of substitution, to act and to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Federated to be held at its corporate offices located at 7 West Seventh Street, Cincinnati, Ohio, 45202 at 11:00 a.m., Eastern Daylight Savings Time, on May 18, 2007, and at any and all postponements and adjournments thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present at such meeting, and particularly with respect to the proposals listed on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES IN RESPECT OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED. IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE
MEANS OF GIVING THEIR VOTING INSTRUCTIONS
Your telephone or Internet vote authorizes the trustee to vote your shares as if you had returned your voting instruction card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 16, 2007.

Visit the Internet voting Web site at http://proxy.georgeson.com and have your voting instruction card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 16, 2007.

Simply mark, sign and date your Proxy card and return it in the postage-paid envelope. Federated must receive your voting instruction card by 5:00 p.m., Eastern Daylight Savings Time, on May 16, 2007. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark your votes as indicated in this example.
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5.

1.	Election of Directors

	Nominees for a one-year term: Sara Levinson, Joseph Neubauer, Joseph Pichler, Joyce M. Roché, Karl von der Heyden and Craig E. Weatherup.	FOR all nominess listed below	WITHHOLD AUTHORITY to vote for all nominees listed below.	*EXCEPTIONS
		☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)

*Exceptions

2.	To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 2, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve an amendment to Federated’s Certificate of Incorporation to change the corporate name.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve Federated’s 1992 Incentive Bonus Plan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To approve the issuance of common stock under the Director Deferred Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

For purposes of the 2007 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.	☐	If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address box to the right.	☐

Dated:		, 2007

Signature	of Participant

Instructions
1.	Read the enclosed materials carefully.

2.	Unless voting by telephone or Internet, please complete and sign this instruction card, and return it promptly in the enclosed postage paid envelope.

3.	The tabulator is: Georgeson Inc.
Wall Street Station
P.O. Box 1102
New York, NY 10269-0667

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

FEDERATED DEPARTMENT STORES, INC.

To:	The Bank of New York, as Trustee for The May Department Stores Company Profit Sharing Plan.

P R O X Y	I acknowledge receipt of this Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Federated Department Stores, Inc. to be held on May 18, 2007, and the related Proxy Instructions.

As to my proportional interest in any stock of Federated registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Federated.

I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted in accordance with the recommendations of the Board of Directors of Federated as to Items 1, 2, 3, 4 and 5.

If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED. IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)